SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 13, 1996

                         AmVestors Financial Corporation
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Kansas
- --------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                   48-1021516
- --------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                                     0-15330
- --------------------------------------------------------------------------------
                            (Commission File Number)

415 Southwest Eighth Avenue, Topeka, Kansas                             66603
- --------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                            (Zip Code)

        Registrant's telephone number, including area code (913) 232-6945

                                   ----------

Item 5. Other Events.

     Attached is additional information regarding AmVestors Financial Corporation, a Kansas corporation (the "Company") and the corporation formerly known as Financial Benefit Group, a Florida corporation ("FBG"), which was recently acquired by the Company and is now a wholly- owned subsidiary of the Company.


Summary Financial Data

     The Company. The following table summarizes certain selected financial data of the Company derived from the historical consolidated financial statements of the Company and related notes thereto. The information in this table does not reflect the effect of the acquisition of FBG, which occurred April 8, 1996.

                                                                                                               Three Months Ended
                                                                                                                     March 31,
                                                                                                             -----------------------
                                                                                                                 1996        1995
                                                                                                             ----------  -----------
                                                                                                               (dollar amounts in
                                                                                                                thousands, except
                                                                                                                 per share data)

Total revenue .............................................................................................  $   49,278  $   40,212
Operating earnings (loss) .................................................................................      11,456       5,430
Net earnings (loss) .......................................................................................       7,421       3,516
Earnings (loss) per share of common stock:
           Primary ........................................................................................        0.71        0.34
           Fully diluted ..................................................................................        0.71        0.34
Dividends .................................................................................................       0.075        --
Total assets ..............................................................................................   2,475,623   2,284,359
Total debt ................................................................................................       7,000        --
Stockholders' equity ......................................................................................     149,282     117,894
Fully diluted book value per share ........................................................................       14.14       11.38

Other balance sheet data (excluding effects of SFAS No. 115)<F1>:
           Total assets ...................................................................................   2,454,953   2,281,489
           Stockholders' Equity ...........................................................................     135,846     115,024
           Fully diluted book value per share .............................................................       12.93       11.12

Other operating data:
           Operating earnings (loss), excluding net investment gains (losses)
             and related amortization of deferred acquisition costs<F2>....................................       6,281       5,444
           Net operating earnings (loss); excluding net investment gains (losses) and
             related amortization of deferred acquisition costs and associated income taxes<F3>............       4,113       3,539
           Net operating earnings (loss), excluding net investment gains (losses) and related amortization of deferred acquisition costs and associated income taxes, per common share<F4>:
                             Primary ......................................................................  $     0.39  $     0.34
                             Fully Diluted ................................................................        0.39        0.34
           Average shares outstanding:
                             Primary ......................................................................      10,427      10,251
                             Fully diluted ................................................................      10,493      10,292
Other data:
           Ratio of earnings to fixed charges<F5> .........................................................        91.6x      258.6x
           Ratio of earnings to fixed charges pro forma<F5><F6>............................................        76.4        --

                                                                                            Years Ended December 31,
                                                                          ----------------------------------------------------------
                                                                              1995       1994        1993        1992        1991
                                                                          ----------  ----------  ----------  ----------  ----------
                                                                             (dollar amounts in thousands, except per share data)


Total revenue ..........................................................  $  166,651  $  149,700  $  162,523  $  175,708  $  173,372
Operating earnings (loss) ..............................................      25,206      19,286      27,749      19,761      10,577
Net earnings (loss) ....................................................      16,599      13,693      17,978      16,818      10,119
Earnings (loss) per share of common stock:
           Primary .....................................................        1.60        1.32        2.59        2.87        1.84
           Fully diluted ...............................................        1.60        1.32        2.46        2.56        1.84
Dividends ..............................................................       0.075        --          --          --          --
Total assets ...........................................................   2,476,204   2,260,021   2,114,696   2,090,136   1,959,071
Total debt .............................................................       7,000        --          --        19,859      28,437
Stockholders' equity ...................................................     174,445     104,196     100,345      49,463      30,936
Fully diluted book value per share .....................................       16.43       10.16        9.70        7.50        5.13

Other balance sheet data (excluding effects of SFAS No. 115)<F1>:
           Total assets ................................................   2,406,402   2,267,834   2,114,696   2,090,136   1,959,071
           Stockholders' Equity ........................................     129,073     112,009     100,345      49,463      30,936
           Fully diluted book value per share ..........................       12.33       10.89        9.61        7.50        5.13

Other operating data:
           Operating earnings (loss), excluding net investment
             gains (losses) and related amortization of deferred
             acquisition costs<F2> .....................................      24,412      18,687      15,491       7,887       2,871
           Net operating earnings (loss); excluding net investment
             gains (losses) and related amortization of deferred
             acquisition costs and associated income taxes<F3> .........      15,910      13,064      10,733       4,012       1,037
           Net operating earnings (loss), excluding net investment
             gains (losses) and related amortization of deferred
             acquisition costs and associated income taxes, per
             common share<F4>:
                             Primary ...................................  $     1.54  $     1.26  $     1.54  $     0.68  $     0.19
                             Fully Diluted .............................        1.53        1.26        1.47        0.61        0.19
           Average shares outstanding:
                             Primary ...................................      10,354      10,341       6,860       5,770       5,508
                             Fully diluted .............................      10,404      10,341       7,315       6,567       5,510
Other data:
           Ratio of earnings to fixed charges<F5> ......................      327.4x        --         27.9x        8.1x        2.5x
           Ratio of earnings to fixed charges pro forma<F5><F6> ........      319.1         --          --          --          --

- ----------

<F1> "Other balance sheet data (excluding effects of SFAS No. 115)" is a non-GAAP measure, used by investment analysts to understand a company's financial position, and is not intended as an alternative to the GAAP measures of assets, liabilities or stockholders' equity.

<F2> Amounts shown reflect operating earnings (earnings before interest expense and taxes) adjusted to exclude net investment gains
     (losses) and accelerated (reduced) amortization of deferred acquisition costs related to such investment gains (losses).
     Amortization of deferred acquisition costs related to net investment gains (losses) excluded were: $2.0 million and $-0-
     million for the three months ended March 31, 1996 and 1995, respectively, and $.2 million, $.2 million, $4.8 million, $8.7 million, and $8.8 million for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively. Such other operating data is a non-GAAP measure, used by investment analysts to understand the nature of a company's recurring results of operations, and is not intended as an alternative to the GAAP measures of operating earnings or net earnings. See "Management's
     Discussion and Analysis of Financial Condition and Results of Operations -- The Company -- Margin Analysis."

<F3> Represents operating earnings after taxes adjusted to exclude net investment gains (losses) and accelerated (reduced)
     amortization of deferred acquisition costs related to such investment gains (losses) and to exclude associated income tax expense. See Note 1 above.

<F4> Related per share amounts are computed by dividing net operating earnings, as defined above, by the sum of weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants.
     See Notes 1 and 2 above.

<F5> For purposes of calculating the ratio of earnings to fixed charges, earnings consist of operating earnings which is before income taxes and fixed charges. Fixed charges consist of interest expense on debt.

<F6> Assumes the replacement of existing debt under the Company's Credit Facility with proceeds of the recent Offering by the
     Company of its 3% Convertible Subordinated Debentures.



Summary Financial Data

     FBG. The following table summarizes certain selected financial data of FBG derived from the historical consolidated financial statements of FBG and related notes thereto.

                                                       Three Months Ended
                                                            March 31,                         Years Ended December 31,
                                                      ---------------------  -------------------------------------------------------
                                                         1996        1995       1995       1994       1993        1992       1991
                                                      ----------  ---------  ---------  ---------  ----------  ---------  ----------
                                                                   (dollar amounts in thousands, except per share data)

Total revenue ......................................  $  11,402   $  13,440  $  54,224  $  51,063  $  79,969   $  81,204  $  73,954
Operating earnings (loss) ..........................       (471)      2,228      7,817      4,657     15,448      14,174      7,051
Net earnings (loss) ................................       (519)      1,284      4,601        726      9,118       9,966      6,129
Earnings (loss) per share of common stock:
           Primary .................................  $   (0.06)  $    0.15  $    0.53  $    0.09  $    1.11   $    1.33  $    0.89
           Fully diluted ...........................      (0.06)       0.15       0.53       0.09       0.51        1.19       0.87
Cash Dividends .....................................       --          --         --         --         --          --         --
Total assets .......................................    711,581     731,453    719,945    730,903    789,569     787,607    769,274
Total debt .........................................     15,500      16,000     15,500     16,000     15,000      15,000      1,627
Stockholders' equity ...............................     36,594      31,207     41,037     27,276     29,476      20,020      9,587
Fully diluted book value per share .................       4.09        3.54       4.56       3.13       3.36        2.43       1.27

Other balance sheet data:
(excluding effects of SFAS No. 115)<F1>:
           Total assets ............................    708,403     731,948    710,517    734,281    789,569     787,607    769,274
           Stockholders' equity ....................     34,592      31,702     35,005     30,654     29,476      20,020      9,587
           Fully diluted book value per share ......       3.88        3.59       3.93       3.48       3.36        2.43       1.27
Other operating data:
           Operating earnings (loss), excluding
             net investment gains (losses) and
             related amortization of deferred
             acquisition costs<F2>..................       (554)      1,982      6,809      3,657     (5,446)      1,073     (3,560)
           Net operating earnings (loss),
             excluding net investment gains
             (losses) and related amortization
             of deferred acquisition costs and
             associated income taxes<F3>............       (349)      1,398      4,985      2,841     (3,554)        792     (3,455)
           Net operating earnings (loss),
             excluding net investment gains
             (losses) and related amortization
             of deferred acquisition costs and
             associated income taxes, per common
             share<F4><F5>
                  Primary ..........................  $   (0.04)  $    0.17  $    0.58  $    0.34  $   (0.43)  $    0.11  $   (0.50)
                  Fully diluted ....................      (0.04)       0.17       0.58       0.34      (0.20)       0.09      (0.49)

Average shares outstanding:
                  Primary ..........................      8,807       8,418      8,622      8,466      8,203       7,492      6,924
                  Fully diluted ....................      8,807       8,418      8,622      8,466     17,983       8,409      7,077

- ----------

<F1> "Other balance sheet data (excluding effects of SFAS No. 115)" is a non-GAAP measure, used by investment analysts to understand a company's financial position, and is not intended as an alternative to the GAAP measures of assets, liabilities or stockholders' equity.

<F2> Amounts shown reflect operating earnings (earnings before interest expense and taxes) adjusted to exclude net investment gains
     (losses) and accelerated amortization of deferred acquisition costs related to such investment gains (losses). Amortization of deferred acquisition costs related to net investment gains (losses) excluded were $.1 million and $.4 million for the three months ended March 31, 1996 and 1995, respectively, and $1.7 million, $1.7 million, $.9 million, $-0- and $-0- for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 respectively. Such other operating data is a non-GAAP measure, used by investment analysts to understand the nature of a company's recurring results of operations, and is not intended as an alternative to the GAAP measures of operating earnings or net earnings. See "Management's Discussion and Analysis of Financial
     Condition and Results of Operations -- FBG -- Margin Analysis."

<F3> Represents operating earnings after taxes adjusted to exclude net investment gains (losses) and accelerated (reduced)
     amortization of deferred acquisition costs related to such investment gains (losses) and to exclude associated income tax expense. See Note 1 above.

<F4> Operating earnings for 1993 include a non-recurring charge ($7.0 million) related to the effect of a reinsurance transaction.
     See Note 4 of Notes to Consolidated Financial Statements.

<F5> Related per share amounts are computed by dividing net operating earnings, as defined above, by the sum of weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants.
     See Notes 1 and 2 above.



Summary Pro Forma Financial Data

     The following table sets forth certain unaudited pro forma operating and balance sheet data of the Company. The unaudited pro forma information gives effect to the acquisition of FBG, using the purchase method of accounting assuming for purposes of the operating data that the acquisition of FBG was consummated on January 1, 1995 and for purposes of the balance sheet data that the acquisition of FBG was consummated on the dates indicated. This data should be read in conjunction with the selected historical data and the pro forma financial data included elsewhere herein and the separate historical consolidated financial statements of the Company and FBG which are included elsewhere herein.

     The pro forma financial data does not purport to represent what the Company's consolidated financial position or results of operations actually would have been had the acquisition of FBG been completed on the dates for which the acquisition of FBG is being given effect, nor is it necessarily indicative of the future financial position or operating results of the Company.

                                                                                                     Three Months      Year Ended
                                                                                                    Ended March 31,   December 31,
                                                                                                    ---------------  ---------------
                                                                                                         (in thousands, except
                                                                                                             per share data)

Pro Forma Operating Data:
           Total revenue .........................................................................  $        61,397  $       238,831
           Operating earnings ....................................................................           13,140           43,922
           Net earnings ..........................................................................            8,111           27,594
           Net earnings per common share - fully diluted .........................................              .60             2.07
           Weighted average common and common equivalent shares outstanding ......................           13,414           13,325
           Ratio of earnings to fixed charges <F1>................................................            20.5x            20.6x
           Ratio of earnings to fixed charges - as adjusted <F2><F3>..............................             17.7             14.8

                                                                                                                     As Adjusted As
                                                                                                         As of        of March 31,
                                                                                                    March 31, 1996      1996 <F3>
                                                                                                    ---------------  ---------------
                                                                                                         (in thousands, except
                                                                                                             per share data)

Pro Forma Balance Sheet Data:
           Total assets ..........................................................................  $     3,201,802  $     3,231,453
           Total debt ............................................................................           35,000           60,000
           Stockholders' equity ..................................................................          186,974          186,747
           Fully diluted book value per share ....................................................            13.87            14.37

- ----------

<F1>  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of operating earnings (which is before taxes and fixed charges). Fixed charges consist of interest expense on debt.

<F2>  Assumes the replacement of $35 million of existing debt under a credit facility with proceeds of the Company's recent Offering of its 3% Convertible Subordinated Debentures.

<F3>  Gives effect to the offering of the Debentures and assumes net Offering proceeds of $61,750,000 and a Conversion Price of
      $17.125.

            SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

     The following table sets forth for the periods and dates indicated, selected historical financial data of the Company and does not reflect the acquisition of FBG which occurred on April 8, 1996. The selected consolidated income statement and balance sheet data for the five years in the period ended December 31, 1995, is derived from the Company's audited consolidated financial statements. The selected consolidated financial data for the three month periods ended March 31, 1996 and 1995 is derived from the unaudited consolidated financial statements of the Company and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial condition and is presented on a basis consistent with historical practice. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period and the audited financial statements. The following should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein and with "Management's Decision and Analysis of Financial Condition and Results of Operations."

                                                       Three Months Ended
                                                            March 31,                     Years Ended December 31,
                                                     ---------------------  --------------------------------------------------------
                                                        1996       1995        1995       1994       1993        1992        1991
                                                     ---------  ----------  ---------  ---------  ----------  ----------  ----------
                                                                   (dollars in thousands, except per share amounts)

Income Statement and Other Data:
Revenue:

   Insurance premiums and policy charges<F1>.......  $   2,457  $   1,904   $   8,500  $   6,331  $   6,594   $   7,545   $  11,798
   Net investment income<F2>.......................     39,169     38,220     156,510    142,009    138,539     141,155     144,940
   Net investment gains (losses) ..................      7,627        (10)        156        803     17,049      20,521      16,477
   Income from disposal of private
     placement securities<F3>......................       --         --          --         --         --         5,821        --
   Other revenue ..................................         25         98       1,485        557        341         666         157
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Total Revenue ..................................     49,278     40,212     166,651    149,700    162,523     175,708     173,372
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
Benefits and expenses:

   Benefits, claims and interest credited
     to policyholders .............................     30,620     29,000     118,886    112,310    113,848     128,049     135,209
   Amortization of deferred policy
     acquisition costs ............................      4,970      2,988      12,365      9,026      9,436      16,409      14,967
   General insurance expenses .....................      1,921      2,215       8,370      7,587      8,830       8,694       9,447
   Premium and other taxes, licenses,
     fees and other expenses ......................        311        579       1,824      1,491      2,660       2,795       3,172
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Total benefits and expenses ....................     37,822     34,782     141,445    130,414    134,774     155,947     162,795
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Operating earnings (loss) ......................     11,456      5,430      25,206     19,286     27,749      19,761      10,577
   Interest expense ...............................        125         21          77       --          994       2,443       4,273
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Earnings (loss) before income tax expense
     (benefit  and extraordinary item .............     11,331      5,409      25,129     19,286     26,755      17,318       6,304
   Income tax expense (benefit) ...................      3,910      1,893       8,530      5,593      8,564         118      (3,815)
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Earnings (loss) before extraordinary
     item .........................................      7,421      3,516      16,599     13,693     18,191      17,200      10,119
   Extraordinary item<F4>..........................       --         --          --         --         (213)       (382)       --
                                                     ---------  ---------   ---------  ---------  ---------   ---------   ---------
   Net earnings (loss) ............................  $   7,421  $   3,516   $  16,599  $  13,693  $  17,978   $  16,818   $  10,119
                                                     =========  =========   =========  =========  =========   =========   =========
                                                     Three Months Ended
                                                          March 31,                     Years Ended December 31,
                                                   ---------------------  --------------------------------------------------------
                                                      1996       1995        1995       1994         1993        1992        1991
                                                   ---------  ----------  ---------   ---------   ----------  ----------  ----------

Benefits and Expenses:

   Earnings (loss) before extraordinary
     item per share of common stock:
      Primary ..................................  $     0.71  $     0.34  $     1.60  $     1.32  $     2.62  $     2.94  $     1.84
      Fully diluted ............................        0.71        0.34        1.60        1.32        2.49        2.62        1.84
   Earnings (loss) per share of common stock:
      Primary ..................................  $     0.71  $     0.34  $     1.60  $     1.32  $     2.59  $     2.87  $     1.84
      Fully diluted ............................        0.71        0.34        1.60        1.32        2.46        2.56        1.84
   Dividends ...................................  $    0.075        --    $    0.075        --          --          --          --
Other operating data:
   Operating earnings (loss); excluding
      net investment gains (losses) and
      related amortization of deferred
      acquistion costs<F5>......................      $6,28l  $    5,444  $   24,412  $   18,687  $   15,491  $    7,887  $    2,871
   Net operating earnings (loss);
     excluding net investment gains
     (losses) and related amortization
     of deferred acquisition costs and
     associated income taxes<F6> ...............       4,113       3,539      15,910      13,064      10,733       4,012       1,037
   Net operating earnings (loss)
     excluding net investment gains
     (losses) and related amortization
     of deferred acquisition costs and
     associated income taxes per
     common share<F7>:
     Primary ...................................  $     0.39  $     0.34  $     1.54  $     1.26  $     1.54  $     0.68  $     0.19
     Fully diluted .............................        0.39        0.34        1.53        1.26        1.47        0.61        0.19
Average shares outstanding:
     Primary ...................................  $   10,427  $   10,251  $   10,354  $   10,341  $    6,860  $    5,770  $    5,508
     Fully diluted .............................      10,493      10,292      10,404      10,341       7,315       6,567       5,510
Balance sheet data (at end of period):
     Total assets<F8>...........................  $2,454,953  $2,284,359  $2,406,402  $2,260,021  $2,114,696  $2,090,136  $1,959,071
     Total debt ................................       7,000        --         7,000        --          --        19,859      28,437
     Stockholders' equity ......................     149,282     117,894     174,445     104,196     100,345      49,463      30,936
     Fully diluted book value
       per share<F10>...........................       14.14       11.38       16.43       10.16        9.70        7.50        5.13
Other balance sheet data
(excluding effects of SFAS No. 115):<F11>
     Total assets ..............................   2,454,953   2,281,489   2,406,402   2,267,834   2,114,696   2,090,136   1,959,071
     Stockholders' equity ......................     135,846     115,024     129,073     112,009     100,345      49,463      30,936
     Fully diluted book value
       per share ...............................       12.93       11.12       12.33       10.89        9.61        7.50        5.13
Statutory Data:<F12>
     Net statutory
       premiums<F12>............................      97,869      72,710     353,877     269,448     219,455     169,235     219,222
     Statutory capital and
       surplus<F13> ............................      97,433      85,845      98,289      87,521      87,146      74,461      68,571
     Total AVR/MSVR<F14>........................      27,216      24,488      26,441      23,633      24,376      17,452      17,507
     Total IMR<F14>.............................      11,247       9,924       6,910      10,595      11,961       6,971        --

- ----------

<F1>  For generally accepted accounting principles ("GAAP") reporting, premiums received from single premium immediate annuities without life contingencies and single premium deferred annuities are not reported as premium revenue. Net statutory premiums as presented for statutory reporting purposes include such premium received.

<F2>  Net investment income is presented net of investment expense.

<F3>  The income from disposal of private placement securities represents the amount received in excess of market value when the securities were sold to an affiliate of the placement agent in that offering. See "Management's Discussion and Analysis of
      Financial Condition and Results of Operations -- The Company -- Results of Operations -- Years Ended December 31, 1995, 1994,
      and 1993" and Note 10 of Notes to Consolidated Financial Statements of the Company.

<F4>  As a result of the restructuring of the Company's bank debt on April 24, 1992, the remainder of the expenses initially incurred and capitalized under the original debt agreements was written off, resulting in an extraordinary loss on early extinguishment of debt in the amount of $.4 million for the year ended December 31, 1992.

<F5>  Amounts shown reflect operating earnings (earnings before interest and taxes) adjusted to exclude net investment gains
      (losses) and accelerated (reduced) amortization of deferred acquisition costs related to such investment gains (losses).
      Amortization of deferred acquisition costs related to net investment gains (losses) excluded were: $2.0 million and $-0-
      million for the three months ended March 31, 1996 and 1995, respectively, and $.2 million, $.2 million, $4.8 million, $8.7 million, and ($8.8) million for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively. Such other operating data is a non-GAAP measure, used by investment analysts to understand the nature of a company's recurring results of operations, and is not intended as an alternative to the GAAP measures of operating earnings or net earnings. See
      "Management's Discussion and Analysis of Financial Condition and Results of Operations -- The Company -- Margin Analysis."

<F6>  Represents operating earnings after taxes adjusted to exclude net investment gains (losses) and accelerated (reduced)
      amortization of deferred acquisition costs related to such investment gains (losses) and to exclude associated income tax expense. See Note 5 above.

<F7>  Related per share amounts are computed by dividing net operating earnings, as defined above, by the sum of weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants. See Notes 5 and 6 above.

<F8>  Effective January 1, 1993, the Company adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of
      Short-Duration and Long-Duration Contracts" and has restated assets to present the effects of reinsurance contracts on a gross basis for all balance sheet data presented above.

<F9>  Effective January 1, 1994, the Company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and
      Equity Securities", the effect of which was an increase in stockholders' equity of $19.6 million. This represented the aggregate excess fair value over cost for securities included in the available-for-sale category, net of associated amortization of deferred policy acquisition costs and deferred income taxes. See Note 1 of Notes to Consolidated Financial
      Statements of the Company.

<F10> Fully diluted book value per share is computed by dividing stockholders' equity, adjusted for the proceeds received from the assumed exercise of dilutive stock options and warrants, by the number of Company shares of Common Stock outstanding at the balance sheet date, adjusted for the number of shares resulting from the assumed conversion of the outstanding convertible
      Preferred Stock and the exercise of dilutive stock options and warrants.

<F11> "Other balance sheet data (excluding effects of SFAS No. 115)" is a non-GAAP measure, used by investment analysts to understand a company's financial position, and is not intended as an alternative to the GAAP measures of assets, liabilities or stockholders' equity.

<F12> Statutory data has been derived from the annual and quarterly statements of American as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

<F13> Statutory capital and surplus does not include AVR/MSVR or IMR. During 1986, 1988, 1989 and 1990, American entered into certain modified coinsurance treaties with ERC, commonly referred to as "surplus relief" or "MODCO" reinsurance, pursuant to which it ceded certain risks related to $407.1 million of annuity business to ERC and received ceded commissions of $28.2 million. These transactions are not reflected in financial statements prepared in accordance with GAAP. American paid ERC annual fees ranging from 3% to 3.5% of the outstanding coding commissions which in 1992 amounted to $.4 million.

<F14> IMR and AVR were required to be included in reports filed on or after December 31, 1992. Prior to that date American was required to post a MSVR. The adoption of the rules replacing MSVR with AVR and IMR had no material adverse effect on American.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF FBG

     The following table sets forth for the periods and dates indicated, selected historical financial data of FBG. The selected consolidated income statement and balance sheet data for the five years in the period ended December 31, 1995, is derived from FBG's audited consolidated financial statements. The selected consolidated financial data for the three month periods ended March 31, 1996, and 1995 is derived from the unaudited consolidated financial statements of FBG and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial condition and is presented on a basis consistent with historical practice and the audited financial statements. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period and the audited financial statements. The following should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- FBG."

                                                       Three Months Ended
                                                            March 31,                     Years Ended December 31,
                                                     ---------------------  --------------------------------------------------------
                                                        1996       1995        1995       1994       1993        1992        1991
                                                     ---------  ----------  ---------  ---------  ----------  ----------  ----------
                                                                   (dollars in thousands, except per share amounts)
Income Statement and Other Data:
Revenue:
      Net investment income<F1>...................  $   9,578   $  10,894  $  43,072  $  43,126   $  53,006   $  61,954   $  57,608
      Realized gains on investments ..............        224         657      2,706      2,668      21,827      13,101      10,611
      Commissions and marketing fees .............        453         579      2,887      1,423       1,062       1,209         876
      Other Income ...............................      1,146       1,310      5,559      3,846       4,074       4,940       4,859
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
      Total Revenue ..............................     11,402      13,440     54,224     51,063      79,969      81,204      73,954
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
Benefits and expenses:
      Increase in future policy benefits .........      6,517       6,868     28,114     28,067      41,468      63,700      51,675
      General and administrative expenses ........      2,560       1,055      4,591      4,117       4,794       2,742       3,699
      Payroll and related expenses ...............        481         746      2,847      2,860       2,447       2,317       2,492
      Amortization of deferred acquisition costs .      2,267       2,492     10,655     11,168      15,550      (2,008)      8,749
      Interest ...................................        353         408      1,533      1,406       1,476         677         736
      Depreciation and amortization ..............         48          51        200        194         262         279         288
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
      Total benefits and expenses ................     12,226      11,620     47,940     47,812      65,997      67,707      67,639
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
      Income (loss) before income tax expense
        and extraordinary charge .................       (824)      1,820      6,284      3,251      13,972      13,497       6,315
      Income tax expense .........................       (305)        536      1,683        725       4,854       3,531         186
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
      Earnings (loss) before extraordinary
        charge ...................................       (519)      1,284      4,601      2,526       9,118       9,966       6,129
      Extraordinary charge on extinguishment of
        debt, net of tax<F2>......................       --          --         --       (1,800)       --          --          --
                                                    ---------   ---------  ---------  ---------   ---------   ---------   ---------
      Net income (loss) ..........................  $    (519)  $   1,284  $   4,601  $     726   $   9,118   $   9,966   $   6,129
                                                    =========   =========  =========  =========   =========   =========   =========
      Earnings (loss) before extraordinary item
        per share of common stock
                Primary ..........................  $   (0.06)  $    0.15  $    0.53  $    0.30   $    1.11   $    1.33   $    0.89
                Fully diluted ....................      (0.06)       0.15       0.53       0.30        0.51        1.19        0.87
      Earnings (loss) per share of common stock
                Primary ..........................      (0.06)       0.15       0.53       0.09        1.11        1.33        0.89
                Fully diluted ....................       0.06        0.15       0.53       0.09        0.51        1.19        0.87
Other operating data:
      Operating earnings (loss) excluding net
        investment gains (losses) and related
        amortization of deferred acquistion
        costs<F3>............ ....................       (554)      1,982      6,809      3,657      (5,446)      1,073      (3,560)
      Net operating earnings (loss) excluding net
        investment gains (losses) and related
        amortization of deferred acquisition costs
        and income taxes<F4>......................  $    (349)  $   1,398  $   4,985  $   2,841   $  (3,554)  $     792   $  (3,455)
      Net operating earnings (loss) excluding net
        investment gains (losses) and related
        amortization of deferred acquisition costs
        and income taxes per common share<F5>:
                Primary ..........................  $   (0.04)  $    0.17  $    0.58  $    0.34   $   (0.43)  $    0.11   $   (0.50)
                Fully diluted ....................      (0.04)       0.17       0.58       0.34       (0.20)       0.09       (0.49)
Balance sheet data (at end of period):
      Total assets<F6>............................    711,581     731,453    719,945    730,903     789,569     787,607     769,274
      Total debt .................................     15,500      16,000     15,500     16,000      15,000      15,000       1,627
      Shareholders' equity .......................     36,594      31,207     41,037     27,276      29,476      20,020       9,587
      Fully diluted book value per share<F7>......       4.09        3.54       4.56       3.13        3.36        2.43        1.27
Other balance sheet data
(excluding effects of SFAS No. 115):<F8>
      Total assets ...............................    708,403     731,948    710,517    734,281     789,569     787,607     769,274
      Shareholders' equity .......................     34,592      31,702     35,005     30,654      29,476      20,020       9,587
      Fully diluted book value per share .........       3.88        3.59       3.93       3.48        3.36        2.43        1.27
Statutory Data:<F9>
      Net statutory premiums .....................     20,480      18,351     62,498     76,533      57,777     110,149     143,412
      Statutory capital and surplus<F10>..........     32,627      30,782     33,476     30,258      31,092      27,282      23,910
      Total AVR/MSVR<F11>.........................      8,955       8,804      8,933      8,728       8,741       8,236       7,609
      Total IMR<F11>..............................      7,746       7,743      7,727      7,861       7,006       3,612           0

- ----------

<F1>  Net investment income is presented net of investment expense.

<F2>  As a result of restructuring FBG's outstanding long term debt on June 27, 1994, a $2.0 million charge was incurred for the early extinguishment of the former obligation. The estimated tax benefit was $200,000 for the year ended December 31, 1994.

<F3>  Amounts shown reflect operating earnings (earnings before interest expense and taxes adjusted to exclude net investment gains
      (losses) and accelerated amortization of deferred acquisition costs related to such investment gains (losses). Amortization of deferred acquisition costs related to net investment gains (losses) excluded were $.1 million and $.4 million for the three months ended March 31, 1996 and 1995, respectively, and $1.7 million, $1.7 million, $.9 million, $-0-, and $-0- for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 respectively. Such other operating data is a non-GAAP measure, used by investment analysts to understand the nature of a company's recurring results of operations, and is not intended as an alternative to the GAAP measures of operating earnings or net earnings. See "Management's Discussion and Analysis of Financial
      Condition and Results of Operations - FBG -- Margin Analysis."

<F4>  Represents operating earnings after taxes adjusted to exclude net investment gains (losses) and accelerated (reduced)
      amortization of deferred acquisition costs related to such investment gains (losses) and to exclude associated income tax expense.

<F5>  Related per share amounts are computed by dividing net operating earnings, as defined above, by the sum of weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants.

<F6>  Effective January 1, 1993, FBG adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of
      Short-Duration and Long-Duration Contracts" and has restated assets to present the effects of reinsurance contracts on a gross basis for all balance sheet data presented above.

<F7>  Fully diluted book value per share is computed by dividing stockholders' equity, adjusted for the proceeds received from the assumed exercise of dilutive stock options and warrants, by the number of FBG shares of Common Stock outstanding at the balance sheet date, adjusted for the number of shares resulting from the assumed exercise of the dilutive stock options and warrants.

<F8>  "Other balance sheet data (excluding effects of SFAS No. 115)" is a non-GAAP measure, used by investment analysts to understand a company's financial operation, and is not intended as an alternative to the GAAP measures of assets, liabilities or stockholders' equity.

<F9>  Statutory data has been derived from the annual and quarterly statements of FBG as filed with insurance regulatory authorizes and prepared in accordance with statutory accounting practices.

<F10> Statutory capital and surplus does not include AVR/MSVR or IMR. During 1991, FBG entered into a modified coinsurance treaty with a reinsurer, commonly referred to as "surplus relief" or "MODCO" reinsurance, pursuant to which it ceded certain risks related to $138.9 million of deferred annuity business to the reinsurer and received ceded commissions of $10.0 million. These transactions are not reflected in statements prepared in accordance with GAAP. FBG paid the reinsurer a risk charge of 3.0% of the outstanding ceded commission, or $300,000, which is included in General and Administrative Expenses under GAAP.

<F11> IMR and AVR are required to be included in reports filed on or after December 31, 1992. Prior to that date FBG was required to post a MSVR. The adoption of the rules replacing MSVR with AVR and IMR had no material adverse effect on FBG.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company

     General

     References to the Company in this section relate to the results of the Company and do not give effect to the acquisition of FBG, which occurred on April 8, 1996. For an analysis of FBG results see "--FBG."

     The Company specializes in the sale of fixed annuity products as a retirement savings vehicle for individuals. During each of the three years ended December 31, 1995, 1994 and 1993, sales of fixed annuities have accounted for at least 96% of the Company's premiums received, while sales of Single Premium Immediate Annuities (SPIAs) and Flexible Premium Universal Life policies (FPULs) have accounted for virtually all remaining premiums received.

     The Company's operating earnings are derived primarily from its investment income, including realized gains (losses), less interest credited to annuity contracts and expenses. Under Generally Accepted Accounting Principles ("GAAP"), premiums received on deferred annuities, SPIAs without life contingencies and FPULs are not recognized as revenue at the time of sale. Similarly, policy acquisition costs (principally commissions) related to such sales are not recognized as expenses but are capitalized as deferred acquisitions costs ("DAC"). As a result of this deferral of costs and the lack of revenue recognition for premiums received, no profit or loss is realized on these contracts at the time of sale. Premiums received on deferred annuities, SPIAs without life contingencies and FPULs are reflected on the Company's balance sheet by an increase in assets equal to the premiums received and by a corresponding increase in future policy liabilities.

     The Company's earnings depend, in significant part, upon the persistency of its annuities. Over the life of the annuity, net investment income, net investment gains (losses) and policy charges are realized as revenue, and DAC is amortized as an expense. The timing of DAC amortization is based on the projected realization of profits including realized gains (losses) for each type of annuity contract and is periodically adjusted for actual experience. If a policy is terminated prior to its expected maturity, any remaining related DAC is expensed in the current period. Most of American's annuity policies in force have surrender charges, which expire over a period of from five to fourteen years, which are designed to discourage and mitigate the effect of premature withdrawals. As a result, the impact on earnings from surrenders will depend upon the extent to which available surrender charges offset the associated amortization of DAC. For the years ended 1995, 1994 and 1993, the Company's weighted average expected surrender levels were 8.9%, 9.0% and 13.0%, compared to the weighted average actual surrender levels of 14.2%, 9.8%, and 14.7% of annuities in force at the beginning of the year. For the first three months of 1996, the Company's weighted average expected surrender level was 12.3%, compared with the actual surrender level of 14.6% for that period. Historically, the negative impact on earnings of any difference between the actual surrender levels and expected surrender levels has been more than offset by the realization of gains on the sale of securities and the change in future expected gross profits as a result of the Company's reduction in credited rates.

     Recent periods of low interest rates have reduced the Company's investment yields. As a result of the lower investment yields, the Company elected to reduce credited interest rates on certain of its annuity products. Certain annuities issued by the Company include a "bailout" feature. This feature generally allows policyowners to withdraw their entire account balance without surrender charge for a period of 45 to 60 days following the initial determination of a renewal credited rate below a predetermined level. If a policyowner elects not to withdraw funds during this period, surrender charges are reinstated. On policies including a "bailout" feature, the Company announces its renewal credited rates on January 14 of each year. In January 1995, the Company did not credit interest rates below the "bailout" rate. In January 1994 and 1993, the Company deemed it advisable, due to the general decline in interest rates and the yield on its investment portfolio, to reduce credited interest rates on certain annuity contracts below the "bailout" level. The aggregate account values of annuity contracts on which the credited rate was reduced below the "bailout" level totalled $109.8 million and $326.2 million during 1994 and 1993, respectively. As a result, $18.3 million, or 17%, and $139.6 million, or 43%, of such policies were surrendered during 1994 and 1993, respectively. The Company was able to offset the negative impact of "bailout" surrenders on its earnings through the realization of gains on the sale of its securities. Excluding surrenders from "bailout" products, American's annuity withdrawal rates were 9% for 1994 and 7% for 1993. As of March 31, 1996, approximately $226.8 million, or 11% of annuity account values contained a "bailout" provision and the current credited rates on these policies are above the "bailout" rate. The "bailout" rate on $224.7 million of this amount is 6% or less. If the Company reduces credited rates below the "bailout" rates on policies containing "bailout" provisions in the future, it intends to pay any resulting surrenders from cash provided by operations and premiums received. In the event such sources are not sufficient to pay surrenders, the Company would have to sell securities at the then current market prices. American expects that withdrawals on its annuity contracts will increase as such contracts approach the end of the surrender charge period. There is no certainty as to the Company's ability to realize investment gains in the future to offset the adverse impact on earnings, should future "bailout" surrenders occur.


     Margin Analysis

     The Company's earnings are primarily derived from the excess of investment income over the amount it pays to its policyholders and the associated amortization of DAC. From time to time and to a lesser extent in recent periods, the Company's earnings have been impacted by realized investment gains and losses and by the associated amortization of DAC. The actual timing and pattern of such amortization is determined by the actual profitability to date (which includes realized investment gains and losses) and the expected future profitability of the Company's annuity contracts. To the extent investment income is accelerated through realization of investment gains, the corresponding amortization of DAC is also accelerated as the stream of profitability on the underlying annuities is effectively accelerated. When investment losses are realized, the reverse is true. The following analysis depicts the components of the Company's margin:

                                                                             Three Months Ended
                                                                                   March 31,          Years Ended December 31,
                                                                            --------------------- ----------------------------------
                                                                                1996      1995       1995       1994       1993
                                                                            ---------- ---------- ---------- ---------- ----------
                                                                                              (dollars in millions)

Average invested assets<F1>...............................................  $  2,078.4 $  1,936.2 $  1,992.7 $  1,862.3 $  1,770.9
                                                                            ========== ========== ========== ========== ==========
Insurance premiums and policy charges ....................................  $      2.5 $      1.9 $      8.5 $      6.3 $      6.6
Net investment income<F2>.................................................        39.2       38.2      156.5      142.0      138.5
Net investment gains (losses), core<F4>...................................         0.4     --           (0.9)    --         --
Policyholder benefits ....................................................       (30.6)     (29.0)    (118.9)    (112.3)    (113.8)
                                                                            ---------- ---------- ---------- ---------- ----------
Gross interest margin ....................................................        11.4       11.1       45.2       36.0       31.3
Associated amortization of DAC ...........................................        (2.9)      (3.0)     (12.1)      (8.8)      (4.7)
                                                                            ---------- ---------- ---------- ---------- ----------
Net interest margin ......................................................         8.5        8.1       33.1       27.2       26.6
                                                                            ---------- ---------- ---------- ---------- ----------
Net investment gains (losses), other .....................................         7.2     --            1.0        0.8       17.0
Associated amortization of DAC ...........................................        (2.0)    --           (0.2)      (0.2)      (4.8)
                                                                            ---------- ---------- ---------- ---------- ----------
Net margin (loss) from investment gains (losses), other ..................         5.2     --            0.8        0.6       12.2
                                                                            ---------- ---------- ---------- ---------- ----------
Total net margin (loss) ..................................................        13.7        8.1       33.9       27.8       38.8
Expenses, net ............................................................        (2.2)      (2.7)      (8.7)      (8.5)     (11.1)
                                                                            ---------- ---------- ---------- ---------- ----------
Operating earnings (loss) ................................................        11.5        5.4       25.2       19.3       27.7
Interest expense .........................................................        (0.1)    --           (0.1)    --           (1.0)
                                                                            ---------- ---------- ---------- ---------- ----------
Earnings before income taxes .............................................        11.3        5.4       25.1       19.3       26.7
Income tax expense (benefit) .............................................         3.9        1.9        8.5        5.6        8.5
                                                                            ---------- ---------- ---------- ---------- ----------
Net earnings (loss) before extraordinary loss ............................         7.4        3.5       16.6       13.7       18.2
Extraordinary loss on early extinguishment of debt .......................      --         --         --         --           (0.2)
                                                                            ---------- ---------- ---------- ---------- ----------
Net earnings .............................................................  $      7.4 $      3.5 $     16.6 $     13.7 $     18.0
                                                                            ========== ========== ========== ========== ==========
Operating earnings (loss) ................................................  $     11.5 $      5.4 $     25.2 $     19.3 $     27.7
Less:Net margin (loss) from investment gains (losses) ....................         5.2     --            0.8        0.6       12.2
                                                                            ---------- ---------- ---------- ---------- ----------
Operating earnings excluding net investment gains
(losses) and associated amortization of DAC<F3> ........................... $      6.3 $      5.4 $     24.4 $     18.7 $     15.5
                                                                            ========== ========== ========== ========== ==========
                                                                         Three Months Ended
                                                                               March 31,               Years Ended December 31,
                                                                        --------------------      ----------------------------------
                                                                          1996         1995         1995         1994         1993
                                                                        -------      -------      -------      -------      --------
                                                                            (annualized)
                                                                                     (percentage of average invested assets)

Average invested assets<F1>........................................     100.00%      100.00%      100.00%      100.00%      100.00%
                                                                        =======      =======      =======      =======      =======
Insurance premiums and policy charges .............................       0.47%        0.39%        0.43%        0.34%        0.37%
Net investment income<F2>..........................................       7.54         7.90         7.85         7.62         7.82
Net investment gains (losses), core<F4> ............................       0.08         --         (0.04)         --           --
Policyholder benefits .............................................      (5.89)       (5.99)       (5.97)       (6.03)       (6.43)
                                                                        ------       ------       ------       ------       ------
Gross interest margin .............................................       2.20         2.30         2.27         1.93         1.76
Associated amortization of DAC ....................................      (0.57)       (0.62)       (0.61)       (0.47)       (0.26)
                                                                        ------       ------       ------       ------       ------
Net interest margin ...............................................       1.63         1.68         1.66         1.46         1.50
                                                                        ------       ------       ------       ------       ------
Net investment gains (losses), other ..............................       1.39         --           0.05         0.04         0.96
Associated amortization of DAC ....................................      (0.39)        --          (0.01)       (0.01)       (0.27)
                                                                        ------       ------       ------       ------       ------
Net margin (loss) from investment gains (losses), other
                                                                          1.00         --           0.04         0.03         0.69
                                                                        ------       ------       ------       ------       ------
Total net margin (loss) ...........................................       2.63         1.68         1.70         1.49         2.19
Expenses, net .....................................................      (0.42)       (0.56)       (0.44)       (0.46)       (0.62)
                                                                        ------       ------       ------       ------       ------
Operating earnings (loss) .........................................       2.20         1.12         1.26         1.03         1.57
Interest expense ..................................................      (0.02)        --           --           --          (0.06)
                                                                        ------       ------       ------       ------       ------
Earnings before income taxes ......................................       2.18         1.12         1.26         1.03         1.51
Income tax expense (benefit) ......................................       0.75         0.39         0.43         0.30         0.48
                                                                        ------       ------       ------       ------       ------
Net earnings (loss) before extraordinary loss .....................       1.42         0.73         0.83         0.73         1.03
Extraordinary loss on early extinguishment of debt ................        --           --           --           --          (0.01)
                                                                        ------       ------       ------       ------       ------
Net earnings ......................................................       1.42%        0.73%        0.83%        0.73%        1.02%
                                                                        ======       ======       ======       ======       ======
Operating earnings (loss) .........................................       2.20%        1.12%        1.26%        1.03%        1.57%
Less: Net margin (loss) from investment gains (losses).............       1.00         --           0.04         0.03         0.69
                                                                        ------       ------       ------       ------       ------
Operating earnings excluding net investment gains
  (losses) and associated amortization of DAC<F3>..................       1.20%        1.12%        1.22%        1.00%        0.88%
                                                                        ======       ======       ======       ======       ======
- ----------

<F1>  Average of cash, invested assets (before SFAS No. 115 adjustment) and net amounts due to or from brokers on unsettled security trades at the beginning and end of period.

<F2>  Net investment income is presented net of investment expense.

<F3>  The Company believes that disclosure of operating earnings excluding net investment gains (losses) and related amortization of deferred acquisition costs provides a supplemental measure, which may be useful to investors, of the Company's earnings from its operations separated from the impact of net investment gains (losses) whose timing may be influenced by investment and other considerations unrelated to operations.

<F4>  Represents the net of all trading gains (losses) and gains (losses) on securities upon which the expected returns are dependent upon the performance of the underlying equity.

      May not add due to rounding.



     Results of Operations

       Three Months Ended March 31, 1996, and 1995.

     Insurance premiums and policy charges increased $.6 million or 32%, to $2.5 million in 1996 from $1.9 million in 1995, due to a $.4 million increase in surrender charges received as a result of increased surrenders of annuity policies and a $.2 million increase in SPIA sales. The increased surrender activity realized in 1996 and 1995 reflects both the increased number of policies no longer covered by a surrender charge and the returns available on alternative investments as annuity rates have declined.

     Net investment income increased $1.0 million, or 3%, to $39.2 million in 1996 from $38.2 million in 1995. This increase reflects an increase in average invested assets from $1.9 billion in 1995 to $2.1 billion in 1996, offset in part by a decrease in the average yield on investment assets from 7.9% for the three months ended March 31, 1995, to 7.5% for the same period in 1996.

     Net investment gains were $7.6 million in 1996, compared with a loss of approximately $10,000 in 1995. Gains and losses may be realized upon securities which are disposed of for various reasons. The gains realized during both 1995 and 1996 are the result of general portfolio management. Unrealized gains (losses) in the Company's bond portfolio were $28.1 million and $96.8 million as of March 31, 1996 and December 31, 1995, respectively.

     Benefits, claims and interest credited to policyholders increased to $1.6 million, or 6% to $30.6 million in 1996 from $29.0 million in 1995. This increase resulted primarily from an increase in annuity liabilities to $2.1 billion on March 31, 1996, from $2.0 billion on March 31, 1995. The interest rate credited on the Company's annuity liabilities was 5.9% on March 31, 1996 and 1995.

     Amortization of deferred policy acquisition costs increased $2.0 million, or 67%, to $5.0 million in 1996 from $3.0 million in 1995. Amortization of DAC associated with gross interest margin decreased $.1 million to $2.9 millon in 1996 from $3.0 million in 1995. Amortization of DAC associated with investment gains increased to $2.0 million on $7.6 million of gains in 1996 from a benefit of approximately $3,700 on losses of approximately $10,000. Acquisition costs incurred in 1996 and deferred into future policy periods were $9.1 million, compared with $7.4 million in 1995.

     Income tax expense increased $2.0 million to $3.9 million in 1996 from $1.9 million in 1995. Taxes were provided at an effective rate of 35% on both 1996 and 1995 income.


       Years Ended December 31, 1995, 1994 and 1993.

     Insurance premiums and policy charges increased $2.2 million or 35%, to $8.5 million in 1995 from $6.3 million in 1994, due to an increase in surrender charges assessed on the surrender of annuity policies. This follows a decrease of $.3 million or 5%, to $6.3 million in 1994 from $6.6 million in 1993. This decrease reflects a $.5 million decrease in SPIA sales which was partially offset by a $.3 million increase in surrender charges assessed on the surrender of annuity policies. Surrender benefits increased $113.4 million to $307.4 million in 1995 from $194.0 million in 1994. The 1994 amount of $194.0 million represents a decrease of $76.8 million from $270.8 million in 1993. The increase in surrenders realized in 1995 reflects both the increased number of policies no longer covered by a surrender charge and the returns available on alternative investments as annuity rates decline. The decrease realized in 1994 reflects the reduction in surrenders from "bailout" products to $18.3 million in 1994 from $139.6 million in 1993.

     Net investment income increased $14.5 million, or 10%, to $156.5 million from $142.0 million in 1994. This increase resulted from both an increase in average invested assets from $1.9 billion in 1994 to $2.0 billion in 1995 and an increase in the average yield on invested assets from 7.6% in 1994 to 7.9% in 1995. Net investment income increased $3.5 million, or 3%, to $142.0 million in 1994 from $138.5 million in 1993. This increase resulted from an increase in average invested assets from $1.8 billion in 1993 to $1.9 billion in 1994, offset in part by a reduction in the average yield on invested assets from 7.8% in 1993 to 7.6% in 1994. The 1994 yield was impacted by losses generated by an investment in investment partnerships. These partnerships form a fund of funds totalling $23.1 million on December 31, 1995, which is structured in an attempt to consistently provide returns in excess of the Standard & Poor's ("S&P") 500 over time without regard to the general direction of financial markets. This fund generated income of $3.6 million in 1995 compared with a loss of $1.9 million in 1994 and income of $1.2 million in 1993.

     Net trading losses of $.9 million in 1995 primarily result from a program designed to create capital losses for tax purposes which can be carried back against capital gains realized in 1992. To accomplish this, the Company utilized a preferred stock dividend roll program, buying the stock at prices which included the dividend, collecting the dividend and then selling the stock at prices excluding the dividend. The net effect of this program was to generate dividend income of $1.0 million, included in net investment income, and capital losses of $1.0 million. The Company had no trading activity in either 1994 or 1993.

     Net investment gains increased $.2 million, or 25%, to $1.0 million in 1995 from $.8 million in 1994. This follows a decrease of $16.2 million, or 95%, to $.8 million in 1994 from $17.0 million in 1993. The 1995 gain reflects the release of the allowance for credit losses that was first established in 1989. The release of this reserve increased 1995 investment gains by $2.2 million. Gains and losses may be realized upon securities which are disposed of for various reasons. The gains realized in 1994 are the result of general portfolio management while those taken in 1993 were to reduce the effects of the statutory losses resulting from surrenders following the reduction of interest crediting rates on certain annuity policies below the "bailout" rate. The decision to realize gains or losses lies to a great degree in management's discretion. Unrealized gains (losses) in the Company's bond portfolio were $96.8 million, ($105.6) million and $81.4 million as of December 31, 1995, 1994 and 1993 respectively.

     Other revenue increased $.9 million, or 150%, to $1.5 million in 1995 from $.6 million in 1994. This increase resulted from a gain of $.7 million recognized on the sale of Omni-Tech Medical Inc., and a $.3 million increase in Omni-Tech sales. Other revenue increased $.3 million to $.6 million in 1994 from $.3 million in 1993. This increase is due to an increase in Omni-Tech sales.

     Benefits, claims and interest credited to policyholders increased $6.6 million, or 6%, to $118.9 million in 1995 from $112.3 million in 1994. This increase results primarily from an increase in the average interest rate credited on the Company's annuity liabilities, from 5.9% as of December 31, 1994 to 6.0% as of December 31, 1995, along with an increase in annuity liabilities to $2.1 billion on December 31, 1995 from $2.0 billion on December 31, 1994. In 1994, this expense decreased $1.5 million, to $112.3 million from $113.8 million in 1993. This decrease resulted primarily from a reduction in the average interest rate credited on annuity liabilities, from 6.2% as of December 31, 1993 to 5.9% as of December 31, 1994. This decrease was partially offset by an increase in annuity liabilities to $2.0 billion on December 31, 1994 from $1.8 billion on December 31, 1993.

     Amortization of DAC increased $3.4 million, or 38%, to $12.4 million in 1995 from $9.0 million in 1994. Amortization of DAC associated with gross interest margin increased $3.3 million to $12.1 million in 1995 from $8.8 million in 1994. Amortization of DAC associated with investment gains was unchanged at an expense of $.2 million on gains of $1.0 million in 1995 and an expense of $.2 million on gains of $.8 million in 1994. The increase in 1995 amortization associated with gross interest margin reflects the increased surrenders realized during 1995. Amortization of DAC decreased $.4 million, to $9.0 million in 1994 from $9.4 million in 1993. Amortization of DAC associated with gross interest margins increased $4.1 million, to $8.8 million in 1994, from $4.7 million in 1993. Amortization of DAC associated with investment gains decreased $4.6 million, to $.2 million in 1994, from $4.8 million in 1993. The 1993 amortization amounts reflect the lowering of interest crediting rates and the resulting increase in the estimates of future expected gross profits and the realization of $17.0 million of investment gains. Acquisition costs incurred in 1995 and deferred into future policy periods were $34.8 million, compared with $25.8 million in 1994 and $18.2 million in 1993.

     General insurance expenses increased $.8 million, or 11%, to $8.4 million in 1995 from $7.6 million in 1994. Management believes this increase can be attributed to increases in business activity and assets under management. This follows a decrease of $1.2 million to $7.6 million in 1994 from $8.8 million in 1993. This decrease is primarily attributable to the deferral of additional expenses related to the acquisition of annuity contracts in 1994.

     Premium and other taxes, licenses and fees increased $.3 million, or 23%, to $1.6 million in 1995 from $1.3 million in 1994 following a decrease of $1.1 million in 1994 from $2.4 million in 1993. The above amounts include charges of approximately $1.0 million, $.5 million and $1.6 million for the years 1995, 1994 and 1993, respectively, for nonrecoverable guaranty fund assessments resulting from the significant number of insolvencies that have occurred in recent years.

     Interest expense increased $.1 million in 1995 as a result of $7.0 million of borrowing under the Company's Credit Facility. The proceeds of this borrowing were contributed to the surplus of American. Interest expense decreased $1.0 million in 1994 following the repayment of all debt in November, 1993, with proceeds from the Company's 1993 common stock offering.

           Income tax expense increased $2.9 million to $8.5 million in 1995 from $5.6 million in 1994. This follows a $3.0 million decrease in 1994 from $8.6 million in 1993. Taxes were provided at an effective rate of 34%, 29% and 32% in 1995, 1994 and 1993, respectively.


       Liquidity and Capital Resources

     The Company is an insurance holding company whose principal assets are the common stock of American and FBL. As a holding company, the Company relies on funds received from American and FBL to meet its cash requirements at the holding company level. The Company's primary cash requirements are to pay operating expenses. See "-- FBG" for a discussion of FBL's liquidity and capital resources.

     The Company receives funds from American in the form of commissions paid to American Sales, investment fees paid to AVIG, rent, administrative, printing and data processing charges and dividends. The insurance laws of Kansas generally limit the ability of American to pay cash dividends in excess of certain amounts without prior regulatory approval and also require that certain agreements relating to the payment of fees and charges to the Company by American be approved by the Kansas Insurance Commissioner.

     The liquidity requirements of American are met by premiums received from annuity sales, net investment income received, and proceeds from investments upon maturity, sale or redemption as well as the proceeds of investments. The primary uses of funds by American are the payment of surrenders, policy benefits, operating expenses and commissions, as well as the purchase of assets for investment.

     American must maintain capital and surplus levels, determined on the statutory accounting basis, in order to conduct business in the jurisdictions in which it is licensed. American is required under Florida statutes to maintain capital and surplus of at least 4.0% of policyowner liabilities exclusive of the Asset Valuation Reserve ("AVR") and Interest Maintenance Reserve ("IMR"). At March 31, 1996, American's capital and surplus/liabilities ratio was 4.8%.

     For purposes of the Company's consolidated statements of cash flows, financing activities include premiums received from sales of SPDAs, surrenders and death benefits paid, and surrender and policy charges collected on these contracts. The net cash provided by (used in) these particular financing activities for the three months ended March 31, 1996, and 1995, was $5.2 million and $(19.2) million, respectively.

     The increase in net cash provided by annuity contracts without life contingencies in the first three months of 1996 resulted primarily from a $21.3 million increase in premiums received from $75.8 million to $97.1 million and a $2.7 million decrease in surrender and death benefits paid from $96.5 million to $93.8 million.

     Net cash provided by the Company's operating activities was $38.7 million and $40.1 million in 1996 and 1995, respectively.

     American can generate cash through the sale of securities from its available-for-sale and trading portfolios. As of March 31, 1996, these portfolios had a carrying value of $2.1 billion. As of March 31, 1996, 8.4% of these securities were invested in below investment grade securities compared with 7.9% as of December 31, 1995. As of March 31, 1996, American owned securities with an original cost of $7.5 million which were determined to have other than a temporary decline in value. Accordingly, writedowns were taken which resulted in no value being carried in the Company's financial statements.

     Cash provided by financing and operating activities and by the sale and maturity of portfolio investments is used primarily to purchase portfolio investments and for the payment of acquisition costs (commissions and expenses associated with the sale and issue of policies). To meet its anticipated liquidity requirements, the Company purchases investments taking into account the anticipated future cash flow requirements of its underlying liabilities. In addition, the Company invests a portion of its assets in short-term investments and maturities of less than one year (2% and 1% as of March 31, 1996, and December 31, 1995, respectively). The weighted average duration of the Company's investment portfolio was 4.5 years as of March 31, 1996.

     The Company continually assesses its capital requirements in light of business developments and various capital and surplus adequacy ratios which affect insurance companies. During the past five years, the Company has met its capital needs and those of American through several different sources including bank borrowing and the sale of both preferred and common stock. On December 31, 1991, the Company issued 172,000 shares of its $2.00 Series B Convertible Preferred Stock with a total stated value of $4.3 million. The Preferred Stock was convertible at $7.50 per share into 573,332 shares of the Company's Common Stock. On December 30, 1992, the Company issued and sold 235,294 shares of Common Stock at $10.625 per share to the Company's Leveraged Employee Stock Ownership Plan ("LESOP"). This purchase was financed with the proceeds of a $2.5 million loan from American. For additional information regarding the LESOP, see
Note 6 of Notes to Consolidated Financial Statements. In 1993, the Company raised $29.4 million through the sale of 3,451,668 shares of Common Stock. On December 31, 1994, the Company entered into a credit agreement with The First National Bank of Chicago and Boatmen's First National Bank of Kansas City, as lenders. Under the terms of this agreement, the lenders have committed to lend up to $15 million in the form of a 5-year reducing credit facility, of which $7 million has been borrowed at December 31, 1995. For additional information regarding this credit agreement, see Note 5 of Notes to Consolidated Financial Statements.

     Dividends by American to the Company are limited by laws applicable to insurance companies. Under Kansas law, American may pay a dividend from its surplus profits, without prior consent of the Kansas Commissioner of Insurance, if the dividend does not exceed the greater of 10% of statutory capital and surplus at the end of the preceding year or all of the statutory net gain from operations of the preceding year.

     Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted the various state guaranty associations to begin assessing life insurance companies for the resulting losses. For further information regarding the effects of guaranty fund assessments, see Note 11 of Notes to Consolidated Financial Statements.

     Reinsurance. The Company had amounts receivable under reinsurance agreements of $144.2 million and $146.6 million as of March 31, 1996, and December 31, 1995, respectively. Of the amounts, $142.5 million and $145.0 million, respectively, were associated with a single insurer, Employers Reinsurance Corporation ("ERC"). In 1989, the Company entered into a coinsurance agreement which ceded 90% of the risk on the Company's block of Single Premium Whole Life ("SPWL") policies written prior to 1989 to ERC. The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. Under the terms of the contract, the Company continues to administer the policies and is reimbursed for all payments made under the terms of those policies. The Company also received a fee from the reinsurer for administering such policies. Cash settlements under the contract are made with ERC on a monthly basis. If ERC were to become insolvent, American would remain responsible for the payment of all policy liabilities.

     In addition, the Company is a party to two assumption reinsurance agreements with other reinsurers.

     Effect of Inflation and Changes in Interest Rates. The Company does not believe that inflation has had a material effect on its consolidated results of operations during the past three years. The Company seeks to manage its investment portfolio, in part, to reduce its exposure to interest rate fluctuations. In general, the market value of the Company's fixed income securities increases or decreases directly with interest rate changes. For example, if interest rates decline (as was the case in 1995), the Company's fixed income investments generally will increase in market value, while net investment income will decrease. Conversely, if interest rates rise (as was the case in 1996), fixed income investments generally will decrease in market value, while net investment income will increase.

     In a rising interest rate environment (such as that experienced in 1994), the Company's average cost of funds would increase over time as it prices its new and renewing annuities to maintain a generally competitive market rate. During such a rise in interest rates, new funds would be invested in bonds with higher yields than the liabilities assumed. In a declining interest rate environment, the Company's cost of funds would decrease over time, reflecting lower interest crediting rates on its fixed annuities.

     In addition to the increase in the Company's average cost of funds caused by a rising interest rate environment, surrenders of annuities that are no longer protected by surrender charges increase. While the Company experienced a decrease in total surrenders during 1994, the decrease was primarily due to the large number of bailout surrenders in 1993. Throughout 1994, the Company saw an increase in surrenders of policies which no longer were covered by surrender charges. Management believes that increased surrenders experienced in 1994 were due to the increasing interest rates through 1994. This surrender trend continued throughout 1995 and into 1996. Management believes that surrenders are lower during periods of declining interest rates.


FBG

     General

     FBG specialized (and FBL continues to specialize) in the sale of deferred annuity products as a retirement savings vehicle for individuals. During each of the three years ended December 31, 1995, 1994 and 1993, sales of deferred annuities have accounted for at least 93% of FBL's premiums received, while sales of SPIAs have accounted for the remainder. FBL also markets and sells deferred annuities for unaffiliated insurers and is paid marketing fees and commissions for such sales and services.

     FBG's operating earnings have been derived primarily from its investment results, including realized gains (losses), less interest credited to annuity contracts and expenses. Under GAAP, premiums received are not recognized as revenue at the time of sale. Similarly, policy acquisition costs (principally commissions) related to such sales are not recognized as expenses but are capitalized as DAC. As a result of this deferral of costs and the absence of revenue recognition for premiums received, no profit or loss is realized on these contracts at the time of sale. Premiums received are reflected on FBG's balance sheet by an increase in assets equal to the premiums received and by a corresponding increase in future policy liabilities.

     FBG's earnings have depended, in large part, upon the persistency of its annuities. Over the life of the annuity, net investment income and net investment gains are realized as revenue, and DAC is amortized as an expense. The timing of DAC amortization is based on the projected realization of profits including realized gains (losses) for each type of annuity contract and is periodically adjusted for actual experience. If a policy is terminated prior to its expected maturity, any remaining related DAC is expended in the current period. Most of FBL's annuity policies in force have surrender charges which are designed to discourage and mitigate the effects of premature withdrawals. As a result, the impact on earnings from surrenders will depend upon the extent to which available surrender charges offset the associated amortization of DAC. Historically, the negative impact on earnings of any difference between the actual surrender levels and expected surrenders levels has been offset by the realization of gains on the sale of securities and the change in future expected gross profits as a result of FBL's reduction in credited rates.

     Recent periods of low interest rates reduced FBG's investment yields. As a result of the lower investment yields, FBL elected to reduce credited interest rates on certain of its annuity products. Certain annuities issues by FBL include a "bailout" feature. This feature generally allows policyowners to withdraw their account balance without surrender charge for a period of 30 days following the initial determination of a renewal crediting rate below a predetermined level. If a policyowner elects not to withdraw funds during this period, surrender charges are reinstated. The aggregate account values of annuity contracts on which the crediting rate was reduced below the "bailout" level totalled $14.6 million, $182.5 million, and $74.7 million during 1995, 1994 and 1993 respectively. As a result, $5.3 million, or 36%, $73.1 million, or 40%, and $25.3 million, or 34% of such policies were surrendered during 1995, 1994 and 1993, respectively.

     FBG was able to offset the negative impact of "bailout" on its earnings through the realization of gains on the sale of its securities. Excluding surrenders from "bailout" products, FBL's annuity withdrawal rates were 16.7% for 1995, 11.6% for 1994, and 9.6% for 1993, which management believes is consistent with industry experience for comparable product durations. Annuity account values that contained a "bailout provision" were $45.6 million or 8.9%, $66.4 million or 12.8%, and $250 million or 44.6% as of December 31, 1995, 1994, and 1993, respectively. The current weighted average credited rates on the remaining policies with "bailout" provisions is 4.5% or less. FBL is now less disposed to reduce credited interest rates below current "bailout" rate levels because the current earnings rate on its investment portfolios is 7.5% and the reinvestment rate is approximately 6.75%. Furthermore, FBL no longer markets products with "bailout" interest rates, hence it has been a matter of diminishing concern. If FBL reduces credited rates below the "bailout" rates on policies containing "bailout" provisions in the future, it intends to pay any resulting surrenders from cash provided by operations and premiums received. In the event such sources are not sufficient to pay surrenders, FBL would have to sell securities at the then current market prices. FBL expects the withdrawals on its annuity contracts will increase as such contracts approach maturity because as the surrender charges "wear off," the policies become more susceptible to disintermediation. FBL may not be able to realize investment gains in the future to offset the adverse impact on earnings, should future "bailout" surrenders occur.

     Margin Analysis.

     FBG's earnings are primarily derived from the excess of investment income over the amount it pays to its policy holders and the associated amortization of DAC. From time to time and to a lesser extent in recent periods, FBG's earnings have been impacted by realized investment gains and losses and by the associated amortization of DAC. The actual timing pattern of such amortization is determined by the actual profitability to date (which includes realized investment gains and losses) and the expected future profitability on a particular annuity contract. To the extent investment income is accelerated through realization of investment gains, the corresponding amortization of DAC is also accelerated as the stream of profitability on the underlying annuities is effectively accelerated. When investment losses are realized, the reverse is true. The following analysis depicts the components of FBG's margin:

                                                                             Three Months Ended
                                                                                 March 31,             Years Ended December 31,
                                                                           --------------------   ---------------------------------
                                                                             1996        1995       1995        1994        1993
                                                                           ---------   --------   --------    --------    ---------
                                                                                             (dollars in millions)

Average invested assets<F1>..............................................  $  531.5    $  529.8   $  530.0    $  546.7    $  625.3
                                                                           ========    ========   ========    ========    ========
Net investment income<F2>................................................  $    9.6    $   10.9   $   43.0    $   43.1    $   53.0
Policyholder benefits ...................................................       6.5         6.9       28.1        28.1        41.5
                                                                           --------    --------   --------    --------    --------
Gross interest margin ...................................................       3.1         4.0       14.9        15.0        11.5
Associated amortization of DAC ..........................................       2.1         2.1        9.0         9.5        14.7
                                                                           --------    --------   --------    --------    --------
Net interest margin .....................................................       1.0         1.9        5.9         5.5        (3.2)
                                                                           --------    --------   --------    --------    --------
Net investment gains ....................................................       0.2         0.7        2.7         2.7        21.9
Associated amortization of DAC ..........................................       0.1         0.4        1.7         1.7         0.9
                                                                           --------    --------   --------    --------    --------
Net margin from investment gains ........................................       0.1         0.3        1.0         1.0        21.0
                                                                           --------    --------   --------    --------    --------
Total net margin ........................................................       1.1         2.2        6.9         6.5        17.8
Expenses, net ...........................................................       1.5      --           (0.9)        1.9         2.3
                                                                           --------    --------   --------    --------    --------
Operating earnings (loss) ...............................................      (0.4)        2.2        7.8         4.6        15.5
Interest expense ........................................................       0.4         0.4        1.5         1.4         1.5
                                                                           --------    --------   --------    --------    --------
Earnings before income taxes ............................................      (0.8)        1.8        6.3         3.2        14.0
Income tax expense (benefit) ............................................      (0.3)        0.5        1.7         0.7         4.9
                                                                           --------    --------   --------    --------    --------
Earnings (loss) before extraordinary loss ...............................      (0.5)        1.3        4.6         2.5         9.1
Extraordinary loss on early extinguishment of debt ......................    --          --         --             1.8      --
                                                                           --------    --------   --------    --------    --------
Net earnings ............................................................  $   (0.5)   $    1.3   $    4.6    $    0.7    $    9.1
                                                                           ========    ========   ========    ========    ========
Operating earnings (loss) ...............................................  $   (0.4)   $    2.2   $    7.8    $    4.6    $   15.5
Less:Net margin from investment gains ...................................       0.1         0.3        1.0         1.0        21.0
                                                                           --------    --------   --------    --------    --------
Operating earnings excluding net investment
  gains (losses) and associated amortization of DAC<F3>..................  $   (0.5)   $    1.9   $    6.8    $    3.6    $   (5.5)
                                                                           ========    ========   ========    ========    ========
                                                                               Three Months Ended
                                                                                    March 31,            Years Ended December 31,
                                                                              -------------------    ------------------------------
                                                                                1996        1995       1995        1994       1993
                                                                              -------     -------    -------     -------    -------
                                                                                  (annualized)
                                                                                     (percentage of average invested assets)

Average invested assets<F1>...............................................    100.00%     100.00%    100.00%     100.00%    100.00%
                                                                              ======      ======     ======      ======     ======
Net investment income<F2>.................................................      7.22        8.22       8.11        7.88       8.48
Policyholder benefits ....................................................      4.89        5.21       5.30        5.14       6.64
                                                                              ------      ------     ------      ------     ------
Gross interest margin ....................................................      2.33        3.02       2.81        2.74       1.84
Associated amortization of DAC ...........................................      1.58        1.59       1.70        1.74       2.35
                                                                              ------      ------     ------      ------     ------
Net interest margin ......................................................      0.75        1.43       1.11        1.01      (0.51)
                                                                              ------      ------     ------      ------     ------
Net investment gains (losses) ............................................      0.15        0.53       0.51        0.49       3.50
Associated amortization of DAC ...........................................      0.08        0.30       0.32        0.31       0.14
                                                                              ------      ------     ------      ------     ------
Net margin (loss) from investment gains (losses) .........................      0.07        0.23       0.19        0.18       3.36
                                                                              ------      ------     ------      ------     ------
Total net margin (loss) ..................................................      0.83        1.66       1.30        1.19       2.85
Expenses, net ............................................................      1.13         --       (0.17)       0.35       0.37
                                                                              ------      ------     ------      ------     ------
Operating earnings (loss) ................................................     (0.30)       1.66       1.47        0.84       2.48
Interest expense .........................................................      0.30        0.30       0.28        0.26       0.24
                                                                              ------      ------     ------      ------     ------
Earnings before income taxes and extraordinary item ......................     (0.60)       1.36       1.19        0.59       2.24
Income tax expense (benefit) .............................................     (0.23)       0.38       0.32        0.13       0.78
                                                                              ------      ------     ------      ------     ------
Earnings (loss) before extraordinary loss ................................     (0.37)       0.98       0.87        0.46       1.46
Extraordinary loss on early extinguishment of debt .......................       --          --         --         0.33        --
                                                                              ------      ------     ------      ------     ------
Net earnings (loss) ......................................................     (0.37)       0.98       0.87        0.13       1.46
                                                                              ======      ======     ======      ======     ======
Operating earnings (loss) ................................................     (0.30)       1.66       1.47        0.84       2.48
Less: Net margin (loss) from investment gains (losses)....................      0.07        0.23       0.19        0.18       3.36
                                                                              ------      ------     ------      ------     ------
Operating earnings excluding net investment gains
(losses) and associated amortization of DAC<F3>...........................     (0.37)%      1.43%      1.28%       0.66%     (0.88)%
                                                                              ======      ======     ======      ======     ======
- ----------

<F1>  Average of cash and invested assets (before SFAS No. 115 adjustment) at the beginning and end of period.

<F2>  Net investment income is presented net of investment expense.

<F3>  The Company believes that disclosure of operating earnings excluding net investment gains (losses) and related amortization of deferred acquisition costs provides a supplemental measure, which may be useful to investors, of the Company's earnings from its operations separated from the impact of net investment gains (losses) whose timing may be influenced by investment and other considerations unrelated to operations.

      May not add due to rounding.



     Results of Operations

       Three Months Ended March 31, 1996 and 1995.

     After tax earnings from operations before realized gains on investments and interest decreased to a loss of $.3 million for the quarter ended March 31, 1996 from $1.4 million for the quarter ended March 31, 1995. The decrease was attributed to certain non-recurring professional fees related to the merger with a subsidiary of the Company. Also, the investment portfolio of FBL, FBG's wholly-owned subsidiary, yielded less in investment income due to restructuring to shorten maturities in addition to adjustments to reflect changes in expected maturities on mortgage-backed securities following changes in market interest rates.

     Net income, including capital gains and interest expense, decreased to a loss of $.5 million for the quarter ended March 31, 1996 from earnings of $1.3 million for the quarter ended March 31, 1995. The decrease is attributed to the aforesaid non-recurring professional fees and changes to the investment portfolio of FBL.

     Investment income, aggregated for the available-for-sale and the held-to-maturity portfolios, decreased to $9.6 million for the quarter ended March 31, 1996 from $10.9 million for the quarter ended March 31, 1995. The decrease was attributed to restructuring the investment portfolio of FBL to achieve shorter overall maturities in addition to an adjustment to the expected maturities of its mortgage-backed portfolio resulting from changes in market interest rates. Investment income as a percentage of invested assets decreased to 7.5% for the three months ended March 31, 1996 from 8.5% for the three months ended March 31, 1995.

     Realized gains on investments decreased to $.2 million for the quarter ended March 31, 1996 from $.7 million for the quarter ended March 31, 1995.

     Commissions and marketing fees decreased to $.5 million for the quarter ended March 31, 1996 from $.6 million for quarter ended March 31, 1995. The decrease was attributed to less production during the current period for one of the client companies that was a significant producer in the year- earlier period.

     Other income which includes surrender charges and rental income on the home office building decreased to $1.1 million for the quarter ended March 31, 1996 from $1.3 million for the quarter ended March 31, 1995. The decrease related to slightly less surrender charge income during the current period due to a disparate mix of surrendering business when compared to the year earlier period.

     Interest credited to policyowners decreased to $6.5 million for the three months ended March 31, 1996 from $6.9 million for the three months ended March 31, 1995. The decrease related to lower average credited interest rates on policyowner reserves in the current period compared to the year-earlier period.

     General and administrative expenses increased to $2.6 million for the quarter ended March 31, 1996 from $1.1 million for the quarter ended March 31, 1995. The increase resulted principally to non-recurring professional fees related to the acquisition of FBG by the Company.

     Payroll and related expenses decreased to $.5 million for the quarter ended March 31, 1996 from $.7 million for the quarter ended March 31, 1995. The decrease related to the termination of FBG's ESOP as of December 31, 1995 and also to the discontinuance of accrued bonuses during the current period.

     Amortization of DAC decreased to $2.3 million for the quarter ended March 31, 1996 from $2.5 million for the quarter ended March 31, 1995. The decrease related to the relative level of overall policy surrenders and withdrawals for FBL which were less than expected during the current period.

     Interest expense was $.4 million for the quarter ended March 31, 1996 and $.4 million for the quarter ended March 31, 1995.


       Years Ended December 31, 1995, 1994 and 1993

     After tax earnings from operations before realized gains on investments and interest increased to $5.0 million for the year ended December 31, 1995 from $2.8 million for the year ended December 31, 1994. The improvement was attributed to maintenance of FBL's core investment spread on its in force annuity business combined with reduced amortization of DAC which directly related to reduced surrender activity in FBL. Also, increased commissions and marketing fees earned through FBG's other wholly-owned subsidiaries, AIMCOR and TIM primarily accounted for the remainder of the earnings improvement. After tax earnings from operations before realized gains on investments, interest and reinsurance effects increased to $2.8 million for the year ended December 31, 1994 from a loss of $3.6 million for the year ended December 31, 1993. This improvement was attributed to FBL's increased spread between the earned rate on its investments and the credited rates on annuity policies issued by FBL.

     Net income, including capital gains and interest expense, increased to $4.6 million for the year ended December 31, 1995 from $2.5 million before a tax-effected extraordinary charge for the early extinguishment of convertible debt for the year ended December 31, 1994. The improvement is again attributed to the reduction in amortization of DAC and the increased commissions and marketing fees. Net income, before a non-recurring, extraordinary charge related to the early extinguishment of debt and including capital gains, interest expense and the effects of reinsurance, decreased to $2.5 million in 1994 from $9.1 million in 1993. Primary earnings per share, before the extraordinary charge, decreased to $.30 in 1994 from $1.11 in 1993. The decline in net income was attributable to the fact that 1993 earnings included net realized capital gains on investments (after taxes and amortization of capital gains and related
DAC) of $13.6 million while 1994 earnings included only $.8 million of net realized gains on investments.

     The extraordinary charge in 1994 of $2.0 million before a tax benefit of $200,000 related to the early extinguishment of both a $10 million subordinated convertible debenture owed to Southwestern Life Insurance Company of Dallas, Texas, a subsidiary of Southwestern Life Corporation, and a $5.0 million term note owed to Southwestern Life Corporation (formerly I.C.H. Corporation). These debts were refinanced through a $16.0 million borrowing from Fleet Bank (formerly Shawmut Bank) of Hartford, Connecticut.

     Effective June 30, 1993, FBL entered into a reinsurance arrangement with Philadelphia Life Insurance Company ("Philadelphia Life") under which FBL ceded $140.1 million of statutory annuity reserves on 6,000 policies to Philadelphia Life on a coinsurance basis. The account value relating to this block of business totaled $154.6 million and the DAC totaled $21.5 million as of the June 30, 1993 transaction date. As of December 31, 1995, the reserves totaled $114.8 million and the DAC totaled $7.3 million.

     Investment income remained unchanged at $43.1 million in 1995 and 1994. Investment income from the available-for-sale portfolio increased to $42.0 million in 1995 from $27.4 million in 1994. Investment income from the held-to-maturity portfolio decreased to $1.0 million in 1995 from $15.7 million in 1994. Investment income as a percentage of invested assets increased to 8.5% in 1995 from 8.2% in 1994. The slight increase was attributed to higher average effective interest rates in 1995 compared to 1994. Investment income decreased to $43.1 million in 1994 from $53.0 million in 1993. The $43.1 million consists of $27.4 million from the available-for-sale portfolio and $15.7 million from the held-to-maturity portfolio. The decrease resulted primarily from the smaller asset base under management following the $140.1 million transfer of reserves to Philadelphia Life effective June 30, 1993. Secondarily, lower prevailing reinvestment interest rates and the excess of surrenders over new premiums written contributed to the decrease. Investment income as a percentage of invested assets declined to 8.2% in 1994 from 8.9% in 1993. This reduction was attributed to lower average effective interest rates in 1994 compared to 1993.

     Realized gains on investments were unchanged at $2.7 million for 1995 and 1994. Included in realized gains for 1995 was $.3 million from the sale of FBG's Causeway manufactured home community. Realized gains on investments decreased to $2.7 million in 1994 from $21.8 million in 1993. Net capital gains during 1993 related principally to FBL's sale of corporate bonds to effect the Philadelphia Life reinsurance treaty.

     Commissions and marketing fees increased to $2.9 million in 1995 from $1.4 million in 1994. The increase relates primarily to a new client company for both AIMCOR and TIM. Commissions and marketing fees increased to $1.4 million in 1994 from $1.1 million in 1993. The increase relates to both the commission income of TIM and to the growth in AIMCOR's marketing fees. FBG receives quarterly marketing fees based on the policyholders' account value on business produced for four unaffiliated carriers.

     Other income which includes surrender charges and rental income on the home office building increased to $5.6 million in 1995 from $3.8 million in 1994. The increase primarily relates to increased surrender charge income. During 1994, FBL credited renewal interest rates on existing policies at levels which, in some cases, entitled policyowners to surrender their policies without surrender charges for a limited period after notice was given of the new rate. During 1995 this option was available on a significantly smaller block of business.

     The increase in future policy benefits remained unchanged at $28.1 million for 1995 and 1994. The increase in liability for future policy benefits decreased to $28.1 million in 1994 from $41.4 million in 1993. The decrease is attributed to lower credited interest rates in 1994.

     General and administrative expenses increased to $4.6 million for 1995 from $4.1 million for 1994. The increase related principally to non-recurring professional fees related to the acquisition of FBG by the Company. General and administrative expenses decreased to $4.1 million in 1994 from $4.8 million in 1993. The decrease is attributed to reduced marketing expenses for non-life company operations. In addition, expenses were offset by the settlement of a lawsuit against a former money manager of FBG.

     Payroll and related expenses decreased to $2.8 million in 1995 from $2.9 million in 1994 due to reductions in executive staff and deferred compensation costs which was offset by increases in compensation for merit. Payroll and related expenses increased to $2.9 million in 1994 from $2.4 million in 1993. The increase related to merit pay increases, temporary help utilized to process an increase in policyowner surrenders and added management staff in non-life company operations.

     Amortization of DAC decreased $10.7 million in 1995 from $11.2 million in 1994. The decrease related to the relative level of overall policy surrenders and withdrawals for FBL which were less during 1995. Amortization of DAC decreased to $11.2 million in 1994 from $15.6 million in 1993. The decrease is primarily attributed to prior year amortization relating to the Philadelphia Life reinsurance treaty. Current year amortization would have been slightly higher due to the effect of surrenders and capital gains.

     Interest expense increased to $1.5 million in 1995 from $1.4 million in 1994. The increase related to the higher average level of short term interest rates in 1995 to which FBL's interest rate is indexed to. Interest expense decreased to $1.4 million in 1994 from $1.5 million in 1993. The slight decrease reflects the effects of a lower interest rate on outstanding debt following a refinancing which occurred in June, 1994.


       Liquidity and Capital Resources

     The liquidity and cash requirements of FBL are met by premiums received from annuity sales, net investment income received and proceeds from investments upon maturity, sales or redemption. The primary uses of funds by FBL are the payment of surrenders, policy benefits, operating expenses and commissions, as well as the purchase of securities for investment.

     FBL must maintain capital and surplus levels, determined on the statutory accounting basis, in order to conduct business in the jurisdictions in which it is licensed. FBL is required under Florida statutes to maintain capital and surplus of at least 4.0% of policyowner liabilities exclusive of the Asset Valuation Reserve ("AVR") and Interest Maintenance Reserve ("IMR"). At March 31, 1996, FBL's capital and surplus/liabilities ratio was 6.6%.

     Florida's insurance statutes and regulations restrict FBL's dividends. Florida insurance regulations limit the aggregate dividends that Florida domiciled life insurance companies, including FBL, can pay without prior regulatory approval to the greater of its statutory net operating profits and realized net operating profits for the preceding year (provided there is available surplus from net operating profits and net capital gains) or 10% of its available and accumulated statutory surplus derived from net operating profits and net realized capital gains. After payment of a dividend, FBL must have 115% of required statutory surplus. Aggregate dividends exceeding these mandated limits require special permission from the Florida Insurance Department. Approximately $3.4 million is available as of April 30, 1996 for the payment of dividends by FBL without regulatory approval.

     FBL can generate cash by the sale of securities from its available-for-sale portfolio. As of March 31, 1996, the available-for-sale portfolio had a carrying value of $508.4 million. FBL carried approximately 8.1% of its fixed maturity and equity portfolio in less than investment grade securities at March 31, 1996 and 8.3% as of December 31, 1995. As of March 31, 1996, FBL did not own any bonds that were in default or issued by entities in bankruptcy.

     As of March 31, 1996, FBG had $15.5 million of debt outstanding to Fleet National Bank. In connection with the acquisition of FBG by the Company this loan was repaid.


       Effects of Inflation and Changes in Interest Rates.

     FBG does not believe that inflation has had a material effect on its consolidated results of operations during the past three years. FBG seeks to manage its investment portfolio, in part, to reduce its exposure to interest rate fluctuations. In general, the market value of FBG's fixed income securities increases or decreases directly with interest rate changes. For example, if interest rates decline (as was the case in 1995), FBG's fixed income investments generally will increase in market value, while net investment income will decrease. Conversely, if interest rates rise (as was the case in 1996), fixed income investments generally will decrease in market value, while net investment income will increase.

     In a rising interest rate environment (such as experienced in 1994), FBG's average cost of funds would increase over time as it prices its new and renewing annuities to maintain a generally competitive market rate. During such a rise in interest rates, new funds would be invested in bonds with higher yields that the liabilities assumed. In a declining interest rate environment, FBG's cost of funds would decrease over time, reflecting lower interest crediting rates on its fixed annuities.

     In addition to the increase in FBG's average cost of funds caused by a rising interest rate environment, surrenders of annuities that are no longer protected by surrender charges increase. While FBG experienced a decrease in total surrenders during 1994, the decrease was primarily due to the large number of bailout surrenders in 1993. Throughout 1994, FBG saw an increase in surrenders of policies which no longer were covered by surrender charges. Management believes that increased surrenders experienced in 1994 were due to the increasing interest rates through 1994. This trend continued throughout 1995 and into 1996. Management believes that surrenders are lower during periods of declining interest rates.


                                    BUSINESS

General

     The Company is an insurance holding company which operates through subsidiaries that are engaged in the development, underwriting, marketing and servicing of fixed annuity products in the United States. Through its insurance subsidiaries, American Investors Life Insurance Company, Inc. ("American") and Financial Benefit Life Insurance Company ("FBL"), the Company offers a variety of annuity products through approximately 9,100 agents in 47 states and the District of Columbia. As a result of its recent acquisition of Financial Benefit Group, Inc. ("FBG"), the Company's assets increased from approximately $2.5 billion to $3.2 billion, stockholders' equity increased from $149.3 million to $187.0 million, and annuities in force increased from approximately $2.1 billion to $2.6 billion, on a pro forma basis as of March 31, 1996. The acquisition was completed on April 8, 1996. The management of the Company believes that the acquisition of FBG provides the Company with: (i) an attractive block of in-force annuity contracts; (ii) enhanced marketing opportunities through new agency relationships; (iii) diversified sources of revenue from FBG marketing subsidiaries; and (iv) opportunities for economies of scale and operating synergies derived from the consolidation of administrative and operations functions.

     The Company's operating earnings have historically been derived from American. Following the acquisition of FBG, the Company's operating earnings will be derived from American, FBL, and to a lesser extent, AIMCOR and TIM.

     The Company's principal operating subsidiaries are American Investors Life Insurance Company, Inc. (American), American Investors Sales Group, Inc. (American Sales), AmVestors Investment Group, Inc. (AVIG), Financial Benefit Life Insurance Company (FBL), Annuity International Marketing Corporation (AIMCOR) and The Insurancemart, Inc. (TIM).


Industry Overview and Target Customer

     The Company's business is in the growing asset accumulation industry, which offers financial products to the large market of middle-aged individuals and senior citizens who are approaching or have reached retirement age. U.S. Census Bureau statistics indicate that the 45 to 64 age group, which numbered approximately 46.4 million people in 1990, is projected to grow to 61.0 million by the year 2000 and 78.6 million by 2010. The Company targets individuals aged 50 and older, which in 1995 accounted for over 85% of premiums at American and over 84% of premiums at FBL.

     The Company believes that the growth in the fixed annuities market is the result of several demographic trends including longer life expectancy, rising per capita income, the aging population, declines in coverage from corporate pension plans and concerns about the long-term viability of the social security system. Fixed annuities involve a one-time deposit or periodic deposits of cash into an account that, after an accumulation period specified by the customer, entitles the customer to receive the principal value plus accumulated interest in the form of a lump sum payment or through annuity payments over a certain period or for life. Interest credited during the accumulation period is generally not subject to federal or state income tax until withdrawn.

     The Company believes that annuity products are attractive to purchasers who are concerned with out-living their savings. Total industry-wide fixed annuity premiums have grown from approximately $30 billion in 1982 to over $137 billion in 1994, and annuity premiums have exceeded traditional life insurance premiums since 1986.

     The typical fixed annuity buyer is of pre-retirement age, with a household income below $75,000. The average premium for single premium annuities in 1995 was $31,000 (as compared to American's and FBL's combined average of approximately $29,000). The anticipated uses for annuity income are retirement expenses, nursing home care and unanticipated medical costs.


American, American Sales, AVIG

       Overview

     Founded in 1965, American has focused on the sale of single premium fixed annuities since 1984. During various periods prior to 1984, American offered participating and nonparticipating ordinary life insurance, flexible premium annuities and certain disability income and cancer expense policies. However, in the middle 1980s, American perceived greater opportunities in the savings and retirement market and began to concentrate its marketing efforts on the sale of single premium fixed annuities. The Company was incorporated in 1986 to serve as a holding company for all the common stock of American.

     Deferred fixed annuities accounted for approximately 96% of all premiums received by the Company in 1995. Other products offered include single premium immediate annuities (SPIAs) and flexible premium universal life policies (FPULs). As of March 31, 1996, American had total annuity contracts in force of $2.1 billion.

     To access the market of potential annuity buyers, American maintains a network of independent agents licensed in 47 states and the District of Columbia. As of March 31, 1996, American had approximately 7,300 agents contracted to sell its annuity products. American does not market its products through stockbrokers or financial institutions. Agents selling American's annuities are recruited through the Company's wholly-owned subsidiary, American Sales, as well as through various other marketing organizations. American endeavors to attract agents to sell its products by offering a broad selection of fixed annuity products with competitive commission rates, by providing timely, comprehensive services to agents and customers and by continuing to specialize in annuity products. From January 1, 1990 to December 31, 1995, approximately 31% of annuity premiums received by American have been produced by agents recruited by American Sales, resulting in commission savings for American as compared with business produced by agents recruited through other marketing organizations.

     The Company's strategy for American is to expand sales in a growing market, attract quality agents, sell products with profit potential and maintain a high quality investment portfolio. The Company also has a goal to grow and diversify within the financial services industry through market affiliations and acquisitions.

     American incorporates certain features in its annuity contracts that are designed to reduce the occurrence and effect of premature contract terminations and significant withdrawals. Such features include surrender charges which decline over time and which apply, subject to certain exceptions, to premature terminations during the first five to fourteen years of an annuity contract. In addition, annual withdrawals free of surrender charges are generally limited to 10% of an annuity's cash value. Certain of American's annuities also provide for deferred payments of the surrender value of the annuity over a five year period or market value adjustments of surrender value which reflect changes in interest rates.

     Certain annuity policies incorporate a "bailout" feature which generally allows policyowners to withdraw their account balances for a limited period of time, free of surrender charges, if credited rates fall below a specified level. American experienced significant surrenders following the reduction of credited rates below specified "bailout" levels during 1992 and 1993. As of March 31, 1996, 11% of American's in-force annuity business was subject to this "bailout" provision, with an average "bailout" rate of 5.16%.

     On May 9, 1995, A.M. Best Company which rates insurance companies based on factors of concern to policyowners, reaffirmed American's "A-" (Excellent) rating. On April 14, 1996, Duff & Phelps reaffirmed American's claims paying ability rating of "A+" (High).


       Strategy

     The Company has developed a business strategy to better enable American to capitalize on what it perceives as significant opportunities in the growing fixed annuity market. The elements of this strategy are to (i) expand sales in the growing fixed annuity market, (ii) attract quality agents, (iii) design and sell products with profit potential, and (iv) maintain a high quality investment portfolio. The Company also has a goal to grow and diversify within the financial services industry through market affiliations and acquisitions.

     Expand Sales in a Growing Market. American believes that its focus on deferred annuity products in the expanding savings and retirement market provides opportunity for growth. American seeks to meet the needs of the savings and retirement market by offering a portfolio of single premium fixed annuity products nationwide. In 1995, over 85% of American's premiums received were from individuals ages 50 and over.

     Attract Quality Agents. American intends to pursue growth of its business through increased production from existing agents and through the creation of new agent relationships. American believes that it is able to attract agents to sell its products by providing a broad selection of fixed annuity products with competitive commission rates, and timely, comprehensive services to agents and customers. American recruits agents through its wholly-owned subsidiary, American Sales, and through other marketing organizations, and regularly evaluates its distribution system for growth opportunities. American has approximately 7,300 independent insurance agents licensed to sell its products in 47 states and the District of Columbia.

     Design and Sell Products with Profit Potential. American seeks to design its products to enhance the potential for profit and reduce the risk of loss. Management's philosophy is to limit sales of annuities when it believes that market conditions would prevent American from achieving targeted spreads. American adjusts credited rates based on prevailing market conditions and available investment yields, subject to certain interest rate guarantees. Annuities currently issued by American include features such as surrender charges, limited free withdrawal privileges, market value adjustments and deferred payout provisions. These features are designed to encourage persistency and provide protection from losses due to premature termination. Management of American continuously monitors and adjusts its product features and terms in response to market conditions.

     Maintain a High Quality Investment Portfolio. American's investments are managed by a wholly-owned subsidiary of the Company, AVIG, which seeks to maintain a high quality investment portfolio and to purchase investments taking into account the anticipated cash flows of its assets and liabilities. As of March 31, 1996, approximately 98% of American's investment portfolio consisted of bonds approximately 92% of which were investment grade. The weighted average duration of American's bond portfolio was 4.5 years as of that date.

     Diversification and Growth. The Company has a goal to diversify in the financial services industry. The Company may pursue this goal, and otherwise expand its current business, through acquisitions and joint venture marketing opportunities. The Company has no current agreements or understandings with any entity with respect to any such acquisition or marketing affiliation.


       Marketing and Distribution

     American maintains contact with approximately 29,000 agents that do not currently sell American's products, but have either sold American's annuities in the past or have expressed an interest in doing so. These agents continue to receive periodic mailings related to interest rate and commission changes, and new product introductions, and are reappointed upon their request, at the discretion of American, in order to represent American in selling its products. In order to save costs associated with reappointing existing agents, American does not automatically reappoint an agent that has not written business for twelve months. Such costs include the annual appointment fee of $20 to $40 per agent. American collects premiums from policyowners throughout the United States. During 1995, 62.0% of its deferred annuity sales were in the following states: California (10.6%), Florida (8.7%), Ohio (6.5%), Texas (6.1%), Illinois (6.0%), New Jersey (5.5%), Pennsylvania (5.1%), Wisconsin (4.8%), Kansas (4.6%) and Michigan (4.1%).

     American recruits new agents through American Sales and through other marketing organizations. Because both American Sales and other marketing organizations rely on independent agents, American does not maintain an exclusive or captive sales force thereby avoiding the related costs. In addition, American does not market its annuity products through stock brokers or financial institutions. From January 1, 1990 to December 31, 1995, approximately 31% of annuity premiums received by American have been produced by agents recruited through American Sales. Marketing organizations are responsible for, and bear the cost of, recruiting agents. In accordance with industry custom, American Sales and the marketing organizations receive a gross commission from American for originating an annuity contract, a portion of which is paid to the originating agent (the "street commission"). The marketing organizations or American Sales retains the difference between the gross commission and the street commission (the "override commission"). The availability of override commissions provides an economic incentive to the marketing organizations to recruit agents who produce business.

     In recruiting new agents, principally through direct mail solicitations, American analyzes the market for its products and reviews the number and geographical distribution of its agents regularly. Data reviewed include premiums received and agents contracted by state. This allows American to identify specific regions of the country where it believes it can most effectively recruit agents for the sales of its annuity products. American develops a targeted list of potential agents from sources such as databases of licensed agents maintained by state insurance commissioners as well as industry associations such as the Million Dollar Round Table and the American Society of Chartered Life Underwriters. American also regularly advertises its products, rates and commission levels in various industry trade publications. To be contracted by American, agents must be licensed by state insurance regulatory authorities and have their applications approved by American.

     Credited rates, commissions, the perceived quality of the issuer, product features and services are generally the principal factors influencing an agent's willingness and ability to sell particular annuity products. American believes that both agents and policyowners value the service provided by American. For example, American generally issues a fixed annuity policy, together with the agent's commission check, within 72 hours of receiving the application and premium. American also seeks to provide ongoing service to the agent. Towards that end, American provides agents with access to American's senior executives. American has developed an interactive system accessible by all agents to obtain policy information. In addition, agents and policy owners can access information about their policies via a toll-free telephone number.

     American is not dependent on any one agent or agency for any substantial amount of its business. No single agent accounted for more than 1% of American's annual sales in 1995, and the top twenty individual agents accounted for approximately 11% of American's volume in 1995. American does not have exclusive agency agreements with its agents and management believes most of these agents sell products, similar to those sold by American, for other insurance companies. This can result in sales declines if for any reason American is relatively less competitive or there are concerns such as existed in 1991, about asset quality, the downgrade in American's A.M. Best Company rating, and the insolvencies of other insurance companies.

     The four major independent marketing organizations, exclusive of American Sales, through which American recruits agents to sell its annuity products were responsible for the recruitment of agents that accounted for 45% of premiums received during 1995. While the termination of American's relationships with any of its marketing organizations could result in the loss of agents and could adversely affect the level of sales and surrenders, American does not believe that the loss of any one marketing organization would have a material adverse effect on the financial condition of American.


       Products

     American specializes in the sale of fixed annuity products to individuals. During each of the past three years, sales of deferred annuities have accounted for approximately 96% of American's premiums received, while sales of SPIAs and FPULs have accounted for virtually all remaining premiums received.

     Single premium deferred annuities involve a one-time premium deposit by the policyowner at the time of issuance. Following an accumulation period, the policyowner is entitled to receive the principal value plus accumulated interest credited to such annuity account, payable either in a lump-sum or through annuity payments over a certain period or for life. Interest credited during the accumulation period generally is not subject to federal or state income tax.

     American currently sells annuity products with different benefits, interest rates and commission structures. These products offer tax-deferred accumulation of interest, various interest guarantees, guaranteed cash values, and a choice of guaranteed income options on the selected maturity date. The portfolio of products is continuously reviewed with new plans added and others discontinued in an effort to remain competitive.

     American's operating earnings are derived primarily from its investment results, including realized gains (losses), less interest credited to annuity contracts and expenses. In determining credited rates, American takes into account the profitability of its annuity business and the relative competitive positions of its products. Credited rates during the initial and any renewal period are based on assumptions and estimates relating principally to persistency, investment yield and expenses as well as management's judgment as to certain market and competitive conditions.

     American's fixed annuities have an initial credited interest rate (as of May 24, 1996) of 5.30% to 9.80%, depending on the features of the contract) guaranteed for a period of one to five years. From January 1, 1990 to December 31, 1995, the initial credited interest rates on 60% of American's annuities issued were guaranteed for one year, 35% were guaranteed for from one to two years, and 5% were guaranteed for five years. Following the initial guarantee period, American may adjust the credited interest rate annually, subject to the guaranteed minimum interest rates specified in the contracts. The minimum guaranteed rates currently range from 3% to 6%. At March 31, 1996, the credited rates on deferred annuities with accumulated values of approximately $458.4 million were set at the minimum guaranteed rate. The credited rates on deferred annuities representing a majority of total accumulated value may be reset by the Company within a period of one year subject to the guaranteed minimum rate. The accumulated values of deferred annuities by credited interest rates are as follows as of March 31, 1996:


          Credited Rates                                 Accumulated Value
                                                           (in millions)
          -----------------------------------------      -----------------

          Less than 5.5%...........................         $   924.3
          5.5% to 6.5%.............................             664.6
          6.5% to 7.5%.............................             261.7
          Greater than 7.5%........................         $   169.8
                                                            ---------
                                                            $ 2,020.4

     American incorporates a number of features in its annuity products designed to reduce the occurrence and adverse effect of premature termination of the policy. Premature termination of an annuity contract results in the loss of future investment earnings related to the annuity deposit and in the accelerated recognition of deferred expenses related to policy acquisition, principally commissions, which are otherwise expensed over the life of the policy.

     The primary feature incorporated by American to minimize premature terminations is a surrender charge. While the policyowner is permitted at any time to withdraw all or part of the accumulated value of their policy, such withdrawals are generally subject to a surrender charge for the period of years specified in the contract. The surrender charge, which is a percentage of the total accumulated value including accrued interest, is designed to discourage premature termination. Surrender charges, subject to certain exceptions, apply for the number of years specified in the contract and decline to zero over a period of five to fourteen years. All annuities policies currently issued by American include surrender charges. As of March 31, 1996, 83% of American's contracts in force had surrender charges. In addition, annual withdrawals free of surrender charges are limited to 10% of an annuity's accumulated value.

     The following table indicates information as of March 31, 1996 on surrender charges associated with the five products that comprise the largest blocks of American's in-force business:

                                     Total       Weighted Average Surrender Charge  Weighted Average Surrender Charge Period
                                 Account Value        Period Remaining on all         Remaining on Policies with Surrender
             Product            ($ in millions)           Policies (Years)                       Charges (Years)
- ------------------------------  ---------------  ---------------------------------  ----------------------------------------

SPDA I........................       $291.8                     2.9                                       4.0
SPDA VII......................        234.5                     1.5                                       3.7
SPDA XI.......................        306.2                     3.6                                       3.6
SPDA XIB......................        235.4                     6.8                                       6.8
Alliance Series
(FPDA, PO, FPDA P2, FPDA P4)..        199.2                    10.8                                      10.8


     When American receives a request for surrender of an annuity policy, a conservation letter is mailed to the policyowner. This letter is designed to inform the policyowner of the possible tax implications and the surrender charge payable under the annuity policy. It is the practice of the Company that surrender benefits are not generally paid until American receives a written response to the conservation letter. Typically policyowners who have requested a surrender of $10,000 or more are personally contacted by telephone. American's conservation procedures are designed to (i) attempt to conserve the business,
(ii) ascertain the causes of the surrenders, and (iii) identify and terminate agents who write low persistency business. In certain contracts, the surrender charge is waived for a period of 45 to 60 days following the crediting of a renewal rate below a specified rate (the "bailout" rate). Of American's $2.1 billion annuity contracts in force as of March 31, 1996, approximately $226.8 million have a "bailout" feature remaining. The "bailout" rate on $224.7 million of this amount is 6% or less. Surrender charges also generally do not apply to one-time annual withdrawals by policyowners of up to 10% of the accumulated value of the annuity.

     Approximately 40% of the deferred annuity business in force as of March 31, 1996 provides that American may pay any surrender value in level installments over 60 months in lieu of a lump sum payment. Additionally, at that date approximately 12% of American's deferred annuity business in force had a market value adjustment provision that will provide American with additional protection during a period of rising interest rates through a reduction in the surrender value payable upon surrender of the policy during the period the surrender charge is in effect.


       Investments

     American's earnings are largely determined by its ability to maintain a spread between its investment results and the interest credited on its annuity products. As of March 31, 1996, American had $2.13 billion of cash and invested assets of which $2.06 billion or approximately 97% represented investments in bonds, which had a duration of 4.5 years. At that date, approximately 92% of American's bond portfolio was rated investment grade. As of March 31, 1996, the market value of American's bond portfolio exceeded its historical cost by $28.1 million.

     The following table depicts the Company's investment portfolio by asset class as of March 31, 1996:

                                                          GAAP CARRYING VALUE                   MARKET
                                                     ---------------------------      -------------------------
                                                     Dollars (000)       Percent      Dollars (000)     Percent
                                                     -------------      --------      -------------     -------

US Treasury & Government Obligations ............    $    50,772           2.40%      $    50,772         2.40%
Municipal .......................................         19,617           0.93            19,617          0.93
Corporate-Investment Grade ......................      1,146,011          54.12         1,146,011         54.12
Corporate-Non-Investment Grade ..................        162,558           7.68           162,558          7.68
Mortgage Backed Securities
  Pass-Throughs .................................          3,292           0.16             3,292          0.16
  CMO Non-Sequential ............................        541,508          25.57           541,508         25.57
  CMO Sequential-Investment Grade ...............        134,648           6.36           134,648          6.36
  CMO Sequential-Non-Investment Grade ...........          6,407           0.30             6,407          0.30
Mortgage loans on Real Estate ...................          5,336           0.25             5,345          0.25
Real Estate Investments .........................            419           0.02               419          0.02
Equity Securities ...............................          1,585           0.07             1,585          0.07
Preferred Securities
  Investment Grade ..............................         14,836           0.70            14,836          0.70
  Non-Investment Grade ..........................          1,271           0.06             1,271          0.06
Policy Loans ....................................          5,231           0.25             5,231          0.25
Collateral Loans ................................          3,039           0.14             3,039          0.14
Partnerships ....................................         20,488           0.97            20,488          0.97
Other Investments ...............................              2           0.00                 2          0.00
Short Term Investments ..........................            428           0.02               428          0.02
                                                      ----------          ------       ----------        -------
Total ...........................................     $2,117,448          100.00%      $2,117,457        100.00%
                                                      ==========          ======       ==========        =======


       Investment Results

     The following table summarizes the Company's investment results for the period indicated:

                                                    Three Months Ended March 31,              Year Ended December 31,
                                                    ----------------------------      ---------------------------------------------
                                                       1996             1995             1995             1994             1993
                                                    -----------      -----------      -----------      -----------      -----------
                                                                                (dollars in Millions)

Average invested assets<F1>....................     $  2,078.4       $  1,936.2       $  1,992.7       $  1,862.3       $  1,770.9
Net investment income<F2>......................           39.2             38.2            156.5            142.0            138.5
Yield<F3>......................................            7.5%             7.9%             7.9%             7.6%             7.8%
Net investment gains<F4>.......................     $      7.6           --           $      0.1       $      0.8       $     17.0

- ----------

<F1>  Average of cash, invested assets (before SFAS 115 adjustment) and net amounts due to or from brokers on unsettled security trades at the beginning and end of period.

<F2>  Net of investment expenses.

<F3>  Net investment income divided by average invested assets.

<F4>  Net invested gains (losses) include in 1994 and 1993 provisions for impairments in value that were considered other than temporary.



         Reinsurance.

     American reinsures portions of life insurance risks with unaffiliated insurance companies under traditional indemnity reinsurance agreements. Generally, American enters into traditional reinsurance arrangements to assist in diversifying its risk and to limit its maximum loss exposure on risks that exceed American's policy retention limits, currently $150,000 per life. Reinsurance does not fully discharge American's obligation to pay policy claims on the reinsured business. American remains responsible for policy claims to the extent the reinsurer is unable to pay claims. No reinsurer of business ceded by American has failed to pay any policy claims (either individually or in the aggregate) with respect to such ceded business. As of March 31, 1996, American had ceded to reinsurers $234.7 million of its $305.7 million of life insurance in force ($211.8 million and $280.1 million, respectively, of which are whole life policies substantially all of which were written by American prior to 1989) and had recorded $144.2 million of related reinsurance receivables against future policy benefits. Of the insurance ceded and reinsurance receivables recorded, $205.1 million and $142.5 million, respectively, relate to one reinsurance contract with Employers Reassurance Corporation ("ERC"). This reinsurance agreement pertains to the coinsurance of 90% of all risks associated with all of the SPWL policies written by American prior to 1989. Based on a review of the statutory Annual Statements filed by ERC with the Kansas Insurance Department and ERC's A.M. Best rating of "A+" (Superior), the Company believes that ERC is solvent and capable of meeting its obligations on the policies reinsured.


       Properties

     The Company owns its home office complex consisting of four buildings and the adjacent real property in Topeka, Kansas. Total floor space in the four buildings is approximately 31,000 square feet. As of March 31, 1996, the book value of such properties was $1.4 million. The Company intends to sell such properties. During 1995, American began construction of a six-story home office building containing 102,000 square feet in Topeka, Kansas. The estimated total cost of such construction is $10.0 to $12.0 million, which American anticipates will be funded through normal cash flows. The Company plans to occupy three floors of the new facility by early 1997, with the balance leased to tenants.


FBL, AIMCOR, TIM

       Overview

     FBL is a life insurance company which, like American, specializes in the sale of fixed annuity products. FBL was initially licensed in Florida, its state of domicile, in 1983 and is now authorized to sell insurance in 39 additional states, the U.S. Virgin Islands and the District of Columbia. Since January, 1984, when FBL's single premium annuity sales commenced, FBL has offered a variety of single and flexible premium deferred fixed annuity and single premium immediate annuity plans. Deferred fixed annuity products accounted for approximately 96% of all premiums received by FBL in 1995 and approximately 96% of all premiums received by it during the first three months of 1996.

     FBL's fixed annuity products are targeted to both the retirement market (up to age 75) and the super senior market (up to age 100). Specific products, underwritten by FBL, are designed for each segment and are sold through independent agents recruited by The Insurancemart (TIM) and other unaffiliated national marketing organizations. FBL does not market its products through stockbrokers or financial institutions. As of January 1, 1996, approximately 1,800 independent agents were licensed to sell FBL's products. From January 1, 1990 to December 31, 1995, approximately 67% of annuity premiums received by FBL have been produced by agents recruited by TIM, resulting in commission savings as compared with business written by other marketing companies.

     FBL's strategy is to increase its annuity premium writings by expanding into additional territories, recruiting and contracting with quality agents, and designing and selling profitable annuity products while maintaining its quality investment portfolio and its investment margins.

     FBL incorporates certain features in its annuity contracts that are designed to reduce the occurrence and effect of premature contract terminations and significant withdrawals. Such features include surrender charges which decline over time and which apply to premature terminations during the first seven to nine years of an annuity contract. In addition, annual withdrawals free of surrender charges are limited to 10% of an annuity's accumulated value or, in some cases, the prior twelve months' earned interest. Certain of FBL's annuities also provide for deferred payments of the surrender value of the annuity over a five year period.

     Certain annuity policies written by FBL incorporate a "bailout" feature which generally allows policyowners to withdraw their account balances for a limited period of time, free of surrender charges, if credited rates fall below a specified level. FBL experienced significant surrenders following the reduction of credited rates below specified "bailout" levels from 1992 through 1994. In January, 1992 over 83% of FBL's in force annuity business was subject to this "bailout" provision. As of March 31, 1996, this percentage was reduced to only 5% of FBL's in-force annuity business with an average credited "bailout" rate of 4.5%.

     FBL is rated "B" (Adequate) by A.M. Best Company.

     AIMCOR and TIM, along with FBL, are former subsidiaries of FBG. AIMCOR is a developer and marketer of annuities for its client companies, FBL and several other unaffiliated insurance companies. AIMCOR provides turn-key service to its client companies and receives royalty income that is based upon the accumulated value of annuity policies generated by TIM on behalf of these companies. TIM functions as a wholesaler for FBL, American, all of the life insurance companies with which AIMCOR has marketing agreements and for other unaffiliated carriers. TIM has approximately 5,400 independent agents and it earns an override commission on its sales of annuity products.


       Strategy

     FBL has developed a business strategy to increase its market share in the growing fixed annuity market. The elements of this strategy include: (i) expanding into additional territories; (ii) recruiting and contracting with quality agents; (iii) designing and selling profitable products; and (iv) maintaining a quality investment portfolio.

     Expanding into Additional Territories. FBL is currently licensed in 39 states, the U.S. Virgin Islands and the District of Columbia. Sales of annuities in 1996 were primarily in Florida, Ohio, Michigan, Indiana, Texas, Wisconsin, Arizona, Iowa and California, representing over 72% of total sales. Its more recent admissions to Texas and California, two populous states, substantially widen its agent recruiting opportunities and allow FBL to market its products to agents with a broader base of annuity consumers. FBL continues to seek admission into other states such as Illinois, New Jersey and Connecticut.

     Recruiting Quality Agents. FBL intends to pursue growth of its business through increased production from existing agents and through the recruitment of new agents. As of March 31, 1996, over 70% of agents contracted by FBL were recruited through its affiliate, TIM.

     Designing and Selling Profitable Products. FBL seeks to design its products to enhance the potential for profit and reduce the risk of loss. FBL adjusts credited rates based on prevailing market conditions and available investment yields, subject to certain interest rate guarantees. Annuities currently issued by FBL include features such as surrender charges, limited free withdrawal privileges, and deferred payout provisions. These features are designed to encourage persistency and provide protection from losses due to premature termination.

     Maintaining Quality Investment Portfolio. Following completion of the acquisition of FBG, investments are managed by a wholly-owned subsidiary of the Company, AVIG, which seeks to maintain a high quality investment portfolio and to purchase investments taking into account the anticipated cash flows of its assets and liabilities. As of March 31, 1996, approximately 95% of FBL's investment portfolio consisted of bonds approximately 92% of which were investment grade bonds. The weighted average duration of FBL's bond portfolio was 5.0 years as of that date. FBL has minimal holdings in mortgage loans and equities and the only real estate holding is its home office building.


       Marketing and Distribution

     To sell its products to the annuity buyer, FBL maintains a network of independent agents licensed in 39 states, the U.S. Virgin Islands and the District of Columbia. FBL does not market its annuity products through stockbrokers or financial institutions. As of March 31, 1996, FBL had approximately 1,800 agents contracted to sell its annuity products. In order to maintain a contract with FBL, an agent must produce business in the prior twelve months before time for reappointment, otherwise said agent will generally not be reappointed.

     FBL also maintains contact with a group of prospective agents who were at one time licensed with FBL or had expressed an interest in doing so. These agents currently receive agent communications and new product introductions on a periodic basis.

     All of FBL's annuity sales have been made by independent agents contracted to FBL and recruited through marketing organizations, primarily TIM. For the year ended December 31, 1995, agents contracted through TIM produced approximately 71% of annuity premiums for FBL. Agents recruited through one independent marketing company produced approximately 27% of FBL's annuity premium during that same time period. Marketing companies, including TIM, receive an override commission on the business written by the agents they recruit and absorb all of the cost of recruiting an FBL agent. FBL's premium written was $76.5 million in 1994, $62.5 million in 1995 and $20.9 million through March 31, 1996.

     FBL is not dependent on any one agent or agency for any substantial amount of its business. No single agent accounted for more than 2.0% of FBL's annual sales in 1995, and the top twenty individual agents accounted for approximately 24% of FBL's volume in 1995. FBL does not have any exclusive agreements with its agents, and management believes all of these agents sell products for other insurance companies, including American.


       Products

     FBL specializes in the sale of fixed annuity products to individuals. During each of the past three years ended December 31, 1995, 1994 and 1993, sales of deferred fixed annuities have accounted for over 93% of FBL's premiums received. The balance of premium receipts were from sales of SPIAs.

     FBL, like American, currently sells annuity products with various benefits, interest rates and commission structures. These products offer tax-deferred accumulation of interest, various interest guarantees, guaranteed cash values and a choice of guaranteed income options on the selected maturity date. FBL's operating earnings are derived in the same manner as American as are rate crediting practices.

     FBL markets two distinct annuity products, one targeted to the retirement market (the "Champion Annuity") and a second to the super senior market (the "Senior Advantage Annuity"). The Champion Annuity, which is issued to age 75, guarantees an initial credited rate for one year and an annual renewal rate each year thereafter. The policy has a nine year surrender charge period and a minimum guaranteed credited rate of 3%. The Senior Advantage Annuity, which is issued to age 100, has a seven year surrender charge period with the same guarantees on initial and minimum rates.

     As of March 31, 1996, the credited rates on deferred annuities with accumulated values of approximately $197 million were set at the minimum guaranteed rate. The accumulated values of deferred annuities by credited interest rates are as follows at March 31, 1996:

     Credited Rates                                     Accumulated Value
                                                          (in millions)
     -------------------------------------------------  -----------------

     Less than 4.5%...............................          $  340.5
     4.5% to 5.5%.................................              39.6
     5.5% to 6.5%.................................              69.6
     Greater than 6.5%............................              63.8
                                                             --------
                                                            $   512.7

     The surrender charge provisions in the FBL fixed annuities are similar to those contained in the American fixed annuities and are included to minimize premature terminations. All fixed annuities currently issued by FBL include surrender charges and over 95% of FBL's deferred annuity contracts in force as of March 31, 1996 have surrender charges.

     The following table indicates information as of March 31, 1996, on surrender charges associated with the three products that comprise the largest blocks of FBL's in-force business.

                                    Weighted Average     Weighted Average Surrender
                    Total       Surrender Charge Period  Charge Period Remaining on
                Account Value      Remaining on all        Policies with Surrender
   Product     ($ in millions)     Policies (Years)            Charges (Years)
- -------------  ---------------  -----------------------  --------------------------

Champion.....       $220.4               5.2                         5.2
Senior.......         70.8               5.4                         5.4
Accumulator..        186.3               3.0                         3.0


     In certain FBL fixed annuity contracts, the surrender charge is waived for a period of 30 days following the crediting of a renewal rate below a specified rate ( the "bailout rate"). Of FBL's $512.7 million of annuity reserves in force as of March 31, 1996, $27.2 million or 5.3% have a "bailout" feature remaining with a weighted average "bailout" rate of 4.5% or less.

     Approximately 62% of the deferred annuity business in force as of March 31, 1996, provides that FBL may pay any surrender value in level installments over 60 months in lieu of a lump sum payment.


       Investments

     Similar to the earnings of American, FBL's earnings are largely determined by its ability to maintain a spread between its investment results and the interest credited on its annuity products. As of March 31, 1996, FBL had $540.4 million of cash and invested assets of which $511.4 million or approximately 95% represented investments in bonds, which had a duration of 5.0 years. At that date, approximately 92% of FBL's bond portfolio was rated investment grade. As of March 31, 1996, the market value of the bond portfolio exceeded its historical cost by $8.7 million.

     The following table depicts FBG's investment portfolio by asset class as of March 31, 1996:

                                                                                   GAAP CARRYING VALUE               MARKET
                                                                                -----------------------      -----------------------
                                                                                 DOLLARS                     DOLLARS
                                                                                  (000)         PERCENT        (000)         PERCENT
                                                                                ---------       -------      --------       --------

BONDS
US Treasury & Government Obligations .........................................   $  1,473         0.28%      $  1,509         0.29%
Corporate-Investment Grade ...................................................    276,960        52.57        277,008        52.57
Corporate-Non-Investment Grade ...............................................     43,903         8.33         43,903         8.33
Mortgage Backed Securities:
           Pass-Throughs .....................................................        265         0.05            265         0.05
           CMO Non-Sequential ................................................    145,770        27.67        145,770        27.66
           CMO Sequential-Investment Grade ...................................     43,638         8.28         43,638         8.28
Mortgage Loans on Real Estate ................................................      5,895         1.12          5,895         1.12
Equity Securities ............................................................        792         0.15            792         0.15
Preferred Securities
           Pfd.-Investment Grade .............................................      4,700         0.89          4,700         0.89
           Pfd.-Non-Investment Grade .........................................      3,500         0.66          3,500         0.66
Total ........................................................................   $526,980       100.00%      $526,980       100.00%
                                                                                 ========       ======       ========       =======

     The following table summarizes FBG's investment results for the periods indicated:

                                                      Three Months Ended March 31,              For the Year Ended December 31,
                                                      ----------------------------        ------------------------------------------
                                                         1996             1995              1995             1994             1993
                                                      ----------       -----------        ---------        ---------       ---------
                                                                                   (dollars in Millions)

Average invested assets<F1>....................        $  531.5         $  529.8         $  530.0         $  546.7         $  625.3
Net investment income<F2>......................             9.6             10.9             43.0             43.1             53.0
Yield<F3>......................................             7.2%             8.4%             8.1%             7.9%             8.5%
Net investment gains ..........................        $    0.2         $    0.7         $    2.7         $    2.7         $   21.9

- ----------

<F1>  Average of cash, invested assets (before SFAS No. 115 adjustment) and net amounts due to or from brokers on unsettled security trades at the beginning and end of period.

<F2>  Net of investment expenses.

<F3>  Net investment income divided by average invested assets.



       Reinsurance

     In July, 1993, FBL entered into a coinsurance treaty with Philadelphia Life, a Pennsylvania domiciled subsidiary of Life Partners Group, Inc. Under the terms of the agreement, FBL ceded $140.1 million of statutory annuity reserves to Philadelphia Life on approximately 6,000 policies. FBL is to receive a share in future profits from the business ceded, on a coinsurance basis, and is to continue to administer the business on a fee basis.


       AIMCOR

     AIMCOR develops and markets annuities for FBL and several other unaffiliated insurance companies. AIMCOR provides turn-key service to its client companies and receives royalty income that is based upon the accumulated value of annuity policies generated on behalf of AIMCOR clients.


       The Insurancemart, Inc.

     TIM is a marketing company, or wholesaler, which recruits agents to sell annuities and in some cases, life insurance, for FBL, American, all insurers with which AIMCOR has marketing agreements and other unaffiliated carriers. TIM was acquired by FBG in November, 1987. Agents under contract through TIM now exceed 5,400. These agents have generated $23.9 million of annuity premium in the three months ended March 31, 1996. TIM receives an override on all annuity and life insurance premiums sold through TIM recruited agents.

                                          PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS)
                                                                               Historical as of
                                                                                March 31, 1996
                                                                        ----------------------------     Pro Forma
                                                                                                        Adjustments         Pro
                                                                          AmVestors         FBG             <F1>           Forma
                                                                        ------------    ------------    ------------    ------------

                                ASSETS

Bonds -- available for sale ........................................    $ 2,063,146         508,436           1,426       2,573,008
Other investments ..................................................         54,302          18,460            (234)         72,528
                                                                        -----------     -----------     -----------     -----------
           TOTAL INVESTMENTS .......................................      2,117,448         526,896           1,192       2,645,536

Cash and cash equivalents ..........................................         12,512          13,515            --            26,027
Amounts due from reinsurers ........................................        144,169         111,166            --           255,335
Deferred policy acquisition costs-- AmVestors ......................        163,812            --           163,812
Deferred policy acquisition costs-- FBG ............................         46,150         (46,150)              0
Present value of future profits-- FBG ..............................           --            45,000          45,000
Goodwill ...........................................................           --              --            11,295          11,295
Other assets .......................................................         37,682          13,854           3,261          54,797
                                                                        -----------     -----------     -----------     -----------
                                                                        $ 2,475,623         711,581          14,598       3,201,802
                                                                        ===========     ===========     ===========     ===========
                            LIABILITIES AND
                         STOCKHOLDERS' EQUITY

Liabilities:
           Policy liabilities ......................................    $ 2,302,900         650,174            --         2,953,074
           Existing credit facility ................................          7,000          15,500         (22,500)              0
           New Credit Facility .....................................           --              --            35,000          35,000
           Other liabilities .......................................         16,441           9,313           1,000          26,754
                                                                        -----------     -----------     -----------     -----------
                                                                          2,326,341         674,987          13,500       3,014,828
                                                                        -----------     -----------     -----------     -----------
Stockholders' equity:
           Common stock ............................................         12,922            --             3,403          16,325
           Paid-in capital .........................................         64,371            --            34,289          98,660
           Unrealized investments gains ............................         13,436            --              --            13,436
           Retained earnings .......................................         61,382            --              --            61,382
           FBG net equity ..........................................           --            36,594         (36,594)              0
           Leveraged employee stock ownership plan .................         (2,829)           --              --            (2,829)
                                                                        -----------     -----------     -----------     -----------
                                                                            149,282          36,594           1,098         186,974
                                                                        -----------     -----------     -----------     -----------
                                                                        $ 2,475,623         711,581          14,598       3,201,802
                                                                        ===========     ===========     ===========     ===========

Number of common shares outstanding ................................         10,155           7,065            --            12,830
                                                                        ===========     ===========     ===========     ===========

                                            NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                                       (DOLLARS IN THOUSANDS)

(1)   Pro forma Balance Sheet adjustments related to the acquisition of FBG by the Company (the "Merger") and the financing thereof are summarized in the following table and more fully described in the notes that follow.
                                                                                          Bank
                                                                                       Financing
                                                                                      Acquisition                           Total
                                                                         Stock          Fees and         Fair Value       Pro Forma
                                                                      Issuance (a)    Expenses (b)    Adjustments (c)    Adjustments
                                                                    --------------    ------------    ---------------    -----------

Bonds -- available for sale ................................             --               1,426              --               1,426
Other investments ..........................................             (234)             --                --                (234)
Deferred policy acquisition costs-- FBG ....................             --                --             (46,150)          (46,150)
Present value of future profits-- FBG ......................             --                --              45,000            45,000
Goodwill ...................................................             --                --              11,295            11,295
Acquisition costs ..........................................           37,926            11,074           (49,000)             --
Other assets ...............................................             --                --               3,261             3,261
Existing credit facility ...................................             --             (22,500)             --             (22,500)
New credit facility ........................................             --              35,000              --              35,000
Other liabilities ..........................................             --                --               1,000             1,000
Common stock ...............................................            3,403              --                --               3,403
Paid-in-capital ............................................           34,289              --                --              34,289
FBG net equity .............................................             --                --             (36,594)          (36,594)

- --------------

(a)   Represents the issuance of 2.7 million shares of Company Common Stock exchanged for 7.1 million shares of FBG Class A Common
      Stock and the estimated value of the Company Warrants recorded at $.31 for each share of FBG Class A Common Stock exchanged.
      The pro forma calculations assume a Company Stock Price of $12.1625 and reflect the components of the "Merger Consideration"
      in connection with the acquisition of FBG.

(b)   Represents $35 million of borrowings under the Credit Facility to (i) refinance $22.5 million of borrowings under the old credit facility of FBG and the Company (ii) pay the $10.0 million cash portion of the Merger Consideration and make cash payments in lieu of fractional shares and fractional Company Warrants and to pay certain holders of FBG Options and dissenting stockholders of FBG and (iii) pay $1.082 million of related fees and expenses.

(c)   Represents adjustments to reflect FBG net assets at estimated fair market value based upon management's preliminary allocation of the aggregate Merger Consideration. The following depicts the components of the aggregate Merger Consideration in millions:

      Common shares issued (2.7 million shares @ $12.1625)         $ 32.8
      Cash                                                           10.0
      Warrants to purchase common shares (.66 million @ $3.326)       2.2
      Substitute options and warrants                                 3.0
      Expenses, rounding                                              1.0
                                                                   ------
                                                                   $ 49.0
                                                                   ======

                                      PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                    Historical
                                                                                    Year Ended
                                                                                 December 31, 1995
                                                                              -----------------------
                                                                                                           Pro Forma         Pro
                                                                              AmVestors       FBG         Adjustments       Forma
                                                                              ---------    ----------    ------------    -----------

Insurance premiums and policy charges ..................................      $  8,500         4,871          --              13,371
Net investment income ..................................................       156,510        43,072           287(a)        199,869
Net investment gains ...................................................           156         2,706        17,669(a)         20,531
Other revenue ..........................................................         1,485         3,575          --               5,060
                                                                              --------      --------      --------          --------
    Total revenue ......................................................       166,651        54,224        17,956           238,831
                                                                              --------      --------      --------          --------
Benefits, claims and interest credited to policyholders ................       118,886        28,114          --             147,000
Amortization of:
    Deferred policy acquisition costs ..................................        12,365        10,655       (11,382)(b)        11,638
    Present value of future profits ....................................          --            --          19,078 (b)        19,078
    Goodwill ...........................................................          --            --             993 (b)           993
Other expenses .........................................................        10,194         7,638        (1,632)(c)        16,200
                                                                              --------      --------      --------          --------
    Total benefits and expenses ........................................       141,445        46,407         7,057           194,909
                                                                              --------      --------      --------          --------
Operating earnings .....................................................        25,206         7,817        10,899            43,922
Interest expense .......................................................            77         1,533           527(d)          2,137
                                                                              --------      --------      --------          --------
Earnings before taxes ..................................................        25,129         6,284        10,372            41,785
Income tax expense .....................................................         8,530         1,683         3,978(e)         14,191
                                                                              --------      --------      --------          --------
Net earnings ...........................................................        16,599         4,601         6,394            27,594
                                                                              ========      ========      ========          ========
Net earnings per common share:
    Primary ............................................................      $   1.60           .53                            2.08
                                                                              ========      ========                        ========
    Fully diluted ......................................................      $   1.60           .53                            2.07
                                                                              ========      ========                        ========
Average shares outstanding(f):
    Primary ............................................................        10,354         8,622                          13,275
    Fully diluted ......................................................        10,404         8,622                          13,325

                                      PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                              Historical Three Months
                                                                                Ended March 31, 1996
                                                                             ------------------------
                                                                                                           Pro Forma         Pro
                                                                              AmVestors       FBG         Adjustments       Forma
                                                                             -----------  -----------   --------------   -----------

Insurance premiums and policy charges .....................................  $     2,457          983          --              3,440
Net investment income .....................................................       39,169        9,578            64(a)        48,811
Net investment gains ......................................................        7,627          224           653(a)         8,504
Other revenue .............................................................           25          617          --                642
                                                                             -----------  -----------   -----------      -----------
    Total revenue .........................................................       49,278       11,402           717           61,397
                                                                             -----------  -----------   -----------      -----------
Benefits, claims and interest credited to policyholders ...................         --
                                                                                               30,620         6,517           37,137
Amortization of:
    Deferred policy acquisition costs .....................................        4,970        2,267        (2,504)           4,733
    Present value of future profits .......................................         --           --           2,288            2,288
    Goodwill ..............................................................         --           --             248              248
Other expenses ............................................................        2,232        3,089        (1,470)           3,851
                                                                             -----------  -----------   -----------      -----------
    Total benefits and expenses ...........................................       37,822       11,873        (1,438)          48,257
                                                                             -----------  -----------   -----------      -----------
Operating earnings ........................................................       11,456         (471)        2,155           13,140
Interest expense ..........................................................          125          353           162              640
                                                                             -----------  -----------   -----------      -----------
Earnings before taxes .....................................................       11,331         (824)        1,993           12,500
Income tax expense ........................................................        3,910         (305)          784            4,389
                                                                             -----------  -----------   -----------      -----------
Net earnings ..............................................................        7,421         (519)        1,209            8,111
                                                                             ===========  ===========   ===========      ===========
Net earnings per common share:
    Primary ...............................................................  $       .71         (.06)         --                .61
                                                                             ===========   ===========                   ===========
    Fully diluted .........................................................          .71         (.06)         --                .60
                                                                             ===========   ===========                   ===========
Average shares outstanding(f):
    Primary ...............................................................       10,427        8,807          --             13,348
    Fully diluted .........................................................       10,493        8,807          --             13,414

             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

     Pro Forma Statement of Earnings adjustments related to the acquisition and financing thereof are as follows:

(a) Represents additional amortization of discounts on securities held for the period and adjustment of net investment gains (losses) resulting from the application of purchase accounting on a pro forma basis.

(b) Represents amortization of present value of future profits and amortization of goodwill resulting from the application of purchase accounting, reduced by a reversal of historical amortization of deferred policy acquisition costs applicable to policies written prior to January 1, 1995. Present value of future profits are amortized in relation to the incidence of expected gross profits on the in-force blocks of business over the expected life of the policies, using a discount rate for amortization purposes equal to the respective policy credited rate as of January 1, 1995. Pro forma amortization of present value of future profits for the five years ending December 31, 1999 are estimated to be approximately $19.1 million, $9.2 million, $8.0 million, $6.9 million, and $5.4 million, respectively. Goodwill amortization is calculated over a period of 30 years using the straight line method.

(c) Represents the estimated reduction in expenses attributable to certain employment agreements which would result from the Merger and professional fees incurred by FBG as a result of the Merger.

(d) Represents additional interest expense related to the incremental borrowings under the New Credit Facility, including amortization of debt issue costs. Interest under the Credit Facility will be determined at the option of the Company to be (i) a fluctuating interest rate equal to the higher of (a) the corporate base rate of interest announced by the lender, or (b) the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published by the Federal Reserve Bank of New York, plus 1/2% per annum; or (ii) the Eurodollar Rate plus 1.75% (which percentage will decrease throughout the term of the Credit Facility at a rate to be determined prior to each interest payment date). For purposes of calculating pro forma interest expense, an interest rate of 7.75% was assumed.

(e) To adjust income tax expense for the income tax effect of the foregoing pro forma adjustments at the statutory rate of 35%.

(f) Historical earnings per common share amounts are computed by dividing earnings by the sum of the weighted average number of shares outstanding during the period plus dilutive common stock Zequivalents applicable to stock options and warrants. Pro forma earnings per common share amounts are computed by dividing pro forma earnings by the pro forma weighted average shares of Company Common Stock after the acquisition. In addition to the historical weighted average shares of the Company Common Stock for each period presented, the pro forma weighted average includes an estimated 2,921,000 shares of the Company Common Stock to be issued in connection with the acquisition, based on an assumed Company Stock Price of $12.1625.

(g) Net operating earnings, which represents operating earnings after taxes adjusted to exclude net investment gains (losses) and accelerated (reduced) amortization of deferred acquisition costs related to such investment gains (losses) and to exclude associated income tax expense for the pro forma periods are as follows:

                                                      Historical        Pro
                                                       AmVestors       Forma
                                                      -----------  -------------

Year Ended December 31, 1995:
    Net operating earnings .....................      $   15,910          21,417
    Per common share--
        fully diluted ..........................            1.53            1.61
Three Months Ended March 31, 1996:
    Net operating earnings .....................           4,114           4,555
    Per common share--
        fully diluted ..........................      $      .39   $         .34

    Net operating earnings is a non-GAAP measure, used by investment analysts to understand the nature of a company's recurring results of operations, and is not intended as an alternative to the GAAP measures of operating earnings or net earnings.

                          INDEX TO FINANCIAL STATEMENTS

AmVestors Financial Corporation
       Independent Auditors' Report ......................................  F-2
       Consolidated Balance Sheets as of December 31, 1995 and 1994 ......  F-3
       Consolidated Statements of Earnings for the Years Ended
       December 31, 1995, 1994 and 1993 ..................................  F-5
       Consolidated Statements of Stockholders' Equity for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-6
       Consolidated Statements of Cash Flows for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-7
       Notes to Consolidated Financial Statements for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-9
       Consolidated Interim Financial Statements (Unaudited) .............  F-31
       Notes to Consolidated Interim Financial Statements ................  F-37

Financial Benefit Group, Inc. ............................................
       Independent Auditors' Report ......................................  F-55
       Consolidated Balance Sheets as of December 31, 1995 and 1994 ......  F-56
       Consolidated Statements of Operations for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-57
       Consolidated Statements of Stockholders' Equity for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-58
       Consolidated Statements of Cash Flows for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-59
       Notes to Consolidated Financial Statements for the Years Ended
             December 31, 1995, 1994 and 1993 ............................  F-60
       Consolidated Interim Financial Statements (Unaudited) .............  F-83
       Notes to Consolidated Interim Financial Statements ................  F-87

INDEPENDENT AUDITORS' REPORT






To the Board of Directors and Shareholders of AmVestors Financial Corporation
Topeka, Kansas

     We have audited the accompanying consolidated balance sheets of AmVestors Financial Corporation and subsidiaries (the company) as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AmVestors Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     The company adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities in 1994.





/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 29, 1996

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                           (000's Omitted)
                                                                                                            As of December 31,
                                                                                                     -------------------------------
ASSETS                                                                                                  1995                 1994
- -------------------------------------------------------------------------------------------          ----------          -----------

Investments:
Debt securities:
       Bonds:
             Held-to-maturity (market:  $-0- and $1,145,692) ..............................          $     --             1,237,185
             Available-for-sale (cost:  $1,947,777 and $621,138) ..........................           2,044,606             607,046
             Trading (cost:  $1,489 and $-0-) .............................................               1,485                --
                                                                                                     ----------          ----------
                                                                                                      2,046,091           1,844,231
                                                                                                     ----------          ----------
Equity securities:
       Common stock, available-for sale (cost:  $1,047 and $2,124) ........................               1,181               2,325
       Preferred stock, available-for-sale (cost:  $7,566 and $45) ........................               7,733                  31
       Preferred stock, trading (cost:  $619 and $-0-) ....................................                 629                --
                                                                                                     ----------          ----------
                                                                                                          9,543               2,356
                                                                                                     ----------          ----------
Other long-term investments ...............................................................              39,491              58,773
Short-term investments ....................................................................                 436                 520
                                                                                                     ----------          ----------
                                                                                                      2,095,561           1,905,880
Less allowance for credit losses ..........................................................                --                (2,231)
                                                                                                     ----------          ----------
       Total investments ..................................................................           2,095,561           1,903,649
                                                                                                     ----------          ----------

Cash and cash equivalents .................................................................              48,281              10,621
Accounts receivable (net of allowance for uncollectible accounts of $739 and $227) ........                 454               2,310
Amounts receivable under reinsurance agreements ...........................................             146,618             149,656
Amounts receivable on securities settlements in process ...................................              10,873                 905
Accrued investment income .................................................................              29,357              29,296
Deferred policy acquisition costs .........................................................             140,476             148,871
Deferred income taxes .....................................................................                --                11,136
Other assets ..............................................................................               4,584               3,577
                                                                                                     ----------          ----------
Total assets ..............................................................................          $2,260,021           2,476,204
                                                                                                     ==========          ==========

See notes to consolidated financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                          (000's Omitted, except share and per share data)
                                                                                                           As of December 31,
                                                                                                    --------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                                                    1995                1994
- -------------------------------------------------------------------------------------------         ------------        ------------

Liabilities:
Policy liabilities:
       Future policy benefits .............................................................         $ 2,259,028           2,148,763
       Other policy liabilities ...........................................................               7,312               2,983
                                                                                                    -----------          ----------
                                                                                                      2,266,340           2,151,746
             Notes payable ................................................................               7,000                --
             Deferred income taxes ........................................................              22,901                --
       Amounts due on securities settlements in process ...................................               1,438                 274
       Accrued expenses and other liabilities .............................................               4,080               3,805
                                                                                                    -----------          ----------
             Total liabilities ............................................................           2,301,759           2,155,825
                                                                                                    -----------          ----------
Commitments and contingencies

Stockholders' equity:
       Preferred stock, $1.00 par value authorized - 2,000,000 shares .....................                --                  --
       Common stock, no par value, authorized - 25,000,000 shares; issued and outstanding -
             10,140,738 shares in 1995 and 10,034,742 shares in 1994.......................              12,904              12,769
       Paid in capital ....................................................................              64,284              63,499
       Unrealized investment gains (losses) (net of deferred policy acquisition cost amortization expense (benefit) of $27,327 and ($3,476) and deferred income tax
             expense (benefit) of $24,431 and ($2,616))....................................              45,372              (7,813)
       Retained earnings ..................................................................              54,714              38,876
                                                                                                    -----------          ----------
                                                                                                        177,274             107,331
       Less leveraged employee stock ownership trust (LESOP) ..............................              (2,829)             (3,135)
                                                                                                    -----------          ----------
             Total stockholders' equity ...................................................             174,445             104,196
                                                                                                    -----------          ----------
             Total liabilities and stockholders' equity ...................................         $ 2,476,204           2,260,021
                                                                                                    ===========          ==========

See notes to consolidated financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF EARNINGS
                                               (000's Omitted, except per share data)
                                                                                             For the Year Ended December 31,
                                                                                        -----------------------------------------
                                                                                            1995          1994           1993
                                                                                        ------------   -----------   ------------

Revenue:
       Insurance premiums and policy charges..........................................      $  8,500         6,331          6,594
       Net investment income..........................................................       156,510       142,009        138,539
       Net trading losses.............................................................         (882)            --             --
       Net investment gains...........................................................         1,038           803         17,049
       Other revenue..................................................................         1,485           557            341
                                                                                        ------------   -----------   ------------
             Total revenue............................................................       166,651       149,700        162,523
                                                                                        ------------   -----------   ------------
Benefits and expenses:
       Benefits, claims and interest credited to policyholders........................       118,886       112,310        113,848
       Amortization of deferred policy acquisition costs..............................        12,365         9,026          9,436
       General insurance expenses.....................................................         8,370         7,587          8,830
       Premium and other taxes, licenses and fees.....................................         1,603         1,252          2,395
       Other expenses.................................................................           221           239            265
                                                                                        ------------   -----------   ------------
             Total benefits and expenses..............................................       141,445       130,414        134,774
                                                                                        ------------   -----------   ------------

Operating earnings....................................................................        25,206        19,286         27,749
Interest expense......................................................................            77            --            994
                                                                                        ------------   -----------   ------------
Earnings before income tax expense and extraordinary item.............................        25,129        19,286         26,755
Income tax expense....................................................................         8,530         5,593          8,564
                                                                                        ------------   -----------   ------------
Earnings before extraordinary item....................................................        16,599        13,693         18,191
Extraordinary item:  Loss on early extinguishment of debt (net of income tax benefit
             of $100).................................................................            --            --           (213)
                                                                                        ------------   -----------   ------------
Net earnings..........................................................................      $ 16,599        13,693         17,978
                                                                                        ============   ===========   ============
Earnings per share of common stock:
       Primary:
             Earnings before extraordinary item.......................................      $   1.60          1.32           2.62
             Extraordinary item.......................................................            --            --           (.03)
                                                                                        ------------   -----------   ------------
             Net earnings.............................................................      $   1.60          1.32           2.59
                                                                                        ============   ===========   ============
       Fully diluted:
             Earnings before extraordinary item.......................................      $   1.60          1.32           2.49
             Extraordinary item.......................................................            --            --           (.03)
                                                                                        ------------   -----------   ------------
             Net earnings.............................................................      $   1.60          1.32           2.46
                                                                                        ============   ===========   ============
       Average shares outstanding:
             Primary..................................................................        10,354        10,341          6,860
             Fully diluted............................................................        10,404        10,341          7,315

See notes to consolidated financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                          (000's Omitted, except share and per share data)
                                                                         Unrealized
                                                                         Investment
                                              Common       Paid-in          Gains       Retained   Treasury
                                              Stock        Capital        (Losses)      Earnings     Stock       LESOP      Total
                                            ----------  --------------  ------------  -----------  ----------  ---------  ----------

Balance as of January 1, 1993.............  $   8,186       45,016             (809)       7,441      (6,855)    (3,688)     49,463
Net earnings..............................         --          --                --       17,978          --         --      17,978
Change in unrealized investment gains
  (losses)................................         --          --             1,873           --          --         --       1,873
Cash dividends to stockholders ($1.50
  per share on preferred stock)...........         --          --                --         (236)         --         --        (236)
Cash paid on reverse stock split..........         --         (25)               --           --          --         --         (25)
Issuance of common stock:
  upon completion of stock offering.......      4,392      25,014                --           --          --         --      29,406
  upon exercise of options................        290       1,704 <F1>           --           --          --         --       1,994
  upon conversion of preferred stock......        729        (557)               --           --          --         --          --
Retirement of treasury stock..............       (690)     (6,165)               --           --       6,855         --          --
Repurchase of warrants on debt payment....         --        (375)               --           --          --         --        (375)
Allocation of LESOP shares................         --          --                --           --          --        267         267
                                            ----------  --------------  ------------  -----------  ----------  ---------  ----------
Balance as of December 31, 1993...........     12,907      64,612             1,064       25,183          --     (3,421)    100,345

Net earnings..............................         --          --                --       13,693          --         --      13,693
Cumulative effect of adoption of
  SFAS 115................................         --          --            19,613           --          --         --      19,613
Change in unrealized investment gains
  (losses)................................         --          --           (28,490)          --          --         --     (28,490)
Remaining offering costs..................         --        (135)               --           --          --         --        (135)
Redemption stockholders rights plan.......         --        (101)               --           --          --         --        (101)
Issuance of common stock:
  upon exercise of options................         28         143 <F1>           --           --          --         --         171
Purchase of treasury shares...............         --          --                --           --      (1,186)        --      (1,186)
Retirement of treasury stock..............       (166)     (1,020)               --           --       1,186         --          --
Allocation of LESOP shares................         --          --                --           --          --        286         286
                                            ----------  --------------  ------------  -----------  ----------  ---------  ----------
Balance as of December 31, 1994...........     12,769      63,499            (7,813)      38,876          --     (3,135)    104,196

Net earnings..............................         --          --                --       16,599          --         --      16,599
Change in unrealized investment gains
  (losses)................................         --          --            53,185           --          --         --      53,185
Cash dividends to stockholders ($.075 per
  share on common stock)..................         --          --                --         (761)         --         --        (761)
Issuance of common stock:
  upon exercise of options................        135         785 <F1>           --           --          --         --         920
Allocation of LESOP shares................         --          --                --           --          --        306         306

Balance December 31, 1995.................  $  12,904      64,284            45,372       54,714          --     (2,829)    174,445
                                            ==========  ==============  ============  ===========  ==========  =========  ==========

- ----------------

<F1> Net of income tax benefit of $440, $10 and $129 for the years ended December 31, 1995, 1994 and 1993, respectively.

See notes to consolidated financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          Increase (Decrease) in Cash and Cash Equivalents
                                                                                          (000's Omitted)
                                                                                  For the Year Ended December 31,
                                                                 ------------------------------------------------------------------
                                                                         1995                   1994                   1993
                                                                 ---------------------   -------------------    -------------------

Operating Activities:
       Net earnings..............................................             $16,599                13,693                 17,978
       Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
         Interest credited to policyholders......................             121,182               114,871                116,942
         Amortization of (discounts) premiums on debt securities,
           net...................................................              (1,561)               (2,347)                (1,905)
         Amortization of deferred policy acquisition costs.......              12,365                 9,026                  9,436
         Net trading losses......................................                 882                    --                     --
         Net investment (gains)..................................              (1,038)                 (803)               (17,049)
         Accrued investment income...............................                 (61)               (2,752)                (2,366)
         Deferred income taxes...................................               6,990                   651                  4,635
         Other, net..............................................               2,538                (1,830)                 1,982
                                                                 ---------------------   -------------------    -------------------
                   Net cash provided by operating activities.....             157,896               130,509                129,653
                                                                 ---------------------   -------------------    -------------------
Investing Activities:
       Purchases of securities:
             Held-to-maturity....................................              (5,052)             (242,464)              (578,918)
             Available-for-sale..................................            (343,322)             (332,647)                    --
             Trading.............................................             (72,018)                   --                     --
       Proceeds from sale of securities:
             Held-to-maturity....................................                  --                 8,302                341,498
             Available-for-sale..................................             140,742               319,846                     --
             Trading.............................................              69,017                    --                     --
       Proceeds from maturity or redemption:
            Held-to-maturity.....................................              26,303                35,375                184,280
             Available-for-sale..................................              85,767                86,973                     --
       Other long-term investments, net..........................              19,271               (20,215)               (20,326)
       Short-term investments, net...............................                  83                 1,392                   (487)
       Capitalization of deferred policy acquisition costs.......             (34,775)              (25,750)               (18,212)
       Other, net................................................              (1,741)                 (413)                  (497)
                                                                 ---------------------   -------------------    -------------------
                   Net cash used in investing activities.........            (115,725)             (169,601)               (92,662)
                                                                 ---------------------   -------------------    -------------------
Financing Activities:
       Premiums received.........................................             357,705               267,802                222,177
       Surrender and death benefits paid.........................            (372,234)             (246,632)              (318,880)
       Surrender and risk charges collected......................               6,971                 5,409                  5,161
       Securities settlements in process.........................              (8,804)                  573                (25,609)
       Proceeds from notes payable...............................               7,000                    --                     --
       Payments on notes payable.................................                  --                    --                (19,918)
       Cash dividends to stockholders............................                (761)                   --                     --
       Issuance of common stock..................................                 920                   171                 31,400
       Other, net................................................               4,692                   608                 (2,590)
                                                                 ---------------------   -------------------    -------------------
                   Net cash provided by (used in) financing
                     activities..................................              (4,511)               27,931               (108,259)
                                                                 ---------------------   -------------------    -------------------
Increase (Decrease) in Cash and Cash Equivalents.................              37,660               (11,161)               (71,268)
Cash and Cash Equivalents:
       Beginning of year.........................................              10,621                21,782                 93,050
                                                                 ---------------------   -------------------    -------------------
       End of year...............................................             $48,281                10,621                 21,782
                                                                 =====================   ===================    ===================

See notes to consolidated financial statements.

                                           AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                                           Increase (Decrease) in Cash and Cash Equivalents
                                                                                                 (000's Omitted)
                                                                                         For the Year Ended December 31,
                                                                             -------------------------------------------------------
                                                                                    1995               1994              1993
                                                                             -----------------  -----------------  -----------------

Supplemental schedule of cash flow information:

       Income tax payments (refunds) ......................................         $  (1,507)             6,150              3,204
                                                                             =================  =================  =================

       Interest payments ..................................................         $      43                 --              1,071
                                                                             =================  =================  =================

Change in net unrealized investment gains (losses).........................         $ 111,035            (56,823)                --

Less:  Associated reduction in amortization of deferred policy acquisition
       costs...............................................................           (30,803)            16,221                 --

       Deferred income tax (expense) benefit ..............................                --            (27,047)            13,177
                                                                             -----------------  -----------------  -----------------

Net change in net unrealized investment gains (losses) ....................         $  53,185            (27,425)                --
                                                                             =================  =================  =================

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the Years Ended December 31, 1995, 1994 and 1993

1. Summary of Significant Accounting Policies:
- ----------------------------------------------

a. Principles of consolidation:

   The consolidated financial statements include the accounts of AmVestors and its wholly-owned subsidiaries American Investors Life Insurance Company, Inc. (American), American Investors Sales Group, Inc. (American Sales), AmVestors Investment Group, Inc. (AIG), (collectively the company). All significant intercompany accounts and transactions have been eliminated.

b. Investments:

   Debt securities held-to-maturity are carried at amortized cost, except that those securities with an other than temporary impairment in value are carried at estimated net realizable value. Debt securities available-for-sale are carried at estimated market value, with any unrealized gains or losses recorded in stockholders' equity.

   Investments are reviewed on each balance sheet date to determine if they are impaired. In determining whether an investment is impaired, the company considers whether the decline in market value at the balance sheet date is an other than temporary decline; if so, then the investment's carrying value is reduced to a new cost basis which represents estimated net realizable value. The decline in value is reported as a realized loss, and a recovery from the new cost basis is recognized as a realized gain only at sale.

   The estimates of net realizable value are based on information obtained from published financial information provided by issuers, independent sources such as broker dealers or the company's independent investment advisor. Such amounts represent an estimate of the consideration to be received in the future when the defaulted company's debt is settled through the sale of their assets or the restructuring of their debt. These estimates do not represent the discounted present value of these future considerations.

   Investments in common stock and preferred stock are carried at market, with unrealized gains (losses) recorded in stockholders' equity for securities available-for-sale.

   Investments in debt and equity securities which were purchased principally for the purpose of selling such securities in the near term are classified as trading securities and are carried at market. Unrealized gains (losses) are included currently in the results of earnings.

   The cost of securities sold is determined on the identified certificate basis.

   Other long-term investments include policy loans and mortgage loans on real estate which are carried at cost less principal payments since date of acquisition, and certain partnership investments which are carried at an amount equal to the partner's estimated market value with any unrealized gains or losses recorded in net investment income.

c. Fair value of financial instruments:

   Estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

   The carrying values and estimated fair values of the company's financial instruments as of December 31, 1995 and 1994 were as follows:

                                                                                  (000's Omitted)
                                                 ---------------------------------------------------------------------------------
                                                                    1995                                      1994
                                                 ------------------------------------------   ------------------------------------
                                                      Carrying                 Fair               Carrying              Fair
                                                        Value                  Value                Value               Value
                                                 -------------------    -------------------   -----------------    ---------------

Assets:
       Debt securities...........................         $2,046,091              2,046,091           1,844,231          1,752,738
       Equity securities.........................              9,543                  9,543               2,356              2,356
       Other long-term investments...............             39,491                 39,546              58,773             58,536
       Short-term investments....................                436                    436                 520                520
       Cash and cash equivalents.................             48,281                 48,281              10,621             10,621
       Amounts receivable on securities
         settlement in process...................             10,873                 10,873                 905                905
       Accounts receivable and accrued
         investment income.......................             29,811                 29,811              31,606             31,606
Liabilities:
       Future policy benefits - investment
         contracts...............................          2,022,653              1,900,895           1,917,066          1,799,090
       Other policy liabilities..................              7,312                  7,312               2,983              2,983
       Notes payable.............................              7,000                  7,000                  --                 --
       Amounts due on securities settlements in
         process.................................              1,438                  1,438                 274                274
       Accrued expenses and other liabilities....              4,080                  4,080               3,805              3,805


   Debt securities - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   Equity securities - Fair value equals the carrying value as these securities are carried at quoted market value.

   Other long-term investments - For certain homogeneous categories of mortgage loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. Fair value of policy loans and other long-term investments is estimated to approximate the assets' carrying value.

   Short-term investments and cash and cash equivalents - The carrying amounts reported in the balance sheet approximate the assets' fair value.

   Amounts receivable on securities settlements in process - The carrying amount reported in the balance sheet approximate the fair value of this asset.

   Accounts receivable and accrued investment income - The carrying amounts reported in the balance sheet for these assets approximates fair value.

   Future policy benefits for investment contracts - The fair values for deferred annuities were estimated to be the amount payable on demand at the reporting date as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less any applicable surrender charges.

   Notes payable - The fair value of the company's note payable has been estimated to be an amount equal to the balance reported in the balance sheet.

   Other policy liabilities - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

   Amounts due on securities settlements in process - The carrying amount reported in the balance sheet approximates the fair value of this liability.

   Accrued expenses and other liabilities - The carrying amount in the balance sheet approximates the fair value of these liabilities.

   The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

d. Significant Risks and Uncertainties

   Nature of Operations - The company specializes in the sale of deferred annuity products, the earnings on which are not currently taxable to the annuity owner. Any changes in tax regulation which eliminate or significantly reduce this advantage of tax deferred income would adversely impact the operations of the company. The company's products are marketed through a network of independent agents licensed in 47 states and the District of Columbia. The company is not dependent on any one agent or agency for a substantial amount of its business. No single agent accounted for more than 1% of annuity sales in 1995, and the top twenty individual agents accounted for approximately 11% of 1995 annuity sales.

   Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   Certain Significant Estimates - Certain costs incurred to acquire new business are deferred and amortized in relation to the incidence of expected gross profits over the expected life of the policies. Determination of expected gross profits includes management's estimate of certain elements over the life of the policies, including investment income, interest to be credited to the contract, surrenders and resultant surrender charges, deaths and in the case of life insurance, mortality charges to be collected. These estimates of expected gross profits are used as a basis for amortizing deferred costs. These estimates are periodically reviewed by management and if actual experience indicates that the estimates should be revised the total amortization recorded to date is adjusted by a charge or credit to earnings.

e. Deferred policy acquisition costs:

   The costs of acquiring new business (primarily commissions and policy expenses), which vary with and are directly related to the production of new business, have been deferred. The deferred costs related to investment-type deferred annuity contracts are amortized in relation to the incidence of expected gross profits over the expected life of the policies. For single premium life insurance, deferred policy acquisition costs are amortized over the life of the policies, but not more than 20 years for policies issued before January 1, 1987, and not more than 30 years for policies issued after December 31, 1986, based on the expected gross profits for the amortization periods. The deferred costs related to traditional life contracts are amortized over the premium paying period for the related policies using the same actuarial assumptions as to interest, mortality and withdrawals as are used to calculate the reserves for future benefits.

   Net investment gains realized in 1995, 1994 and 1993 resulted in the company experiencing investment margins greater than those estimated. As a result, $3,902, $203,940 and $4,790,523 of the unamortized balance of deferred policy acquisition costs were expensed in 1995, 1994 and 1993, respectively. The amount charged off is based on actual gross profits earned to date in relation to total gross profits expected to be earned over the life of the related contracts.

   Estimates of the expected gross profits to be realized in future years include the anticipated yield on investments. Deferred policy acquisition costs will be adjusted in the future based on actual investment income earned.

f. Future policy benefits:

   Liabilities for future policy benefits under life insurance policies, other than single premium life insurance, have been computed by the net level premium method based upon estimated future policy benefits (excluding participating dividends), investment yield, mortality and withdrawals giving recognition to risk of adverse deviation. Interest rates range from 4 1/2% to 10 1/2% depending on the year of issue, with mortality and withdrawal assumptions based on company and industry experience prevailing at the time of issue.

   For single premium life insurance and single premium annuities, the future policy benefits are equal to the accumulation of the single premiums at the credited rate of interest and for single premium whole life, less any mortality charges.

g. Participating policies:

   The company issued participating policies on which dividends are paid to policyholders as determined annually by the Board of Directors. The amount of dividends declared but undistributed is included in other liabilities. Policy benefit reserves do not include a provision for estimated future participating dividends.

h. Depreciation:

   The home office buildings are depreciated on the straight-line basis over estimated lives of 40 years. Other depreciation is provided on the straight-line basis over useful lives ranging from 5 to 8 years.

i. Income taxes:

   The company and its subsidiaries prepare and file their income tax returns on a consolidated basis.

   The company provides for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the financial statements on the liability method.

j. Earnings per share:

   Primary earnings per share of common stock is computed by dividing net earnings (reduced by preferred dividend requirements in 1993) by the sum of the weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants, calculated using the treasury stock method. During 1993, 573,332 common shares were issued upon conversion of $4,300,000 of Series B Convertible Preferred Stock. Had this conversion occurred on January 1, 1993, primary earnings per share would have been $2.46 for 1993. During 1993, 1,646,883 shares of common stock were sold to retire debt in the amount of $14,030,289. Had this sale and the corresponding retirement of debt occurred on January 1, 1993, primary earnings per share would have been $2.25 for 1993.

k. Consolidated statements of cash flows:

   For purposes of reporting cash flows, cash and cash equivalents includes cash and money market accounts and other securities with original maturities within three months.

l. New accounting standards:

   Effective January 1, 1994, the company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This Statement addresses the accounting and reporting for certain investments in debt and equity securities by requiring such investments to be classified in held-to-maturity, available-for-sale, or trading categories. The cumulative effect of the adoption of this Statement was an increase in stockholder's equity of $19,612,653 (net of related amortization of deferred policy acquisition costs of $12,745,031 and deferred income tax expense of $10,560,659), representing the aggregate excess fair value over cost for those securities included in the available-for-sale category, net of associated amortization of deferred policy acquisition costs and deferred income tax expense.

   Effective November 30, 1995, the company adopted the provisions of "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" and transferred all bonds with an amortized cost of $1,159,390,768 classified as held to maturity to available-for-sale. The effect of the adoption was an increase in stockholders' equity of $21,218,205 (net of related amortization of deferred policy acquisition costs of $12,792,403 and deferred income taxes of $11,425,188). Net earnings for the year ended
December 31, 1995 were not affected by the adoption of this implementation guide.

   Effective for fiscal years beginning after December 15, 1995, SFAS No. 121, "Accounting for the Impairment Of Long Lived Assets" establishes accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets. The company does not expect this Statement to have a material effect on its consolidated financial statements.

   Effective January 1, 1996, SFAS No. 123, "Accounting for Stock-Based Compensation," will require increased disclosure of compensation expense arising from stock compensation plans. The Statement encourages rather than requires companies to adopt a new method that accounts for stock compensation awards based on their estimated fair value at the date they are granted. Companies will be permitted, however, to continue accounting under APB Opinion No. 25 which requires compensation cost be recognized based on the difference, if any, between the quoted market price of the stock on the date of grant and the amount an employee must pay to acquire the stock. The company will continue to apply APB Opinion No. 25 in its consolidated financial statements and will disclose pro forma net income and earnings per share in a footnote to its consolidated financial statements, determined as if the new method were applied.

m. Reclassifications:

   Certain reclassifications have been made to conform prior years' financial statements to the December 31, 1995, presentation.

2. Investments:

A summary of investment income is as follows:

                                                                                           (000's Omitted)
                                                                                   For the Year Ended December 31,
                                                                 -------------------------------------------------------------------
                                                                         1995                     1994                   1993
                                                                 ---------------------   --------------------   --------------------

Net investment income:
       Debt securities .......................................              $ 148,040                142,469                136,533
       Equity securities .....................................                  1,158                     50                     76
       Other long-term investments ...........................                  8,032                    486                  3,096
       Short-term investments ................................                  1,612                    830                    931
                                                                 ---------------------   --------------------   --------------------
                                                                              158,842                143,835                140,636
       Less investment expenses ..............................                  2,332                  1,826                  2,097
                                                                 ---------------------   --------------------   --------------------
Net investment income ........................................              $ 156,510                142,009                138,539
                                                                 =====================   ====================   ====================
Net investment gains (losses):
       Debt securities .......................................              $     417                   (533)                18,486
       Equity securities .....................................                    646                  1,335                   (274)
       Other .................................................                    (25)                     1                 (1,163)
                                                                 ---------------------   --------------------   --------------------
Net investment gains (losses) ................................              $   1,038                    803                 17,049
                                                                 =====================   ====================   ====================
Net trading gains (losses):
       Debt securities .......................................              $      68                   --                     --
       Equity securities .....................................                   (950)                  --                     --
                                                                 ---------------------   --------------------   --------------------
Net trading gains (losses) ...................................              $    (882)                  --                     --
                                                                 =====================   ====================   ====================

   Certain limited partnership investments are included in income from other long-term investments. These funds (commonly referred to as hedge funds) are managed by outside investment advisors. The investment guidelines of these partnerships provide for a broad range of investment alternatives, including stocks, bonds, futures, options, commodities, and various other financial instruments. These investments were purchased with the strategy to achieve a yield in excess of the S&P 500 Index. The partnerships are carried at an amount equal to the company's share of the partnerships' estimated market value with related unrealized gains and losses recorded in net investment income. In accordance with the permitted guidelines, the investments purchased by these partnerships may experience greater than normal volatility which could materially affect the company's earnings for any given period.

   The maturity of the company's debt and equity securities portfolio as of December 31, 1995 was as follows:

                                                                                        (000's Omitted)
                                                                                    As of December 31, 1995
                                                             -----------------------------------------------------------------------
                                                                    Available-for-sale                           Trading
                                                             --------------------------------        -------------------------------
                                                              Amortized            Estimated          Amortized          Estimated
                                                                 Cost             Market Value           Cost           Market Value
                                                             ------------        ------------        ------------       ------------

Debt Securities:
Bonds:
One year or less ...................................          $   25,660              23,361                --                  --
Two years through five years .......................             461,364             478,490                --                  --
Six years through ten years ........................           1,228,934           1,302,318                 462                 467
Eleven years and after .............................             231,819             240,437               1,027               1,018
                                                              ----------          ----------          ----------          ----------
                                                               1,947,777           2,044,606               1,489               1,485
Equity securities ..................................               8,613               8,914                 619                 629
                                                              ----------          ----------          ----------          ----------
                                                              $1,956,390           2,053,520               2,108               2,114
                                                              ==========          ==========          ==========          ==========

     These tables include mortgage-backed securities based on the estimated future cash flows of the underlying mortgages.

     The amortized cost, estimated market value and unrealized market gains and losses of debt and equity securities as of December 31, 1995, and 1994 were as follows:

                                                                                              (000's Omitted)
                                                                                                                          Estimated
                                                                          Amortized       Unrealized      Unrealized        Market
                                                                             Cost           Gains           Losses           Value
                                                                          ----------      ----------      ----------      ----------

                 December 31, 1995

Bonds available-for-sale:
       Corporate debt obligations
             Investment grade ......................................      $1,076,873          63,321             724       1,139,470
             High-yield.............................................         147,878           5,468           1,810         151,536
                                                                          ----------      ----------      ----------      ----------
                                                                           1,224,751          68,789           2,534       1,291,006
       U.S. Treasury obligations....................................          51,743             942              21          52,664
       Mortgage-backed securities
             Investment grade ......................................         661,652          32,062               1         693,713
             High-yield.............................................           9,631            --             2,408           7,223
                                                                          ----------      ----------      ----------      ----------
       Bonds available-for-sale ....................................       1,947,777         101,793           4,964       2,044,606
                                                                          ----------      ----------      ----------      ----------
Bonds trading:
       Corporate debt obligations
             Investment grade ......................................             458            --                 7             451
             High-yield.............................................           1,031               5               2           1,034
                                                                          ----------      ----------      ----------      ----------
       Bonds trading................................................           1,489               5               9           1,485
                                                                          ----------      ----------      ----------      ----------
       Total bonds .................................................       1,949,266         101,798           4,973       2,046,091
       Equity securities............................................           9,232             614             303           9,543
                                                                          ----------      ----------      ----------      ----------
                                                                          $1,958,498         102,412           5,276       2,055,634
                                                                          ==========      ==========      ==========      ==========
                 December 31, 1994

Bonds held-to-maturity:
       Corporate debt obligations
             Investment grade ......................................      $  792,746           1,160          62,907         730,999
             High-yield ............................................         135,698             108           9,267         126,539
                                                                          ----------      ----------      ----------      ----------
                                                                             928,444           1,268          72,174         857,538
       U.S. Treasury obligations....................................           3,618            --               319           3,299
       Mortgage-backed securities ..................................         305,123          20,169          20,269         284,855
                                                                          ----------      ----------      ----------      ----------
       Bonds held-to-maturity ......................................       1,237,185           1,269          92,762       1,145,692
                                                                          ----------      ----------      ----------      ----------
Bonds available-for-sale:
       Corporate debt obligations
             Investment grade ......................................         253,055           1,005           5,633         248,427
             High-yield.............................................           1,218            --                 8           1,210
                                                                          ----------      ----------      ----------      ----------
                                                                             254,273           1,005           5,641         249,637
       Mortgage-backed securities ..................................         366,865             590          10,046         357,409
                                                                          ----------      ----------      ----------      ----------
       Bonds available-for-sale ....................................         621,138           1,595          15,687         607,046
                                                                          ----------      ----------      ----------      ----------
       Total bonds .................................................       1,858,323           2,864         108,449       1,752,738
       Equity securities............................................           2,169             417             230           2,356
                                                                          ----------      ----------      ----------      ----------
                                                                          $1,860,492           3,281         108,679       1,755,094
                                                                          ==========      ==========      ==========      ==========

     The preceding table includes the carrying value and estimated market value of debt securities which the company has determined to be impaired (other than temporary decline in value) as follows:

                              Original   Accumulated   Carrying      Estimated
                                Cost      Writedowns     Value      Market Value
                            -----------  -----------  -----------  ------------

December 31, 1995 ........     $7,545       7,545         --            --
December 31, 1994 ........     $9,535       7,814        1,721         1,721

     The company defines high-yield securities as those corporate debt obligations rated below investment grade by Standard & Poor's and Moody's or, if unrated, those that meet the objective criteria developed by the company's independent investment advisory firm. Management believes that the return on high-yield securities adequately compensates the company for additional credit and liquidity risks that characterize such investments. In some cases, the ultimate collection of principal and timely receipt of interest is dependent upon the issuer attaining improved operating results, selling assets or obtaining financing.

     The amortized cost, estimated market value and unrealized market gains and losses by type of mortgage-backed security as of December 31, 1995, and December 31, 1994 were as follows:

                                                                                                      (000's Omitted)
                                                                                                                          Estimated
                                                                                      Amortized   Unrealized  Unrealized    Market
                                                                                         Cost       Gains       Losses      Value
                                                                                      ----------  ----------  ----------  ----------
                  December 31, 1995

Government agency mortgaged-backed securities:
       Planned amortization classes and accretion directed classes ..............        $71,164       1,823        --        72,987
       Targeted amortization classes and accretion directed classes .............          7,833         360        --         8,193
       Pass-throughs
                                                                                              32           3        --            35
                                                                                      ----------  ----------  ----------  ----------
             Total government agency mortgage-backed securities..................         79,029       2,186        --        81,215
                                                                                      ----------  ----------  ----------  ----------
Government sponsored enterprise mortgage-backed securities:
       Planned amortization classes .............................................        403,359      23,750        --       427,109
       Sequential classes .......................................................         19,546       1,405        --        20,951
       Pass-throughs.............................................................          3,258          21        --         3,279
                                                                                      ----------  ----------  ----------  ----------
             Total government sponsored enterprise mortgage-backed
                   securities ...................................................        426,163      25,176        --       451,339
                                                                                      ----------  ----------  ----------  ----------
Other mortgage-backed securities:
       Planned amortization classes .............................................         18,574         172        --        18,746
       Sequential classes .......................................................        134,245       4,484           1     138,728
       Pass-throughs ............................................................             11        --          --            11
       Subordinated classes......................................................         13,261          44       2,408      10,897
                                                                                      ----------  ----------  ----------  ----------
             Total other mortgage-backed securities..............................        166,091       4,700       2,409     168,382
                                                                                      ----------  ----------  ----------  ----------
Total mortgage-backed securities ................................................       $671,283      32,062       2,409     700,936
                                                                                      ==========  ==========  ==========  ==========

                                                                                                   (000's Omitted)
                                                                                                                          Estimated
                                                                                Amortized     Unrealized    Unrealized      Market
                                                                                   Cost          Gains        Losses         Value
                                                                                ----------    ----------    ----------    ----------

                  December 31, 1994

Government agency mortgaged-backed securities:
       Planned amortization classes and accretion directed classes .........    $   75,557            12         5,614        69,955
       Targeted amortization classes and accretion directed classes ........         7,729          --             319         7,410
       Pass-throughs                                                                    40             2          --              42
                                                                                ----------    ----------    ----------    ----------
             Total government agency mortgage-backed securities.............        83,326            14         5,933        77,407
                                                                                ----------    ----------    ----------    ----------
Government sponsored enterprise mortgage-backed securities:
       Planned amortization classes ........................................       410,313           104        15,852       394,565
       Sequential classes ..................................................        19,705          --           1,087        18,618
       Pass-throughs........................................................           299          --               2           297
                                                                                ----------    ----------    ----------    ----------
             Total government sponsored enterprise mortgage-backed
                   securities ..............................................       430,317           104        16,941       413,480
                                                                                ----------    ----------    ----------    ----------
Other mortgage-backed securities:
       Planned amortization classes ........................................        22,686            22           745        21,963
       Sequential classes ..................................................       125,100           451         5,345       120,206
       Pass-throughs .......................................................            13          --            --              13
       Subordinated classes.................................................        10,546          --           1,351         9,195
                                                                                ----------    ----------    ----------    ----------
             Total other mortgage-backed securities.........................       158,345           473         7,441       151,377
                                                                                ----------    ----------    ----------    ----------
Total mortgage-backed securities ...........................................    $  671,988           591        30,315       642,264
                                                                                ==========    ==========    ==========    ==========

     Certain mortgage-backed securities are subject to significant prepayment risk. This is due to the fact that in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled, as individuals refinance higher rate mortgages to take advantage of the lower current rates. As a result, holders of mortgage-backed securities may receive large prepayments on their investments which they are unable to reinvest at an interest rate comparable to the rate on the prepaying mortgages. Mortgage-backed pass-through securities and sequential classes, which comprised 23.4% and 21.6% of the carrying value of the company's mortgage-backed securities as of December 31, 1995 and December 31, 1994, respectively, are sensitive to this prepayment risk.

     A portion of the company's mortgage-backed securities portfolio consists of planned amortization class ("PAC"), targeted amortization class ("TAC") and accretion directed class ("AD") instruments. These securities are designed to amortize in a more predictable manner by shifting the primary risk of prepayment to investors in other tranches (support classes) of the mortgage-backed security. PAC, TAC and AD securities comprised 74.6% and 76.8% of the carrying value of the company's mortgage- backed securities as of December 31, 1995 and December 31, 1994, respectively.

     As of December 31, 1995, 75.3% of the company's mortgage-backed securities were issued by either government agencies or government sponsored enterprises, compared to 76.4% as of December 31, 1994. The credit risk associated with these securities is generally less than other mortgage-backed securities. With the exception of six issues, with a carrying value of $19.3 million as of

December 31, 1995, all of the company's investments in other mortgage-backed securities are rated A or better by Standard & Poor's or Moody's.

     The following investments held as of December 31, 1995, exceeded ten percent of stockholders' equity:

                                                                                         (000's Omitted)
                                                                                        As of December 31,
                                                              ----------------------------------------------------------------------
                                                                             1995                                1994
                                                              ----------------------------------   ---------------------------------
                                                                 Amortized          Estimated         Amortized         Estimated
                                                                    Cost              Market             Cost             Market
                                                              ----------------    --------------   ----------------   --------------

10% of Stockholders' Equity.................................       $17,444                  --           10,420                --
                                                              ================                     ================
Bonds:
FNMA 94 83 B, 7.5%, 7-2003..................................       $19,197              20,598           19,177            18,031

LA County Pension Oblig, various interest rates and due
      dates through 2005....................................        18,633              20,675               --                --
Quebec Province CDA, 8.625%, due 01-2005....................        20,199              21,923               --                --


     The amounts shown as "estimated market" are primarily based on quotations obtained from independent sources such as broker dealers who make markets in similar securities. Unless representative trades of securities actually occur at the balance sheet date, these quotes are generally estimates of market value based on an evaluation of appropriate factors such as institution-size trading in similar securities, yield, credit quality, coupon rate, maturity, type of issue and other market data. Losses are recognized in the period they occur based upon specific review of the securities portfolio and other factors.

     The consideration received on sales of debt and equity securities, carrying value and realized gains and losses on those sales were as follows:

                                                      (000's Omitted)
                                              For the Year Ended December 31,
                                            -----------------------------------
                                               1995         1994         1993
                                            ---------    ---------    ---------

Consideration received ..................   $ 275,012      462,138      393,142
Carrying value ..........................     275,204      461,335      374,584
                                            ---------    ---------    ---------
       Net investment gains (losses) ....        (192)         803       18,558
                                            =========    =========    =========
Investment gains ........................   $   2,773        4,268       18,677
Investment losses .......................      (2,965)      (3,465)        (119)
                                            ---------    ---------    ---------
       Net investment gains (losses) ....   $    (192)         803       18,558
                                            =========    =========    =========

     During 1995, the company transferred bonds of four issuers from held-to-maturity to available-for- sale based upon a significant deterioration in the issuers' creditworthiness. The book value of these bonds at the time of transfer was $16,128,888. Included in the above table are 1995 losses of $2,151,154 on the sale of bonds of four issuers which the company had transferred from held-to- maturity to available-for-sale.

     The 1994 amounts include bonds of one issuer which the company had classified as held-to- maturity, the sale of which resulted in a loss of $205,526. The decision to sell these bonds was based upon a significant deterioration in the issuers' creditworthiness. The book value of these bonds at the time of sale was $8,507,732.

     Net unrealized gains (losses) on debt securities held-to-maturity, debt securities available-for-sale, equity securities available-for-sale and other long-term investments changed as follows:

                                                                                     (000's) Omitted
                                                                               Net Unrealized Gains (Losses)
                                                ------------------------------------------------------------------------------------
                                                   Debt           Debt                         Equity
                                                Securities     Securities        Debt        Securities       Equity       Other
                                                 Held-to-    Available-for-   Securities   Available-for-   Securities   Long-term
                                                 Maturity         Sale          Trading         Sale          Trading   Investments
                                                ----------   --------------   ----------   --------------   ---------   ------------

Balance as of January 1, 1993 .............     $  37,420          4,115           --             (809)          --            --
1993 Net Change ...........................           911         38,920           --            1,091           --           1,330
                                                ---------      ---------      ---------      ---------      ---------     ---------
Balance as of December 31, 1993  ..........        38,331         43,035           --              282           --           1,330
1994 Net Change ...........................      (129,824)       (57,127)          --              (95)          --          (1,330)
                                                ---------      ---------      ---------      ---------      ---------     ---------
Balance as of December 31, 1994  ..........       (91,493)       (14,092)          --              187           --            --
1995 Net Change ...........................        91,493        110,921             (4)           114             10          --
                                                ---------      ---------      ---------      ---------      ---------     ---------
Balance as of December 31, 1995  ..........     $    --           96,829             (4)           301             10          --
                                                =========      =========      =========      =========      =========     =========


     At December 31, 1995 and 1994, investments with statutory carrying values of $1,956,343,973 and $1,866,074,033, respectively, were on deposit with various insurance departments. These amounts exceeded the minimum required deposits by $53,856,902 and $66,325,834 as of December 31, 1995 and 1994 respectively.

3.     Other Assets:

       Other assets consist of the following:

                                                               (000's) Omitted
                                                              As of December 31,
                                                             -------------------
                                                              1995         1994
                                                             ------       ------

Property and equipment at cost:
       Home office building (including
         land of $352) ...............................       $3,643        2,152
       Furniture and equipment .......................        3,711        3,464
       Automobiles ...................................           99          115
                                                             ------       ------
                                                              7,453        5,731
Less accumulated depreciation ........................        3,650        3,336
                                                             ------       ------
                                                              3,803        2,395
Other ................................................          781        1,182
                                                             ------       ------
                                                             $4,584        3,577
                                                             ======       ======

4.     Reinsurance:

     The company reinsures portions of insurance it writes. The maximum amount of risk retained by the company on any one life is $150,000.

       A summary of reinsurance data follows (000's Omitted):

       For the                                                                                   Ceded to
      Year Ended                                                            Gross                 other                  Net
     December 31,                       Descriptions                       amount               companies              amount
- ------------------------   --------------------------------------    -------------------    ------------------   -------------------

         1995              Life insurance in force                   $           311,991               240,206                71,785
                           Insurance premiums and policy charges     $             9,409                   909                 8,500
                           Future policy benefits                    $         2,259,028               145,183             2,113,845
         1994              Life insurance in force                   $           330,108               259,200                70,908
                           Insurance premiums and policy charges     $             7,308                   977                 6,331
                           Future policy benefits                    $         2,148,763               148,575             2,000,188
         1993              Life insurance in force                   $           354,703               280,819                73,884
                           Insurance premiums and policy charges     $             7,936                 1,342                 6,594
                           Future policy benefits                    $         2,005,339               150,500             1,854,839

     The company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.

     The company had amounts receivable under reinsurance agreements of $146,617,611 and $149,656,094 as of December 31, 1995, and December 31, 1994,
respectively. Of the amounts, $144,965,371 and $147,949,099 were associated with a single reinsurer. In 1989, the company entered into a coinsurance agreement which ceded 90% of the risk on the company's block of single premium whole life policies written prior to 1989 to Employers Reassurance Corporation (ERC). The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. Reimbursements received from ERC for amounts paid by the company on the reinsured risks totalled $12,044,418, $9,740,717 and $7,991,680 for the years ended December 31, 1995, 1994 and 1993, respectively.

     The following table identifies the components of the amounts receivable from ERC:

                                                             (000's) Omitted
                                                            As of December 31,
                                                         -----------------------
                                                           1995           1994
                                                         --------       --------

Reserve for future policy benefits ...............       $143,558        146,919
Reimbursement for benefit payments ...............          1,407          1,030
                                                         --------       --------
                                                         $144,965        147,949
                                                         ========       ========

5.     Credit Agreement:

     On December 29, 1994, the company entered into a credit agreement with The First National Bank of Chicago (First Chicago) and Boatmen's First National Bank of Kansas City (Boatmen's), as Lenders. On July 28, 1995, this agreement was amended to reduce the commitment from $25,000,000 to $15,000,000. The company has agreed to pay a commitment fee of .25% per annum on the unused portion of the commitment. Borrowings under this agreement may be used for general corporate purposes. During December, 1995, the company borrowed $7,000,000 (effective annual interest at December 31, 1995 of 6.91%) under the credit agreement and contributed the proceeds to the capital and surplus of American. Principal repayments for this borrowing are as follows: 1996 - $-0- 1997 - $1,820,000 1998 - $2,240,000 1999 - $2,940,000.

     Interest on the borrowings under this agreement is determined at the option of the company to be: (i) a fluctuating rate of interest equal to the higher of the corporate base announced by First Chicago from time to time, and a fluctuating rate equal to the weighted average of rates on overnight Federal Funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York plus .50% per annum, or (ii) a Eurodollar rate plus a margin ranging from 1.00% to 1.25%.

     In addition to general covenants which are customary for facilities such as this, the company has agreed to maintain minimum consolidated net worth, a minimum cash flow coverage ratio, minimum risk based capital for American, minimum capital, surplus and asset valuation reserve of American and to maintain a maximum debt to equity (including indebtedness) ratio.

     Additional covenants include: (i) limitations on acquisitions; (ii) maintenance of current lines of business; (iii) limitations on additional indebtedness; (iv) limitations on investments; (v) limitations on dividends and stock repurchases, and (vi) limitations on mergers, consolidations and sales of assets, typical of such facilities.

6.     Retirement Plans:

     The company sponsors an Employee Stock Ownership Plan (ESOP) for all full-time employees with one year of service. Qualifying participants may contribute an amount not to exceed ten percent of covered compensation. The company made no contributions to the plan during the three years ended December 31, 1995.

     The company sponsors a Leveraged Employee Stock Ownership Plan (LESOP) for all full-time employees with one year of service.

     The LESOP has acquired 370,244 shares of the company's stock through the proceeds of a note payable to American. The note bears interest at 7.0% and is payable in annual installments through December 30, 2002. The note had unpaid principal balances of $3,010,882 and $3,336,038 as of December 31, 1995 and 1994, respectively.

     Each year, the company will make contributions to the LESOP which are to be used to make loan interest and principal payments. On December 31 of each year, a portion of the common stock is allocated to participating employees. Of the 361,735 shares of the company's common stock now owned by the LESOP, 119,518 shares have been allocated to the participating employees with the remaining 242,217 shares being held by American as collateral for the loan.

     The unallocated portion of the company's common stock owned by the LESOP has been recorded as a separate reduction of stockholders' equity. Contributions to the LESOP during December 31, 1995, 1994 and 1993 were $305,564, $285,565 and $266,886, respectively.

     During 1992, the company's Board of Directors approved retirement plans for its members and members of the Board of Directors of certain of its subsidiaries. The plans provide that retired Directors shall serve as Advisory Members to the Board at a fee of $750 per meeting attended and a monthly lifetime benefit in the amount of $750 be paid to each qualified Director upon retirement. In addition, the company has agreed to continue any life insurance policies being provided as of the date of retirement.

     To qualify for this benefit, a Director must have reached the age of 60 and meet years of service requirements thereafter. The plan also calls for a mandatory retirement on the date the Director's term expires following age 70.

     A liability in the amount of $435,637, representing the present value of future benefits, has been established. Charges (credits) to earnings relating to the plans were ($85,543), ($40,244) and ($3,282), for the years ended December 31, 1995, 1994 and 1993, respectively.

     Effective January 1, 1993, the company adopted an Age-Weighted Money Purchase Plan for all full-time employees with one year of service. The full cost of this plan will be paid by the company with qualifying participants receiving contributions based upon their age at plan implementation and current salary. Contributions to the Age-Weighted Money Purchase Plan for the year ended December 31, 1995, 1994 and 1993, were $210,907, $215,664 and $213,059, respectively.

7.     Stockholders' Equity:

     Dividends by American to AmVestors are limited by laws applicable to insurance companies. Under Kansas law, American may pay a dividend from its surplus profits, without prior consent of the Kansas Commissioner of Insurance, if the dividend does not exceed the greater of 10% of statutory capital and surplus at the end of the preceding year or all of the statutory net gain from operations of the preceding year. As of December 31, 1995, surplus profits of American were $16,764,059 and 10% of statutory capital and surplus was $9,828,859. American is also required to maintain, on a statutory basis, paid-in capital stock and surplus (capital in excess of par value and unassigned surplus) of $400,000 each. As of December 31, 1995 and 1994 American's statutory capital and surplus was $98,288,590 and $87,521,204 respectively. Statutory net income (loss) for the years 1995, 1994 and 1993 was $5,984,601, $4,167,120 and
($1,469,786), respectively.

     In connection with the original establishment of the Interest Maintenance Reserve (IMR), the Commissioner of Insurance of Kansas, the company's domiciliary state, ordered that American prepare its December 31, 1992, NAIC Annual Statement Form to equitably allocate 1992 capital gains and losses, not included in the calculation of the Asset Valuation Reserve (AVR), on other than government securities, fifty (50%) percent to surplus and fifty (50%) percent to IMR, after calculation of the AVR pursuant to the instructions provided by the NAIC. This differs from prescribed statutory accounting practices.

     This represented a permitted accounting practice for regulatory purposes, the effect of which was to increase statutory surplus by $8,168,000 as of December 31, 1992 ($6,371,000 as of December 31, 1995).

     In addition, American received permission from the Commissioner of Insurance of Kansas to amortize the effects of changing to Actuarial Guideline No. 32 concerning the Commissioners Annuity Reserve Valuation Method for individual annuity contracts over a three-year period beginning in 1995 rather than to record the full amount of the change of $2,176,000. The effect of this permitted accounting practice was to increase statutory surplus by $943,150 as of December 31,1995.

     On March 17, 1989, the Board of Directors of the company adopted the 1989 Nonqualified Stock Option Plan. The options granted under the 1989 Nonqualified Plan will cover the same number of shares and have the same exercise price as the cancelled options, and none of such options may be exercised beyond ten years from the original date of grant of the cancelled option. A total of 839,841 options to acquire common stock are outstanding under the 1989 Nonqualified Plan.

     The 1989 Nonqualified Plan is administered by the Board of Directors and officers of the company and its subsidiaries. The terms of the options, including the number of shares, and the exercise price are subject to the sole discretion of the Board of Directors.

       Changes during the years were as follows:

                                                                                            For the Year Ended December 31,
                                                                               -----------------------------------------------------
                                                                                    1995               1994                1993
                                                                               -------------      -------------        -------------

Options outstanding, beginning of year .................................            859,837             816,107             757,340
Options granted ........................................................             86,000              95,000             413,000
Options exercised ......................................................           (105,996)            (22,200)           (227,561)
Options expired ........................................................               --               (29,070)           (126,659)
Options cancelled ......................................................               --                  --                   (13)
                                                                                   --------            --------            --------
Options outstanding, end of year .......................................            839,841             859,837             816,107
                                                                                   ========            ========            ========
Outstanding options exercisable at end of year .........................            779,841             764,837             403,107
                                                                                   ========            ========            ========
Options reserved for future grants at end of year ......................             46,247             132,247             145,677
                                                                                   ========            ========            ========
Option prices per share:
       Exercised, during the year ......................................       $4.84-$10.63        $ 5.31-$7.50        $ 4.84-$9.60
       Outstanding, end of year ........................................       $4.84-$12.66        $4.84-$12.66        $4.84-$13.75


     On March 17, 1989, the Board of Directors also adopted the 1989 Stock Appreciation Rights Plan (the SAR Plan) and the 1989 Restricted Stock Plan (the Restricted Stock Plan). The SAR Plan authorized the Board of Directors to grant stock appreciation rights to employees, officers and directors in such amounts and with such exercise prices as it shall determine. No stock appreciation rights granted under the SAR Plan may be exercised more than five years from its date of grant. The SAR Plan authorized a maximum of 125,000 shares to be issued pursuant to stock appreciation rights granted thereunder.

                                                 For the Year Ended December 31,
                                                 -------------------------------
                                                  1995       1994         1993
                                                 -----     -------      -------

Rights outstanding, beginning of year ......      --        30,000       60,000
Rights granted .............................      --          --           --
Rights exercised ...........................      --          --        (30,000)
Rights expired .............................      --       (30,000)        --
Rights cancelled ...........................      --          --           --
                                                 -----     -------      -------
Rights outstanding, end of year ............      --          --         30,000
                                                 =====     =======      =======
Reserved for future grants .................     5,000       5,000        5,000
                                                 =====     =======      =======

     The company recorded compensation expense relating to stock appreciation rights of $-0-, $-0- and $1,875, for the years ended December 31, 1995, 1994, and 1993, respectively.

     The Restricted Stock Plan authorizes the Board of Directors to make restricted stock awards to employees, officers and directors in such amounts as it shall determine. The stock issued pursuant to such awards is subject to restrictions on transferability for a period of five years. Such stock is subject to a five-year vesting schedule, and the company is required to repurchase all vested stock from a grantee if such grantee's employment with the company is terminated prior to the lapse of the transfer restrictions. The Restricted Stock Plan authorizes a maximum of 125,000 shares to be issued thereunder. No restricted stock awards have been granted pursuant to the Restricted Stock Plan.

     In conjunction with a previous bank borrowing, the company issued ten-year warrants to purchase a total of 170,002 shares of its common stock as summarized in the following table:

      Warranty            Issue       Number of      Exercise       Expiration
       Holder             Date         Shares          Price           Date
- --------------------  -------------  ------------  -------------  --------------
Morgan Guaranty          12/8/88          75,000   $      3.9688      12/9/98
                         4/30/92          95,002          6.3855       5/1/02
                                     ------------
                                         170,002
                                     ============

8.     Stockholders' Rights Plan:

     On June 30, 1994, the company's Board of Directors voted to repeal the 1988 Stockholders' Rights Plan and set the close of business on July 22, 1994 as the record date for the payment of the one cent per share redemption price. Stockholders of record were paid on August 8, 1994, in full redemption of the rights under the plan. The total amount to redeem the Rights was $101,432.

9.     Other Revenue:

     Effective December 1, 1989, the company entered into a coinsurance agreement with Employers Reassurance Corporation (ERC) which reinsured 90% of the risk on the company's block of SPWL policies written prior to 1989. The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. These policies continue to be administered by American. In return, American receives an administrative allowance of $31.50 per policy per year. The total allowance received in 1995, 1994 and 1993 was $121,780, $129,972 and $136,912, respectively.

10.    Income Taxes:

       The provision for income taxes charged to operations was as follows:

                                                          (000's Omitted)
                                                 For the Year Ended December 31,
                                                 -------------------------------
                                                   1995        1994       1993
                                                 --------    --------    -------

Current income tax expense ....................    $1,540       4,942      4,477
Deferred income tax expense (benefit) .........     6,990         651      4,087
                                                 --------    --------    -------
       Total income tax expense (benefit) .....    $8,530       5,593      8,564
                                                 ========    ========    =======

       The net deferred tax asset was comprised of the following:

                                                            (000's Omitted)
                                                           For the Year Ended
                                                               December 31,
                                                        ------------------------
                                                           1995          1994
                                                        ---------     ---------

Gross deferred tax assets:
       Investments .................................    $     679         7,178
       Deferred policy acquisition costs ...........        9,565          --
       Property and equipment ......................          314           341
       Other assets ................................          143            11
       Reserves for future policy benefits .........      109,273       107,448
       Accrued expenses and other liabilities.......        1,708         1,828
                                                        ---------     ---------
                                                          121,682       116,806
                                                        ---------     ---------
Gross deferred tax liabilities:
       Investments .................................       36,442         1,011
       Accounts receivable .........................       50,708        51,940
       Accrued investment income ...................         --             193
       Deferred policy acquisition costs ...........       55,530        49,653
       Policy and contract claims ..................          335           279
                                                        ---------     ---------
                                                          143,015       103,076
                                                        ---------     ---------
                                                          (21,333)       13,730
             Less valuation allowance ..............       (1,568)       (2,594)
                                                        ---------     ---------
             Net deferred tax asset (liability) ....    $ (22,901)       11,136
                                                        =========     =========

     The company's net deferred tax asset (liability) consists of amounts that represent both ordinary tax deductions and capital losses in future tax returns and includes a valuation allowance as it is more likely than not that a portion of the deferred tax asset will not be realized. The inability to offset ordinary income with capital losses and uncertainty as to the timing of future losses and the ability to carry those losses back against prior income has resulted in the company establishing a valuation allowance.

     The actual tax expense (benefit) for each year differs from the "expected" tax expense (computed by applying the Federal tax rate of 35% to earnings before income taxes) as follows:

                                                                                          (000's Omitted)
                                                                                  For the Year Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                      1995                      1994                     1993
                                                               -------------------        -----------------       ------------------

Expected tax expense...................................                   $8,795                    6,750                    9,091
State Income tax.......................................                       71                      254                      201
Change in valuation allowance on future deductions.....                      188                     (153)                    (470)
Change in valuation allowance on capital loss temporary
       differences.....................................                     (179)                    (597)                    (555)
Change in expected tax rate on future deductions.......                       --                     (321)                      --
Change in other net temporary differences, not
       previously tax effected.........................                     (345)                    (340)                     297
                                                               -------------------        -----------------       ------------------
Actual income tax expense (benefit)....................                   $8,530                    5,593                    8,564
                                                               ===================        =================       ==================


     Deferred income taxes are provided for the tax effects of transactions that are reported in different periods for financial reporting and tax return purposes. The primary component of the deferred income tax provision are as follows:

                                                                                          (000's Omitted)
                                                                                  For the Year Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                      1995                      1994                     1993
                                                               -------------------        -----------------       ------------------

Investments............................................                    $3,067                    (692)                     938
Accounts receivable....................................                    (1,232)                    843                    4,447
Accrued investment income..............................                      (193)                    204                      (10)
Deferred policy acquisition costs......................                     7,094                   6,629                    2,488
Property and equipment.................................                        27                    (234)                    (107)
Other assets...........................................                      (133)                     (9)                      (1)
Future policy benefits.................................                    (1,825)                 (5,632)                  (2,485)
Policy and contract claims.............................                        56                     178                       --
Accrued expenses and other liabilities.................                       120                     114                     (440)
Operating loss carryforward............................                        --                      --                      282
Valuation allowance on future deductions and capital
       loss differences................................                         9                    (750)                  (1,025)
                                                               -------------------        -----------------       ------------------
Deferred income tax expense (benefit)..................                    $6,990                     651                    4,087
                                                               ===================        =================       ==================

11.    Acquisition:

     On September 8, 1995, the company signed a merger agreement pursuant to which it will acquire all of the outstanding capital stock of Financial Benefit Group (FBG), a Delaware corporation, for $5.31 per share, payable in the company's common stock warrants and cash.

     FBG is an insurance holding company which owns all of the shares of Financial Benefit Life Insurance Company, a Florida domiciled insurer which specializes in the sale and underwriting of annuity products and is admitted in

41 jurisdictions, which includes 39 states, the District of Columbia and the U.S. Virgin Islands. FBG also owns all of the shares of Annuity International Marketing Corporation and The Insurancemart, Inc. both of which specialize in the distribution and marketing of annuities.

     The merger is subject to the approval of the stockholders of FBG and the company and the fulfillment of certain other conditions set forth in the merger agreement. Special Meetings of Stockholders for both FBG and the company will be held on April 8, 1996 to approve the acquisition, with the closing expected to occur as soon thereafter as practicable.

     In connection with the acquisition, the company received a bank commitment from First Chicago for borrowing of up to $35 million, the proceeds of which will be used to fund the cash portion of the purchase price and refinance existing indebtedness of the company and FBG.

     The transaction will be accounted for using the purchase method with any resulting goodwill being amortized over a period not to exceed 40 years.

12.    Commitments and Contingencies:

     The company's insurance subsidiary is subject to state guaranty association assessments in all states in which it is admitted. Generally these associations guarantee specified amounts payable to residents of the state under policies issued by insolvent insurers. Most state laws permit assessments or some portion thereof to be credited against future premium taxes. Charges (credits) relating to guaranty fund assessments impacted 1995, 1994 and 1993 income before taxes by approximately $1,001,000, $504,000 and $1,594,000, respectively. The company expects that further changes to income may be required in the future and will record such amounts when they become known.

13.    Quarterly results (Unaudited):

       The company's quarterly results are set forth in the following table:

                                                             (000's Omitted, except per share data)
                                                                       1995 Quarter Ended
                                             March 31             June 30             Sept. 30              Dec. 31
                                         ---------------      ---------------      --------------      ----------------

Total revenue.......................     $        40,212               40,378              40,378                45,683
                                         ===============      ===============      ==============      ================
Earnings before income taxes........     $         5,409                5,494               5,607                 8,619
Income tax expense..................               1,893                1,923               1,801                 2,913
                                         ---------------      ---------------      --------------      ----------------
Net earnings........................     $         3,516                3,571               3,806                 5,706
                                         ===============      ===============      ==============      ================

Per share of common stock:
Primary:
Net earnings........................     $           .34                  .35                 .37                   .55
                                         ===============      ===============      ==============      ================
Fully diluted:
Net earnings........................     $           .34                  .34                 .37                   .55
                                         ===============      ===============      ==============      ================

                                                                      1994 Quarter Ended
                                         ------------------------------------------------------------------------------
                                             March 31             June 30             Sept. 30              Dec. 31
                                         ---------------      ---------------      --------------      ----------------

Total revenue.......................            $37,491               35,594              37,519                38,188
                                         ===============      ===============      ==============      ================

Earnings before income taxes........            $ 5,412                3,771               4,833                 5,270
Income tax expense..................              1,840                1,282               1,628                   843
                                         ---------------      ---------------      --------------      ----------------
Net earnings........................            $ 3,572                2,489               3,205                 4,427
                                         ===============      ===============      ==============      ================

Per share of common stock:
Primary:
Net earnings........................            $   .34                  .24                 .31                  .43
                                         ===============      ===============      ==============      ================

Fully diluted:
Net earnings........................            $   .34                  .24                 .31                  .43
                                         ===============      ===============      ==============      ================

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                March 31, 1996 and December 31, 1995
                                                           (000's Omitted)
                                                             (Unaudited)
                                                                                                         1996                1995
                                                                                                      ----------           ---------

ASSETS

Investments:
Debt securities:
       Bonds:
             Available-for-sale (cost:  $2,035,105 and $1,947,777) .........................          $2,063,146           2,044,606
             Trading (cost:  $1,650 and $1,489) ............................................               1,668               1,485
                                                                                                      ----------           ---------
                                                                                                       2,064,814           2,046,091
                                                                                                      ----------           ---------
Equity securities:
       Common stock:
             Available-for sale (cost:  $1,347 and $1,047) .................................               1,585               1,181
       Preferred stock:
             Available-for-sale (cost:  $14,533 and $7,566) ................................              15,016               7,733
             Trading (cost:  $1,074 and $619) ..............................................               1,091                 629
                                                                                                      ----------           ---------
                                                                                                          17,692               9,543
                                                                                                      ----------           ---------
Other long-term investments ................................................................              34,515              39,491
Short-term investments .....................................................................                 427                 436
                                                                                                      ----------           ---------
       Total investments ...................................................................           2,117,448           2,095,561
                                                                                                      ----------           ---------
Cash and cash equivalents ..................................................................              12,512              48,281
Accounts receivable (net of allowance for uncollectible accounts of $815 and $739)..........                 275                 454
Amounts receivable under reinsurance agreements.............................................             144,169             146,618
Amounts receivable on securities settlements in process.....................................               1,743              10,873
Accrued investment income ..................................................................              29,501              29,357
Deferred policy acquisition costs ..........................................................             163,812             140,476
Other assets ...............................................................................               6,163               4,584
                                                                                                      ----------           ---------
       Total assets ........................................................................          $2,475,623           2,476,204
                                                                                                      ==========           =========

See notes to consolidated interim financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                        March 31, 1996 and December 31, 1995 (000's Omitted, except share and per share data)
                                                             (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY                                                                 1996               1995
- ---------------------------------------------------------------------------------------------   ---------------    ---------------

Liabilities:
       Policy liabilities:
             Future policy benefits..........................................................   $     2,296,246          2,259,028
             Other policy liabilities........................................................             6,654              7,312
                                                                                                ---------------    ---------------
                                                                                                      2,302,900          2,266,340
       Notes payable.........................................................................             7,000              7,000
       Amounts due on securities settlements in process......................................             3,400              1,438
       Deferred income taxes.................................................................             6,443             22,901
                                                                                                ---------------    ---------------
       Accrued expenses and other liabilities................................................             6,598              4,080
                                                                                                ---------------    ---------------
                   Total liabilities.........................................................         2,326,341          2,301,759
                                                                                                ---------------    ---------------
Commitments and contingencies

Stockholders' equity:
       Preferred stock, $1.00 par value authorized - 2,000,000 shares........................                --                 --
       Common stock, no par value, authorized - 25,000,000 shares; issued and
             outstanding - 10,154,995 shares in 1996 and 10,140,738 shares in 1995...........            12,922             12,904
       Paid in capital.......................................................................            64,371             64,284
       Unrealized investment gains (losses) (net of deferred policy acquisition cost amortization expense (benefit) of $8,092 and $27,327 and deferred
             income tax expense (benefit) of $7,234 and $24,431).............................            13,436             45,372
       Retained earnings.....................................................................            61,382             54,714
                                                                                                ---------------    ---------------
                                                                                                        152,111            177,274
       Less leveraged employee stock ownership trust (LESOP).................................            (2,829)            (2,829)
                                                                                                ---------------    ---------------
                   Total stockholders' equity................................................           149,282            174,445
                                                                                                ---------------    ---------------
                   Total liabilities and stockholders' equity................................   $     2,475,623          2,476,204
                                                                                                ===============    ===============

See notes to consolidated financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF EARNINGS
                     Three Months Ended March 31, 1996 and 1995 (000's Omitted, except share and per share data)
                                                             (Unaudited)
                                                                                                           1996               1995
                                                                                                       -------------     -----------
Revenue:
       Insurance premiums and policy charges........................................................  $        2,457          1,904
       Net investment income........................................................................          39,169         38,220
       Net investment gains (losses)................................................................           7,627            (10)
       Other revenue................................................................................              25             98
                                                                                                       -------------     -----------
             Total revenue..........................................................................          49,278         40,212
                                                                                                       -------------     -----------
Benefits and expenses:
       Benefits, claims and interest credited to policyholders......................................          30,620         29,000
       Amortization of deferred policy acquisition costs............................................           4,970          2,988
       General insurance expenses...................................................................           1,921          2,215
       Premium and other taxes, licenses and fees...................................................             251            525
       Other expenses...............................................................................              60             54
                                                                                                       -------------     -----------
             Total benefits and expenses............................................................          37,822         34,782
                                                                                                       -------------     -----------

Operating earnings..................................................................................          11,456          5,430
Interest expense....................................................................................             125             21
                                                                                                       -------------     -----------
Earnings before income tax expense .................................................................          11,331          5,409
Income tax expense..................................................................................           3,910          1,893
                                                                                                       -------------     -----------
Net earnings........................................................................................  $        7,421          3,516
                                                                                                       =============     ===========
Earnings per share of common stock:
       Primary:
             Net earnings...........................................................................  $          .71            .34
                                                                                                       =============     ===========
       Fully diluted:
             Net earnings...........................................................................  $          .71            .34
                                                                                                       =============     ===========
       Average shares outstanding:
             Primary................................................................................          10,427         10,251
             Fully diluted..........................................................................          10,493         10,292

See notes to consolidated interim financial statements.

                                          AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                          (000's Omitted, except share and per share data)
                                                             (Unaudited)
                                                                     Unrealized
                                                                     Investment
                                                          Common       Paid-in        Gains       Retained
                                                           Stock       Capital      (Losses)      Earnings      LESOP        Total
                                                         --------   ------------   ----------    ----------  ----------    ---------

Balance as of January 1, 1995 .......................    $ 12,769      63,499         (7,813)      38,876       (3,135)     104,196
Net earnings ........................................        --          --             --         16,599         --         16,599
Change in unrealized investment
       gains (losses) ...............................        --          --           53,185         --           --         53,185
Cash dividends to stockholders
       ($.075 per share on common stock) ............        --          --             --           (761)        --           (761)
Issuance of common stock:
       upon exercise of options .....................         135         785<F1>       --           --           --            920
Allocation of LESOP shares ..........................        --          --             --           --            306          306
                                                         --------    --------       --------     --------     --------     --------
Balance as of December 31, 1995 .....................      12,904      64,284         45,372       54,714       (2,829)     174,445
Net earnings ........................................        --          --             --          7,421         --          7,421
Change in unrealized investment
       gains (losses) ...............................        --          --          (31,936)        --           --        (31,936)
Cash dividends to stockholders
       ($.075 per share on common stock) ............        --          --             --           (753)        --           (753)
Issuance of common stock:
       upon exercise of options .....................          18          87<F1>       --           --           --            105
                                                         --------    --------       --------     --------     --------     --------
Balance March 31, 1996 ..............................    $ 12,922      64,371         13,436       61,382       (2,829)     149,282
                                                         ========    ========       ========     ========     ========     ========
- ----------------

<F1> Net of income tax benefit of $29 and $440 for the period ended March 31, 1996, and December 31, 1995, respectively.

See notes to consolidated financial statements.

                                           AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           Increase (Decrease) in Cash and Cash Equivalents
                                              Three Months Ended March 31, 1996 and 1995
                                                            (000's Omitted)
                                                              (Unaudited)
                                                                                                       1996               1995
                                                                                                 ----------------    ---------------

Operating Activities:
       Net earnings............................................................................          $  7,421             3,516
       Adjustments to reconcile net earnings to net cash provided by
       (used in) operating activities:
             Interest credited to policyholders................................................            30,835            29,242
             Amortization of (discounts) premiums on debt securities, net......................              (241)             (266)
             Amortization of deferred policy acquisition costs.................................             4,970             2,988
             Net investment (gains) losses.....................................................            (7,627)               10
             Accrued investment income.........................................................              (144)              133
             Deferred income taxes.............................................................               737             2,411
             Other, net........................................................................             2,779             2,093
                                                                                                 ----------------    ---------------
                   Net cash provided by operating activities...................................            38,730            40,127
                                                                                                 ----------------    ---------------
Investing Activities:
             Purchases of securities:
                   Held-to-maturity............................................................                --              (612)
                   Available-for-sale..........................................................          (261,348)          (40,042)
                   Trading.....................................................................            (6,332)               --
             Proceeds from sale of securities:
                   Held-to-maturity............................................................                --                --
                   Available-for-sale..........................................................           135,203             1,721
                   Trading.....................................................................             6,290                --
             Proceeds from maturity or redemption of securities:
                   Held-to-maturity............................................................                --             4,793
                   Available-for-sale..........................................................            38,558            25,131
                   Trading.....................................................................               259                --
             Other long-term investments, net..................................................             4,977             4,728
             Short-term investments, net.......................................................                 9                67
             Capitalization of deferred policy acquisition costs...............................            (9,071)           (7,436)
             Other, net........................................................................              (984)             (156)
                                                                                                 ----------------    ---------------
                   Net cash used in investing activities.......................................           (92,439)          (11,806)
                                                                                                 ----------------    ---------------
Financing Activities:
             Premiums received.................................................................            97,144            75,768
             Surrender and death benefits paid.................................................           (93,786)          (96,499)
             Surrender and risk charges collected..............................................             1,880             1,507
             Securities settlements in process.................................................            11,092                65
             Cash dividends to stockholders....................................................              (753)               --
             Issuance of common stock..........................................................               105               260
             Other, net........................................................................             2,258               424
                                                                                                 ----------------    ---------------
                   Net cash provided by (used in) financing activities.........................            17,940           (18,475)
                                                                                                 ----------------    ---------------
Increase (Decrease) in Cash and Cash Equivalents...............................................           (35,769)            9,846
Cash and Cash Equivalents:
             Beginning of year.................................................................            48,281            10,621
                                                                                                 ----------------    ---------------
             End of year.......................................................................           $12,512            20,467
                                                                                                 ================    ===============

See notes to consolidated financial statements.

                                           AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                                           Increase (Decrease) in Cash and Cash Equivalents
                                              Three Months Ended March 31, 1996 and 1995
                                                            (000's Omitted)
                                                              (Unaudited)

Supplemental schedule of cash flow information:                                                                1996          1995
                                                                                                             --------      --------

Income tax payments (refunds) ..........................................................................     $    315        (1,272)

                                                                                                             ========      ========
Interest payments ......................................................................................     $    118          --
                                                                                                             ========      ========

Change in net unrealized investment gains (losses) .....................................................     $(68,368)       19,792
      Less:  Associated increase reduction in amortization of deferred policy acquisition costs ........       19,235        (4,948)
      Deferred income tax (expense) benefit ............................................................       17,197        (4,161)
                                                                                                             --------      --------
Net change in net unrealized investment gains (losses) .................................................     $(31,936)       10,683
                                                                                                             ========      ========

See Notes to Consolidated Interim Financial Statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies:

a. Principles of Consolidation:

     The consolidated financial statements include the accounts of AmVestors and its wholly-owned subsidiaries American Investors Life Insurance Company, Inc. (American), American Investors Sales Group, Inc. (American Sales), and AmVestors Investment Group, Inc. (AIG) (collectively the company). All significant intercompany accounts and transactions have been eliminated.

b. Accounting Principles and Practices:

     The accompanying unaudited consolidated financial statements have been prepared on the basis of generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants. In the opinion of the company, the consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of earnings and the statements of cash flows for the three month periods ended March 31, 1996 and 1995.

c. Investments:

     Debt securities held-to-maturity are carried at amortized cost, except that those securities with an other than temporary impairment in value, are carried at estimated net realizable value. Debt securities available-for-sale are carried at estimated market value, with any unrealized gains or losses recorded in stockholders' equity.

     Investments are reviewed on each balance sheet date to determine if they are impaired. In determining whether an investment is impaired, the company considers whether the decline in market value at the balance sheet date is an other than temporary decline; if so, then the investment's carrying value is reduced to a new cost basis which represents estimated net realizable value. The decline in value is reported as a realized loss, and a recovery from the new cost basis is recognized as a realized gain only at sale.

     The estimates of net realizable value are based on information obtained from published financial information provided by issuers, independent sources such as broker dealers or the company's independent investment advisors. Such amounts represent an estimate of the consideration to be received in the future when the defaulted company's debt is settled through the sale of their assets or the restructuring of their debt. These estimates do not represent the discounted present value of these future considerations.

     Investments in common and preferred stock are carried at market, with unrealized gains (losses) recorded in stockholders' equity for securities available-for-sale.

     Investments in debt and equity securities which were purchased principally for the purpose of selling such securities in the near term are classified as trading securities and are carried at market. Unrealized gains (losses) are included currently in the results of earnings.

     The cost of securities sold is determined on the identified certificate basis.

     Other long-term investments include policy loans and mortgage loans on real estate which are carried at cost less principal payments since date of acquisition, and certain partnership investments which are carried at an amount equal to the company's share of the partner's estimated market value with any unrealized gains or losses recorded in net investment income.

d. Fair Value of Financial Instruments:

     Estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

     The carrying values and estimated fair values of the company's financial instruments as of March 31, 1996, and December 31, 1995, were as follows:

                                                                                    (000's Omitted)
                                                                     1996                                       1995
                                                  -----------------------------------------   ------------------------------------
                                                       Carrying                 Fair               Carrying             Fair
                                                         Value                  Value                Value              Value
                                                  -------------------   -------------------   -----------------   ----------------

Assets:
       Debt securities............................      $2,064,814             2,064,814           2,046,091          2,046,091
       Equity securities..........................          17,692                17,692               9,543              9,543
       Other long-term investments................          34,515                34,524              39,491             39,546
       Short-term investments.....................             427                   427                 436                436
       Cash and cash equivalents..................          12,512                12,512              48,281             48,281
       Amounts receivable on securities
            settlements in process................           1,743                 1,743              10,873             10,873
       Accounts receivable and accrued investment
            income................................          29,776                29,776              29,811             29,811
Liabilities:
       Future policy benefits - investment
            contracts.............................       2,059,172             1,935,054           2,022,653          1,900,895
       Other policy liabilities...................           6,654                 6,654               7,312              7,312
       Notes payable..............................           7,000                 7,000               7,000              7,000
       Amounts due on securities settlements in
            process...............................           3,400                 3,400               1,438              1,438
       Accrued expenses and other liabilities.....           6,598                 6,598               4,080              4,080


     Debt securities - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Equity securities - Fair value equals the carrying value as these securities are carried at quoted market value.

     Other long-term investments - For certain homogeneous categories of mortgage loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. Fair value of policy loans and other long-term investments is estimated to approximate the assets' carrying value.

     Short-term investments and cash and cash equivalents - The carrying amounts reported in the balance sheet approximate the assets' fair value.

     Amounts receivable on securities settlements in process - The carrying amount reported in the balance sheet approximates the fair value of this asset.

     Accounts receivable and accrued investment income - The carrying amounts reported in the balance sheet for these assets approximates fair value.

     Future policy benefits for investment contracts - The fair values for deferred annuities were estimated to be the amount payable on demand at the reporting date as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less any applicable surrender charges.

     Other policy liabilities - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

     Notes payable - The fair value of the company's note payable has been estimated to be an amount equal to the balance reported in the balance sheet.

     Amounts due on securities settlements in process - The carrying amount reported in the balance sheet approximates the fair value of this liability.

     Accrued expenses and other liabilities - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

     The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

e. Significant Risks and Uncertainties:

     Nature of Operations - The company specializes in the sale of deferred annuity products, the earnings on which are not currently taxable to the annuity owner. Any changes in tax regulations which eliminate or significantly reduce this advantage of tax deferred income would adversely impact the operations of the company. The company's products are marketed through a network of independent agents licensed in 47 states and the District of Columbia. The company is not dependent on any one agent or agency for a substantial amount of its business. No single agent accounted for more than 1% of annuity sales in 1995, and the top twenty individual agents accounted for approximately 11% of 1995 annuity sales.

     Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Certain Significant Estimates - Certain costs incurred to acquire new business are deferred and amortized in relation to the incidence of expected gross profits over the expected life of the policies. Determination of expected gross profits includes management's estimate of certain elements over the life of the policies, including investment income, interest to be credited to the contract, surrenders and resultant surrender charges, deaths and in the case of life insurance, mortality charges to be collected. These estimates of expected gross profits are used as a basis for amortizing deferred costs. These estimates are periodically reviewed by management and, if actual experience indicates that the estimates should be revised, the total amortization recorded to date is adjusted by a charge or credit to earnings.

f. Deferred Policy Acquisition Costs:

     The costs of acquiring new business (primarily commissions and policy expenses), which vary with and are directly related to the production of new business, have been deferred. The deferred costs related to investment-type deferred annuity contracts are amortized in relation to the incidence of expected gross profits over the expected life of policies. For single premium life insurance, deferred policy acquisition costs are amortized over the life of the policies, but not more than 20 years for policies issued before January 1, 1987, and not more than 30 years for policies issued after December 31, 1986, based on the expected gross profits for the amortization periods. The deferred costs related to traditional life contracts are amortized over the premium paying period for the related policies using the same actuarial assumptions as to interest, mortality and withdrawals as are used to calculate the reserves for future benefits.

     Net investment gains (losses) realized in the first three months of 1996 and 1995 resulted in the company experiencing investment margins greater than those estimated. As a result, $2,147,467 and $3,731 of the unamortized balance of deferred policy acquisition costs were expensed in the three months ended March 31, 1996 and 1995, respectively. The amount charged off is based on actual gross profits earned to date in relation to total gross profits expected to be earned over the life of the related contracts.

     Estimates of the expected gross profits to be realized in future years include the anticipated yield on investments. Deferred policy acquisition costs will be adjusted in the future based on actual investment income earned.

g. Future Policy Benefits:

     Liabilities for future policy benefits under life insurance policies, other than single premium life insurance, have been computed by the net level premium method based upon estimated future policy benefits (excluding participating dividends), investment yield, mortality and withdrawals giving recognition to risk of adverse deviation. Interest rates range from 4 1/2% to 10 1/2% depending on the year of issue, with mortality and withdrawal assumptions based on company and industry experience prevailing at the time of issue.

     For single premium life insurance and single premium annuities, the future policy benefits are equal to the accumulation of the single premiums at the credited rate of interest and for single premium whole life, less any mortality charges.

h. Participating Policies:

     The company issued participating policies in past years on which dividends are paid to policyholders as determined annually by the Board of Directors. The amount of dividends declared but undistributed is included in other liabilities. Policy benefit reserves do not include a provision for estimated future participating dividends.

i. Depreciation:

     The home office buildings are depreciated on the straight-line basis over estimated lives of 40 years. Other depreciation is provided on the straight-line basis over useful lives ranging from 5 to 8 years.

j. Income Taxes:

     The company and its subsidiaries prepare and file their income tax returns on a consolidated basis.

     The company provides for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the financial statements on the liability method.

k. Earnings per Share:

     Earnings per share of common stock are computed by dividing net earnings by the sum of the weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants calculated using the treasury stock method.

l. Consolidated Statements of Cash Flows:

     For purposes of reporting cash flows, cash and cash equivalents includes cash and money market accounts.

m. New Accounting Standards:

     Effective January 1, 1995, the company adopted the provisions of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." This Statement requires disclosure about the amount, nature, and terms of derivative financial instruments. Since the company has no derivative financial instruments as defined in the Statement, the adoption of this accounting standard did not result in any additional financial statement disclosure.

     Effective November 30, 1995, the company adopted the provisions of "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" and transferred all bonds with an amortized cost of $1,159,390,768 classified as held-to-maturity to available-for-sale. The effect of the adoption was an increase in stockholders' equity of $21,218,205 (net of related amortization of deferred policy acquisition costs of $12,792,403 and deferred income taxes of $11,425,188). Net earnings for the year ended December 31, 1995 were not affected by the adoption of this implementation guide.

     Effective for fiscal years beginning after December 15, 1995, SFAS No. 121, "Accounting for the Impairment of Long Lived Assets" establishes accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets. The company does not expect this Statement to have a material affect on its consolidated financial statements.

     Effective for financial statements for fiscal years beginning after December 15, 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," will require increased disclosure of compensation expense arising from stock compensation plans. The Statement encourages rather than requires companies to adopt a new method that accounts for stock compensation awards based on their estimated fair value at the date they are granted. Companies will be permitted, however, to continue accounting under APB Option No. 25 which requires compensation cost be recognized based on the difference, if any, between the quoted market price of the stock on the date of grant and the amount an employee must pay to acquire the stock. The company will continue to apply APB Option No. 25 in its consolidated financial statements and will disclose pro forma net income and earnings per share in a footnote to its consolidated financial statements, determined as if the new method were applied.

n. Reclassifications:

     Certain reclassifications have been made to conform the March 31, 1995 and December 31, 1995 financial statements to the March 31, 1996 presentation.

2. Investments:

     A summary of investment income is as follows:

                                                                                                              (000's Omitted)
                                                                                                            For the Period Ended
                                                                                                                  March 31,
                                                                                                         ---------------------------
                                                                                                           1996               1995
                                                                                                         -------            -------

Debt securities .............................................................................            $37,781             36,199
Equity securities ...........................................................................                168                  6
Other long-term investments .................................................................              1,234              2,113
Short-term investments ......................................................................                715                435
                                                                                                         -------            -------
                                                                                                          39,898             38,753
Less investment expenses ....................................................................                729                533
                                                                                                         -------            -------
Net investment income .......................................................................            $39,169             38,220
                                                                                                         =======            =======
Net investment gains (losses): Realized investment gains (losses):
       Debt securities, available-for-sale ..................................................            $ 7,203                  7
       Debt securities, held-to-maturity ....................................................               --                    6
       Debt securities, trading .............................................................                280               --
       Equity securities, available-for-sale ................................................               --                    2
       Equity securities, trading ...........................................................                115               --
       Other ................................................................................               --                  (25)
                                                                                                         -------            -------
Net realized investment gains (losses) ......................................................              7,598                (10)
                                                                                                         -------            -------
 Unrealized investment gains (losses):
       Debt securities, trading .............................................................                 22               --
       Equity securities, trading ...........................................................                  7               --
                                                                                                         -------            -------
Net unrealized investment gains (losses) ....................................................                 29               --
                                                                                                         -------            -------
Net investment gains (losses) ...............................................................            $ 7,627                (10)
                                                                                                         =======            =======

     Certain limited partnership investments are included in income from other long-term investments. These funds (commonly referred to as hedge funds) are managed by outside investment advisors. The investment guidelines of these partnerships provide for a broad range of investment alternatives, including stocks, bonds, futures, options, commodities, and various other financial instruments. These investments were purchased with the strategy that yields in excess of the S&P 500 Index may be obtained. The partnerships are carried at an amount equal to the company's share of the partnerships' estimated market value with related unrealized gains and losses recorded in net investment income. In accordance with the permitted guidelines, the investments purchased by these partnerships may experience greater than normal volatility which could materially affect the company's earnings for any given period.

     The maturity of the company's debt and equity securities portfolio as of March 31, 1996 was as follows:

                                                                                          (000's Omitted)
                                                                                       As of March 31, 1996
                                                           -------------------------------------------------------------------------
                                                                   Available-for-sale                         Trading
                                                           ----------------------------------    -----------------------------------
                                                               Amortized         Estimated          Amortized          Estimated
                                                                 Cost          Market Value           Cost            Market Value
                                                           ---------------    ---------------    ---------------    ---------------

Debt securities:
       One year or less ................................    $        41,941             40,151               --                 --

       Two years through five years ....................            439,092            449,821                759                756
       Six years through ten years .....................          1,254,470          1,275,156                729                753
       Eleven years and after...........................            299,602            298,018                162                159
                                                            ---------------    ---------------    ---------------    ---------------
                                                                  2,035,105          2,063,146              1,650              1,668
Equity securities                                                    15,880             16,601              1,074              1,091
                                                            ---------------    ---------------    ---------------    ---------------
                                                            $     2,050,985          2,079,747              2,724              2,759
                                                            ===============    ===============    ===============    ===============

     These tables include mortgage-backed securities based on the estimated cash flows of the underlying mortgages.

     The book value, estimated market value and unrealized market gains and losses of debt and equity securities as of March 31, 1996, and December 31, 1995, were as follows:

                                                                                         (000's Omitted)
                                                              Amortized           Unrealized          Unrealized         Estimated
                                                                 Cost                Gains              Losses          Market Value
                                                             ------------        ------------        ------------       ------------

                  March 31, 1996
- ----------------------------------------------------

Bonds, available-for-sale:
       Corporate debt obligations
             Investment grade ......................          $1,143,316              33,583              12,780           1,164,119
             High-yield.............................             162,099               2,771               2,471             162,399
                                                              ----------          ----------          ----------          ----------
                                                               1,305,415              36,354              15,251           1,326,518
       U.S. Treasury obligations ...................              50,138                 774                 140              50,772
       Mortgage-backed securities
             Investment grade ......................             671,010              14,134               5,695             679,449
             High-yield.............................               8,542                --                 2,135               6,407
                                                              ----------          ----------          ----------          ----------
       Bonds, available-for-sale ...................           2,035,105              51,262              23,221           2,063,146
                                                              ----------          ----------          ----------          ----------
Bonds, trading:
       Corporate debt obligations
             Investment grade ......................               1,489                  23                   3               1,509
             High-yield.............................                 161                   1                   3                 159
                                                              ----------          ----------          ----------          ----------
       Bonds, trading...............................               1,650                  24                   6               1,668
                                                              ----------          ----------          ----------          ----------
       Total bonds .................................           2,036,755              51,286              23,227           2,064,814
       Equity securities............................              16,954               1,300                 562              17,692
                                                              ----------          ----------          ----------          ----------
                                                              $2,053,709              52,586              23,789           2,082,506
                                                              ==========          ==========          ==========          ==========
                 December 31, 1995
- ----------------------------------------------------

Bonds, available-for-sale:
       Corporate debt obligations
             Investment grade ......................          $1,076,873              63,321                 724           1,139,470
             High-yield ............................             147,878               5,468               1,810             151,536
                                                              ----------          ----------          ----------          ----------
                                                               1,224,751              68,789               2,534           1,291,006
       U.S. Treasury obligations ...................              51,743                 942                  21              52,664

       Mortgage-backed securities
             Investment grade ......................             661,652              32,062                   1             693,713
             High-yield ............................               9,631                --                 2,408               7,223
                                                              ----------          ----------          ----------          ----------
Bonds, available-for-sale: .........................           1,947,777             101,793               4,964           2,044,606
                                                              ----------          ----------          ----------          ----------
Bonds, trading:
       Corporate debt obligations
             Investment grade ......................                 458                --                     7                 451
             High-yield ............................               1,031                   5                   2               1,034
                                                              ----------          ----------          ----------          ----------
       Bonds, trading ..............................               1,489                   5                   9               1,485
                                                              ----------          ----------          ----------          ----------
       Total bonds .................................           1,949,266             101,798               4,973           2,046,091
       Equity securities ...........................               9,232                 614                 303               9,543
                                                              ----------          ----------          ----------          ----------
                                                              $1,958,498             102,412               5,276           2,055,634
                                                              ==========          ==========          ==========          ==========

       The preceding table includes the carrying value and estimated market value of debt securities which the company has determined to be impaired (other than temporary decline in value) as follows:

                                             (000's omitted)
                            Original    Accumulated     Carrying     Estimated
                              Cost      Write Downs       Value     Market Value
                          ------------  ------------  ------------  ------------

March 31, 1996..........     $7,545         7,545           --           --
December 31, 1995.......     $7,545         7,545           --           --

       The company defines high-yield securities as those corporate debt obligations rated below investment grade by Standard & Poor's and Moody's or, if unrated, those that meet the objective criteria developed by the company's independent investment advisory firm. Management believes that the return on high-yield securities adequately compensates the company for additional credit and liquidity risks that characterize such investments. In some cases, the ultimate collection of principal and timely receipt of interest is dependent upon the issuer attaining improved operating results, selling assets or obtaining financing.

       The amortized cost, estimated market value and unrealized market gains and losses by type of mortgage-backed security as of March 31, 1996, and December 31, 1995 were as follows:

                                                                                                 (000's Omitted)
                                                                               Amortized     Unrealized    Unrealized    Estimated
                                                                                  Cost          Gains        Losses     Market Value
                                                                              ------------  ------------  ------------  ------------

                                March 31, 1996
- ----------------------------------------------------------------------------

Government agency mortgaged-backed securities:
       Planned amortization classes ........................................  $     64,212           401          --          64,613
       Targeted amortization classes and accretion directed classes ........         7,858           191          --           8,049
       Pass-throughs .......................................................            29             3          --              32
                                                                              ------------  ------------  ------------  ------------
             Total government agency mortgage- backed securities ...........        72,099           595          --          72,694
                                                                              ------------  ------------  ------------  ------------
Government-sponsored enterprise mortgage-backed securities:
       Planned amortization classes ........................................       433,709        11,001         4,323       440,387
       Sequential classes ..................................................           272             4          --             276
       Pass-throughs .......................................................         3,230            20          --           3,250
                                                                              ------------  ------------  ------------  ------------
             Total government sponsored enterprise mortgage-backed
                   securities ..............................................       437,211        11,025         4,323       443,913
                                                                              ------------  ------------  ------------  ------------
Other mortgage-backed securities:
       Planned amortization classes ........................................        17,312            78          --          17,390
       Sequential classes ..................................................       140,782         2,428         1,372       141,838
       Pass-throughs .......................................................            10          --            --              10
       Subordinated classes
                                                                                    12,138             8         2,135        10,011
                                                                              ------------  ------------  ------------  ------------
            Total other mortgage-backed securities..........................       170,242         2,514         3,507       169,249
                                                                              ------------  ------------  ------------  ------------
Total mortgage-backed securities ...........................................  $    679,552        14,134         7,830       685,856
                                                                              ============  ============  ============  ============

                                                                                                 (000's Omitted)
                                                                               Amortized     Unrealized    Unrealized    Estimated
                                                                                  Cost          Gains        Losses     Market Value
                                                                              ------------  ------------  ------------  ------------

                             December 31, 1995
- ----------------------------------------------------------------------------

Government agency mortgage-backed securities:
       Planned amortization classes ........................................  $     71,164         1,823          --          72,987
       Targeted amortization classes and accretion directed classes ........         7,833           360          --           8,193
       Pass-throughs........................................................            32             3          --              35
                                                                              ------------  ------------  ------------  ------------
             Total government agency mortgage- backed securities............        79,029         2,186          --          81,215
                                                                              ------------  ------------  ------------  ------------
Government sponsored enterprise mortgage-backed securities:
       Planned amortization classes ........................................       403,359        23,750          --         427,109
       Sequential classes ..................................................        19,546         1,405          --          20,951
       Pass-throughs........................................................         3,258            21          --           3,279
                                                                              ------------  ------------  ------------  ------------
             Total government sponsored enterprise mortgage-backed
                   securities ..............................................       426,163        25,176          --         451,339
                                                                              ------------  ------------  ------------  ------------
Other mortgage-backed securities:
       Planned amortization classes ........................................        18,574           172          --          18,746
       Sequential classes ..................................................       134,245         4,484             1       138,728
       Pass-throughs .......................................................            11          --            --              11
       Subordinated classes.................................................        13,261            44         2,408        10,897
                                                                              ------------  ------------  ------------  ------------
             Total other mortgage-backed securities ........................       166,091         4,700         2,409       168,382
                                                                              ------------  ------------  ------------  ------------
Total mortgage-backed
securities .................................................................  $    671,283        32,062         2,409       700,936
                                                                              ============  ============  ============  ============

       Certain mortgage-backed securities are subject to significant prepayment risk. This is due to the fact that in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled, as individuals refinance higher rate mortgages to take advantage of the lower current rates. As a result, holders of mortgage-backed securities may receive large prepayments on their investments which they are unable to reinvest at an interest rate comparable to the rate on the prepaying mortgages. Mortgage-backed pass-through securities and sequential classes, which comprised 21.2% and 23.4% of the carrying value of the company's mortgage-backed securities as of March 31, 1996 and December 31, 1995, respectively, are sensitive to this prepayment risk.

       A portion of the company's mortgage-backed securities portfolio consists of planned amortization class ("PAC"), targeted amortization class ("TAC") and accretion directed class ("AD") instruments. These securities are designed to amortize in a more predictable manner by shifting the primary risk of prepayment to investors in other tranches (support classes) of the mortgage-backed security. PAC, TAC and AD securities comprised 77.0% and 74.6% of the carrying value of the company's mortgage-backed securities as of March 31, 1996 and December 31, 1995.

       As of March 31, 1996, 74.9% of the company's mortgage-backed securities were issued by either government agencies or government-sponsored enterprises, compared to 75.3% as of December 31, 1995. The credit risk associated with these securities is generally less than other mortgage-backed securities. With the exception of six issues, with a carrying value of $18,082,768 as of March 31, 1996, all of the company's investments in other mortgage-backed securities are rated A or better by Standard & Poor's or Moody's.

       The amounts shown as "estimated market" are primarily based on quotations obtained from independent sources such as broker dealers who make markets in similar securities. Unless representative trades of securities actually occur at the balance sheet date, these quotes are generally estimates of market value based on an evaluation of appropriate factors such as institution-size trading in similar securities, yield, credit quality, coupon rate, maturity, type of issue and other market data. Losses are recognized in the period they occur based upon specific review of the securities portfolio and other factors.

       The consideration received on sales of debt and equity securities, carrying value and realized gains and losses on those sales were as follows:

                                                            (000's Omitted)
                                                         For the Period Ended
                                                                March 31,
                                                       -------------------------
                                                          1996            1995
                                                       ---------       ---------

Consideration received ..........................      $ 180,312          33,873
Carrying value ..................................        172,714          33,858
Change in unrealized gains (losses) on trading
  securities.....................................             29            --
                                                       ---------       ---------
       Net investment gains (losses) ............      $   7,627              15
                                                       =========       =========
Investment gains ................................      $   8,365              15
Investment losses ...............................           (767)           --
Change in unrealized gains (losses) on trading
  securities.....................................             29            --
                                                       ---------       ---------
       Net investment gains (losses) ............      $   7,627              15
                                                       =========       =========

       The above table contains no sales of securities which the company had classified as held-to-maturity.

       Net unrealized gains (losses) on debt securities held-to-maturity, debt securities available-for-sale, debt securities trading, equity securities available-for-sale and equity securities trading changed as follows:

                                                                                  (000's) Omitted
                                                                          Net Unrealized Gains (Losses)
                                              --------------------------------------------------------------------------------------
                                                   Debt               Debt                              Equity
                                                Securities         Securities          Debt            Securities        Equity
                                                   Held-         Available-for      Securities       Available-for      Securities
                                                to-Maturity          -Sale            Trading            -Sale           Trading
                                              ---------------   ---------------   ---------------   ---------------  ---------------

Balance as of January 1, 1995 ..............  $       (91,493)          (14,092)             --                 187             --
1995 Net Change ............................           91,493           110,921                (4)              114               10
                                              ---------------   ---------------   ---------------   ---------------  ---------------
Balance as of December 31, 1995 ............             --              96,829                (4)              301               10
1996 Net Change ............................             --             (68,788)               22               420                7
                                              ---------------   ---------------   ---------------   ---------------  ---------------
Balance as of March 31, 1996 ...............  $          --              28,041                18               721               17
                                              ===============   ===============   ===============   ===============  ===============

       At March 31, 1996, and December 31, 1995, investments with statutory carrying values of $2,026,957,262 and $1,956,343,973, respectively, were on deposit with various insurance departments. These amounts exceeded the minimum required deposits by $61,109,979 and $53,856,902 as of March 31, 1996, and December 31, 1995, respectively.

3. Other Assets:

       Other assets consist of the following:

                                                                                                 (000's) Omitted
                                                                              ------------------------------------------------------
                                                                                       March 31,                  December 31,
                                                                                         1996                         1995
                                                                              -------------------------    -------------------------

Property and equipment at cost:
       Home office building (including land of $352)......................                       $4,559                        3,643
       Furniture and equipment............................................                        3,645                        3,711
       Automobiles........................................................                           99                           99
                                                                              -------------------------    -------------------------
                                                                                                  8,303                        7,453
Less accumulated depreciation.............................................                        3,656                        3,650
                                                                              -------------------------    -------------------------
                                                                                                  4,647                        3,803
Other.....................................................................                        1,516                          781
                                                                              -------------------------    -------------------------
                                                                                                  6,163                        4,584
                                                                              =========================    =========================


4. Reinsurance:

       The company reinsures portions of insurance it writes. The maximum amount of risk retained by the company on any one life is $150,000.

       A summary of reinsurance data follows (000's Omitted):

                                                                                               Ceded to
         For the                                                           Gross                 Other                  Net
      Period Ended                      Descriptions                       Amount              Companies              Amount
- -----------------------   --------------------------------------    -------------------    ------------------   -------------------

     March 31, 1996       Life insurance in force...............    $           305,699               234,692                71,007
                          Insurance premiums and policy charges.    $             2,649                   192                 2,457
     March 31, 1995       Life insurance in force...............    $           324,030               252,801                71,229
                          Insurance premiums and policy charges.    $             2,188                   284                 1,904
     March 31, 1996       Future policy benefits................    $         2,296,246               143,406             2,152,840
   December 31, 1995      Future policy benefits................    $         2,259,028               145,183             2,113,845


       The company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is likely.

       The company had amounts receivable under reinsurance agreements of $144,169,337 and $146,617,611 as of March 31, 1996, and December 31, 1995,
respectively. Of the amounts, $142,507,965 and $144,965,371 were associated with a single reinsurer. In 1989, the company entered into a coinsurance agreement which ceded 90% of the risk on the company's block of single premium whole life policies written prior to 1989 to Employers Reassurance Corporation (ERC). The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. Reimbursement received from ERC for amounts paid by the company on the reinsured risks totalled $2,416,764 and $3,891,613 for periods ended March 31, 1996 and 1995, respectively.

       The following table identifies the components of the amounts receivable from ERC:

                                                           (000's) Omitted
                                                      --------------------------
                                                        March 31,   December 31,
                                                          1996          1995
                                                      ------------  ------------

Reserve for future policy benefits .................  $    141,778       143,558
Reimbursement for benefit payments
  and administrative allowance .....................           730         1,407
                                                      ------------  ------------
                                                      $    142,508       144,965
                                                      ============  ============

5. Credit Agreement:

       On December 29, 1994, the company entered into a credit agreement with The First National Bank of Chicago (First Chicago) and Boatmen's First National Bank of Kansas City (Boatmen's), as Lenders. On July 28, 1995, this agreement was amended to reduce the commitment from $25,000,000 to $15,000,000. The company has agreed to pay a commitment fee of .25% per annum on the unused portion of the commitment. Borrowings under this agreement may be used for general corporate purposes. During December, 1995, the company borrowed $7,000,000 (effective annual interest at March 31, 1996 of 6.67%) under the credit agreement and contributed the proceeds to the capital and surplus of American. Principal repayments for this borrowing are as follows: 1996 - $-0-1997 - $1,820,000 1998 - $2,240,000 1999 - $2,940,000.

       Interest on the borrowings under this agreement is determined at the option of the company to be: (i) a fluctuating rate of interest equal to the higher of the corporate base rate announced by First Chicago from time to time, and a fluctuating rate equal to the weighted average of rates on overnight Federal Funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York plus .50% per annum, or (ii) a Eurodollar rate plus a margin ranging from 1.00% to 1.25%.

       In addition to general covenants which are customary for facilities such as this, the company has agreed to maintain minimum consolidated net worth, a minimum cash flow coverage ratio, minimum risk based capital for American, minimum capital, surplus and asset valuation reserve of American and to maintain a maximum debt to equity (including indebtedness) ratio.

       Additional covenants include: (i) limitations on acquisitions; (ii) maintenance of current lines of business; (iii) limitations on additional indebtedness; (iv) limitations on investments; (v) limitations on dividends and stock repurchases; and (vi) limitations on mergers, consolidations and sales of assets, typical of such facilities.

6. Retirement Plans:

       The company sponsors an Employee Stock Ownership Plan (ESOP) for all full-time employees with one year of service. Qualifying participants may contribute an amount not to exceed 10% of covered compensation. The company made no contributions to this plan during either the three months ended March 31, 1996 or 1995.

       The company sponsors a Leveraged Employee Stock Ownership Plan (LESOP) for all full-time employees with one year of service.

       The LESOP has acquired 370,244 shares of the company's stock through the proceeds of a note payable to American. The note bears interest at 7.0% and is payable in annual installments through December 30, 2002. The note had an unpaid principal balance of $3,010,882 as of March 31, 1996, and December 31, 1995.

       Each year the company will make contributions to the LESOP which are to be used to make loan interest and principal payments. On December 31 of each year, a portion of the common stock will be allocated to participating employees. Of the 361,213 shares of the company's common stock now owned by the LESOP, 118,996 shares have been allocated to the participating employees with the remaining 242,217 shares being held by American as collateral for the loan.

       The unallocated portion of the company's common stock owned by the LESOP has been recorded as a separate reduction of stockholders' equity. Accrued contributions to the LESOP were $81,738, and $76,391, for the three months ended March 31, 1996, and 1995, respectively.

       During 1992, the company's Board of Directors approved retirement plans for its members and members of the Board of Directors of certain of its subsidiaries. The plans provide that retired Directors shall serve as Advisory Members to the Board at a fee of $750 per meeting attended and a monthly lifetime benefit in the amount of $750 be paid to each qualified Director upon retirement. In addition, the company has agreed to continue any life insurance policies being provided as of the date of retirement.

       To qualify for this benefit, a Director must reach the age of 60 and meet years of service requirements thereafter. The plan also calls for a mandatory retirement on the date the Director's term expires following age 70.

       A liability in the amount of $437,623, representing the present value of future benefits, has been established. Charges (credits) to earnings related to the plans were $1,986 and $(1,395) for the three months ended March 31, 1996 and 1995, respectively.

       Effective January 1, 1993, the company adopted an Age-Weighted Money Purchase Plan for all full-time employees with one year of service. The full cost of this plan will be paid by the company with qualifying participants receiving contributions based upon their age at plan implementation and current salary. Contributions to the Age-Weighted Money Purchase Plan for the three months ended March 31, 1996, and 1995 were $67,249 and $65,276 respectively.

7. Stockholders' Equity:

       Dividends by American to AmVestors are limited by laws applicable to insurance companies. Under Kansas law, American may pay a dividend from its surplus profits, without prior consent of the Kansas Commissioner of Insurance, if the dividend does not exceed the greater of 10% of statutory capital and surplus at the end of the preceding year or all of the statutory net gain from operations of the preceding year, provided that such dividend does not exceed its unassigned surplus (surplus profits) at the end of the preceding year. As of December 31, 1995, surplus profits of American were $16,764,059 and 10% of statutory capital and surplus was $9,828,859. American is also required to maintain, on a statutory basis, paid-in capital stock and surplus (capital in excess of par value and unassigned surplus) of $400,000 each. As of March 31, 1996, and December 31, 1995, American's statutory capital and surplus was $97,433,060 and $98,288,590, respectively. Statutory net income (loss) for 1995 was $5,984,601.

       In connection with the original establishment of the Interest Maintenance Reserve (IMR), the Commissioner of Insurance of Kansas, the company's domiciliary state, ordered that American prepare its December 31, 1992, NAIC Annual Statement Form to equitably allocate 1992 capital gains and losses, not included in the calculation of the Asset Valuation Reserve (AVR), on other than government securities, fifty (50%) percent to surplus and fifty (50%) percent to IMR, after calculation of the AVR pursuant to the instructions provided by the NAIC. This differs from prescribed statutory accounting practices.

       This represented a permitted accounting practice for regulatory purposes, the effect of which was to increase statutory surplus by $8,168,000 as of December 31, 1992 ($5,533,000 as of March 31, 1996).

       In addition, American received permission from the Commissioner of Insurance of Kansas to amortize the effects of changing to Actuarial Guideline No. 32 concerning the Commissioners Annuity Reserve Valuation Method for individual annuity contracts over a three-year period beginning in 1995 rather than to record the full amount of the change of $2,176,000. The effect of this permitted accounting practice was to increase statutory surplus by $943,150 as of December 31, 1995 ($817,067 as of March 31, 1996).

       On March 17, 1989, the Board of Directors of the company adopted the 1989 Nonqualified Stock Option Plan. These options have an exercise price equal to the closing price of the company's stock on the date of grant and none may be exercised beyond ten years from the grant date. A total of 832,084 options to acquire common stock are outstanding under the 1989 Nonqualified Plan.

       The 1989 Nonqualified Plan is administered by the Board of Directors and officers of the company and its subsidiaries. The terms of the options, including the number of shares, and the exercise price are subject to the sole discretion of the Board of Directors.

       Changes during the periods were as follows:

                                                                                           For the Period Ended
                                                                        -----------------------------------------------------------
                                                                                March 31,                       December 31,
                                                                                  1996                              1995
                                                                        -------------------------         -------------------------

Options outstanding, beginning of period.......................                          841,341                           859,837
Options granted................................................                            5,000                            87,500
Options exercised..............................................                          (14,257)                         (105,996)
                                                                        -------------------------         -------------------------
Options outstanding, end of period.............................                          832,084                           841,341
                                                                        =========================         =========================
Outstanding options exercisable at end of period...............                          825,584                           779,841
                                                                        =========================         =========================
Options reserved for future grants at end of period............                           39,747                            44,747
                                                                        =========================         =========================
Option prices per share:
       Exercised, during the period............................                            $5.31                      $4.84-$10.63
       Outstanding, end of period..............................                     $4.84-$12.66                      $4.84-$12.66


       On March 17, 1989, the Board of Directors also adopted the 1989 Stock Appreciation Rights Plan (the SAR Plan) and the 1989 Restricted Stock Plan (the Restricted Stock Plan). The SAR Plan authorized the Board of Directors to grant stock appreciation rights to employees, officers and directors in such amounts and with such exercise prices as it shall determine. No stock appreciation rights granted under the SAR Plan may be exercised more than five years from its date of grant. The SAR Plan authorized a maximum of 125,000 shares to be issued pursuant to stock appreciation rights granted thereunder.

                                                                                         For the Period Ended
                                                                    ---------------------------------------------------------------
                                                                             March 31,                         December 31,
                                                                               1996                                1995
                                                                    ---------------------------        ----------------------------

Rights outstanding, beginning of period.....................                                --                                  --
Rights granted..............................................                                --                                  --
Rights exercised............................................                                --                                  --
Rights expired..............................................                                --                                  --
Rights cancelled............................................                                --                                  --
                                                                    ---------------------------        ----------------------------
Rights outstanding, end of period...........................                             --0--                               --0--
                                                                    ===========================        ============================
Rights reserved for future grants at end of period..........                             5,000                               5,000
                                                                    ===========================        ============================

       The company recorded no compensation expense relating to stock appreciation rights for the three months ended March 31, 1996, and 1995, respectively.

       The Restricted Stock Plan authorizes the Board of Directors to make restricted stock awards to employees, officers and directors in such amounts as it shall determine. The stock issued pursuant to such awards is subject to restrictions on transferability for a period of five years. Such stock is subject to a five-year vesting schedule, and the company is required to repurchase all vested stock from a grantee if such grantee's employment with the company is terminated prior to the lapse of the transfer restrictions. The Restricted Stock Plan authorizes a maximum of 125,000 shares to be issued thereunder. No restricted stock awards have been granted pursuant to the Restricted Stock Plan.

       In conjunction with a previous bank borrowing, the company issued ten-year warrants to purchase a total of 170,002 shares of its common stock as summarized in the following table:

          Warranty                    Issue                    Number of                   Exercise                 Expiration
           Holder                     Date                      Shares                       Price                     Date
- ----------------------------   -------------------    ---------------------------    ---------------------   -----------------------

Morgan Guaranty                      12/8/88                    75,000                    $  3.9688                  12/9/98

                                     4/30/92                    95,002                       6.3855                   5/1/02
                                                      ---------------------------
                                                               170,002
                                                      ===========================

8. Other Revenue:

       Effective December 1, 1989, the company entered into a coinsurance agreement with Employers Reassurance Corporation (ERC) which reinsured 90% of the risk on the company's block of SPWL policies written prior to 1989. The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. These policies continue to be administered by American. In return, American receives an administrative allowance of $31.50 per policy per year. The total allowance received during the three months ended March 31, 1996 and 1995 was $29,187 and $31,301, respectively.


9. Income Taxes:

       The provision for income taxes charged to operations was as follows:

                                                                                            (000's Omitted)
                                                                                       For the Three Months Ended
                                                                                               March 31,
                                                                     --------------------------------------------------------------
                                                                                  1996                              1995
                                                                     ------------------------------       -------------------------

Current income tax expense (benefit).....................                        $3,172                              (518)
Deferred income tax expense (benefit)....................                           738                             2,411
                                                                     ------------------------------       -------------------------
       Total income tax expense..........................                        $3,910                             1,893
                                                                     ==============================       =========================

10. Acquisition:

       On September 8, 1995, the company signed a merger agreement pursuant to which it will acquire all of the outstanding capital stock of Financial Benefit Group, Inc., (FBG) a Delaware corporation, for $5.31 per share, payable in the company's common stock, warrants and cash.

       FBG is an insurance holding company which owns all of the shares of Financial Benefit Life Insurance Company, a Florida domiciled insurer which specializes in the sale and underwriting of annuity products and is admitted in 41 jurisdictions, which includes 39 states, the District of Columbia and the U.S. Virgin Islands. FBG also owns all of the shares of Annuity International Marketing Corporation and The Insurancemart, Inc. both of which specialize in the distribution and marketing of annuities.

       The merger received the approval of the shareholders of both FBG and the company, and became effective on April 8, 1996.

       In connection with the acquisition, the company borrowed $35,000,000 under a credit agreement with The First National Bank of Chicago, Fleet National Bank and Boatmen's First National Bank of Kansas City, the proceeds of which were used to fund the cash portion of the purchase price and refinance existing indebtedness of the company and FBG.

       The transaction will be accounted for using the purchase method with any resulting goodwill being amortized over a period not to exceed 40 years.


11. Contingencies:

       The company's insurance subsidiary is subject to state guaranty association assessments in all states in which it is admitted. Generally, these associations guarantee specified amounts payable to residents of the state under policies issued by insolvent insurers. Most state laws permit assessments or some portion thereof to be credited against future premium taxes. Charges (credits) relating to the guaranty fund assessments impacted 1995 and 1994 income before taxes by approximately $1,001,000 and $504,000, respectively. The company expects that further charges to income may be required in the future and will record such amounts when they become known.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Financial Benefit Group, Inc. And Subsidiaries:

       We have audited the accompanying consolidated balance sheets of Financial Benefit Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Financial Benefit Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

       As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for debt and equity securities effective January 1, 1994 to conform with Statement of Financial Accounting Standards No. 115.



/s/ DELOITTE & TOUCHE LLP

Miami, Florida
March 22, 1996

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEETS
                                                      DECEMBER 31, 1995 AND 1994
                                                                                                               1995         1994
                                                                                                            ----------   ----------
                                                                                                                 (in thousands,
                                                                                                               except share data)

ASSETS

INVESTMENTS (Notes 1,2,10,11):
Fixed maturities available-for-sale ......................................................................  $  485,079   $  289,787
Fixed maturities held-to-maturity ........................................................................      11,772      190,836
Real estate investments ..................................................................................       3,230
Mortgage loans on real estate ............................................................................       5,898        3,903
Equity securities ........................................................................................         792          800
                                                                                                            ----------   ----------
       Total investments .................................................................................     503,541      488,556

CASH AND CASH EQUIVALENTS ................................................................................      52,860       27,462
ACCRUED INVESTMENT INCOME ................................................................................       5,742        8,152
DEFERRED POLICY ACQUISITION COSTS (Note 1) ...............................................................      43,077       73,959
FUTURE POLICY BENEFITS RECOVERABLE FROM REINSURER (Note 4) ...............................................     107,507      123,076
OTHER ASSETS (Note 3) ....................................................................................       7,218        9,698
                                                                                                            ----------   ----------
TOTAL ....................................................................................................  $  719,945   $  730,903
                                                                                                            ==========   ==========

LIABILITIES

FUTURE POLICY BENEFITS AND CLAIMS ACCRUAL (Notes 1,4) ....................................................  $  653,612   $  682,039
OTHER LIABILITIES AND ACCRUED EXPENSES ...................................................................       9,796        5,588
LONG-TERM DEBT (Note 5) ..................................................................................      15,500       16,000
                                                                                                            ----------   ----------
       Total liabilities .................................................................................     678,908      703,627
                                                                                                            ----------   ----------
SHAREHOLDERS' EQUITY (Notes 5,6):
CLASS A COMMON STOCK, $.01 par value; authorized 25,000,000 shares; issued 6,958,192 in 1995 and 6,898,422 shares in 1994; outstanding 6,471,567 shares
  in 1995 and 6,411,797 shares in 1994 ...................................................................          70           68
CLASS B COMMON STOCK, $.01 par value; authorized 1,750,000 shares; issued 412,115 shares in
  1995 and 416,822 shares in 1994; outstanding 323,667 shares in 1995 and 328,374
  shares in 1994 .........................................................................................           4            5
ADDITIONAL PAID-IN CAPITAL ...............................................................................      22,411       22,313
RETAINED EARNINGS ........................................................................................      14,524        9,923
NET UNREALIZED APPRECIATION (DEPRECIATION) ON AVAILABLE-FOR-SALE SECURITIES NET OF DEFERRED POLICY
  ACQUISITION COSTS, $15,875 IN 1995 AND $7,630 IN 1994 AND OF TAXES, $3,396 IN 1995 AND
  ($1,786) IN 1994 .......................................................................................       5,524       (3,378)
SUBSCRIPTIONS RECEIVABLE - ESOP ..........................................................................                     (159)
COMMON STOCK IN TREASURY, at cost ........................................................................      (1,496)      (1,496)
                                                                                                            ----------   ----------
       Total shareholders' equity ........................................................................      41,037       27,276
                                                                                                            ----------   ----------
TOTAL ....................................................................................................  $  719,945   $  730,903
                                                                                                            ==========   ==========

                                          See notes to consolidated financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                             YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                                        1995            1994             1993
                                                                                    -------------   -------------   --------------
                                                                                          (in thousands, except share data)
                                                                                    ----------------------------------------------

REVENUE:
       Net investment income:
             Fixed maturities available-for-sale..................................        $42,038         $27,417               --
             Fixed maturities held-to-maturity....................................          1,034          15,709               --
             Fixed maturities.....................................................             --              --          $53,006
       Realized gains on investments (Note 2).....................................          2,706           2,668           21,827
       Commissions and marketing fees.............................................          2,887           1,423            1,062
       Other Income...............................................................          5,559           3,846            4,074
                                                                                    -------------   -------------   --------------
                         Total revenue............................................         54,224          51,063           79,969
                                                                                    -------------   -------------   --------------

BENEFITS AND EXPENSES:
       Increase in liability for future policy benefits...........................         28,114          28,067           41,468
       General and administrative expenses........................................          4,591           4,117            4,794
       Payroll and related expenses...............................................          2,847           2,860            2,447
       Amortization of deferred acquisition costs.................................         10,655          11,168           15,550
       Interest expense...........................................................          1,533           1,406            1,476
       Depreciation and amortization..............................................            200             194              262
                                                                                    -------------   -------------   --------------

                         Total benefits and expenses..............................         47,940          47,812           65,997
                                                                                    -------------   -------------   --------------

INCOME BEFORE INCOME TAX PROVISION AND EXTRAORDINARY CHARGE.......................          6,284           3,251           13,972

INCOME TAX PROVISION (Note 8).....................................................          1,683             725            4,854
                                                                                    -------------   -------------   --------------
INCOME BEFORE EXTRAORDINARY CHARGE................................................          4,601           2,526            9,118
EXTRAORDINARY CHARGE ON EXTINGUISHMENT OF DEBT, NET OF TAX OF APPROXIMATELY $200..                         (1,800)
                                                                                    -------------   -------------   --------------
NET INCOME........................................................................          4,601             726            9,118
                                                                                    =============   =============   ==============
EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT:
       Primary:
             Weighted average shares..............................................      8,622,251       8,466,144        8,203,291
             Earnings before extraordinary charge.................................         $ 0.53          $ 0.30           $ 1.11
             Extraordinary charge.................................................             --           (0.21)              --
                                                                                    -------------   -------------   --------------
             Net income...........................................................         $ 0.53          $ 0.09           $ 1.11
                                                                                    =============   =============   ==============
       Fully diluted:
             Weighted average shares..............................................            Not             Not       17,982,767
                                                                                       applicable      applicable
             Earnings before extraordinary charge
             Net income...........................................................                                          $ 0.51
                                                                                                                    ==============

See notes to consolidated financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                             YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                 (In Thousands, except per share data)
                                            Class A   Class B   Additional          Investment Subscriptions  Cost of      Total
                                             Common    Common     Paid-In  Retained    Gains    Receivable    Treasury Shareholders'
                                              Stock     Stock     Capital  Earnings  (Losses)      ESOP        Stock      Equity
                                            --------  --------   --------  --------  --------   -----------   --------   --------

BALANCE, JANUARY 1, 1993 .................  $    59   $     5    $20,276   $ 1,960   $     51   $   (835)     $ (1,496)  $ 20,020

Exercise of stock options ................        1       --          43      --         --         --            --           44
Net Changes in unrealized depreciation on
  equity securities.......................      --        --         --       --          (51)      --            --          (51)
Payment received on ESOP subscriptions....      --        --         --       --         --           345         --          345
Net Income ...............................      --        --         --      9,118       --         --            --        9,118
                                            --------  --------   --------  --------   --------   -----------   --------   --------

BALANCE, DECEMBER 31, 1993 ...............       60         5     20,319    11,078       --          (490)       (1,496)    29,476

Effect on net unrealized appreciation on
  available-for-sale securities of
  adopting Statement of Financial
  Accounting Standards No. 115............      --        --         --        --        1,687       --            --        1,687
Stock dividend of one Class A Common share
  for twenty Class A or B Common shares...        6       --       1,875    (1,881)      --          --            --         --
Exercise of stock options ................        2       --         119       --         --         --            --          121
Net changes in unrealized depreciation on
  available-for-sale securities...........      --        --         --        --       (5,065)      --            --       (5,065)
Payment received on ESOP subscriptions....      --        --         --        --         --          331          --          331
Net income ...............................      --        --         --        726       --          --            --          726
                                            --------  --------   --------  --------   --------   -----------   --------   --------

BALANCE, DECEMBER 31, 1994 ...............       68         5     22,313     9,923      (3,378)      (159)       (1,496)    27,276

Exercise of stock options ................        2        (1)        98       --         --         --            --           99
Net changes in unrealized depreciation on
  available-for-sale securities...........      --        --         --        --        8,902       --            --        8,902
Payment received on ESOP subscriptions....      --        --         --        --         --          159          --          159
Net income ...............................      --        --         --      4,601        --         --            --        4,601
                                            --------  --------   --------  --------   --------   -----------   --------   --------

BALANCE, DECEMBER 31, 1995 ...............  $     70  $      4    $22,411   $14,524    $ 5,524    $   --       $ (1,496)  $ 41,037
                                            ========  ========   ========  ========   ========   ===========   ========   ========

See notes to consolidated financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                                                   1995         1994         1993
                                                                                                ---------    ---------    ----------
                                                                                                          (in thousands)

OPERATING ACTIVITIES:
       Net income ...........................................................................   $   4,601    $     726    $   9,118
                                                                                                ---------    ---------    ---------
       Adjustments to reconcile net income to net cash provided by operating activities:
       Extraordinary charge on extinguishment of
             debt, net of tax benefit .......................................................        --          1,800         --
       Change in future policy benefits and claims accrual ..................................      28,114       28,067       41,468
       Realized investment (gains) losses, net ..............................................      (2,706)      (2,668)     (21,827)
       Depreciation and amortization ........................................................         200          194          262
       Change in deferred policy acquisition costs ..........................................       3,817         (791)       9,325
       Change in accrued investment income ..................................................       2,410         (168)       3,636
       Change in deferred taxes, net ........................................................        (356)       1,361          247
       Change in other assets and liabilities, net ..........................................         599        1,585        3,291
                                                                                                ---------    ---------    ---------
                         Total adjustments ..................................................      32,078       29,380       36,402
                                                                                                ---------    ---------    ---------
                         Net cash provided by operating activities ..........................      36,679       30,106       45,520
                                                                                                ---------    ---------    ---------

INVESTING ACTIVITIES:
       Purchases of available-for-sale securities ...........................................    (338,222)    (146,381)        --
       Purchase of held-to-maturity securities ..............................................        --        (41,672)        --
       Purchase of investments ..............................................................        --           --       (690,364)
       Purchase of common and preferred stock ...............................................      (1,004)        --           --
       Proceeds for sales of available-for-sale securities ..................................     346,670      214,339         --
       Proceeds from sales of held-to-maturity securities ...................................       7,804         --           --
       Proceeds for sales of investments ....................................................          44         --        651,380
       Proceeds from sale of real estate ....................................................       1,590         --           --
       Proceeds from maturities and redemptions of
         available-for-sale securities and held-to-maturity securities.......................       9,550       10,429         --
       Proceeds from maturity of investments ................................................        --           --         71,576
       Purchase of property and equipment ...................................................         (57)        (198)        (137)
                                                                                                ---------    ---------    ---------
                         Net cash provided by investing activities ..........................      26,375       36,517       32,455
                                                                                                ---------    ---------    ---------

FINANCING ACTIVITIES:
       Premiums received ....................................................................      62,493       76,533       57,777
       Surrenders and other benefits paid ...................................................     (99,907)    (145,386)    (104,767)
       Borrowings under long-term debt ......................................................      16,000        5,000
       Principal payments on long-term debt .................................................        (500)     (15,000)      (7,119)
       Payment to extinguish debt ...........................................................        --         (2,000)        --
       Exercise of stock options ............................................................          99          121           44
       Payment received on ESOP subscriptions ...............................................         159          331          345
                                                                                                ---------    ---------    ---------
                         Net cash used in financing activities ..............................     (37,656)     (69,401)     (48,720)
                                                                                                ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........................................      25,398       (2,778)      29,255

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.................................................      27,462       30,240          985
                                                                                                ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR ......................................................   $  52,860    $  27,462    $  30,240
                                                                                                =========    =========    =========

See notes to consolidated financial statements.

                 FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization

     Financial Benefit Group, Inc. (the "Company") is a holding corporation formed to create and sell insurance products through its wholly-owned subsidiaries. Its principal products are deferred and immediate annuities. Subsidiaries include Financial Benefit Life Insurance Company ("Financial Benefit Life"), Financial Benefit Management Corporation, Annuity International Marketing Corporation ("AIMCOR"), The Insurancemart, Inc. and Rainbow Card Pack Publications, Inc.


     Accounting Policies

     Basis of Consolidation - The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated.


     Significant Risks and Uncertainties

     Nature of Operations - The Company specializes in the sale of deferred annuity products, the earnings on which are not currently taxable to the annuity owner. Any changes in tax regulation which eliminate or significantly reduce this advantage of tax deferred income would adversely impact the operations of the Company.

     Use of Estimates in the Preparation of Financial Statements- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Certain Significant Estimates - Certain costs incurred to acquire new business are deferred and amortized in relation to the incidence of expected gross profits over the expected life of the policies. Determination of expected gross profits includes management's estimate of certain elements over the life of the policies, including investment income, interest to be credited to the contract, surrenders and resultant surrender charges, deaths and in the case of life insurance, mortality charges to be collected. These estimates of expected gross profits are used as a basis for amortizing deferred costs. These estimates are periodically reviewed by management and if actual experience indicates that the estimates should be revised the total amortization recorded to date is adjusted by a charge or credit to earnings.

     Investments - Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities ("Statement No. 115"), was adopted by the Company as of January 1, 1994. In accordance with Statement No. 115, the Company's prior- year financial statements have not been restated to reflect the change in accounting principle. Under Statement No. 115, securities are classified as either available-for-sale, held-to-maturity or trading. The Company classified approximately 60% of its fixed maturity securities portfolio as

     "available-for-sale" with the remainder classified as "held-to-maturity." Securities classified as available-for-sale are carried at fair value and unrealized gains and losses on such securities are reported as a separate component of shareholders' equity. Securities classified as held-to-maturity are carried at cost, adjusted for amortization of premium or discount.

     The effect of adopting Statement No. 115 on January 1, 1994 caused shareholders' equity to be increased by $1,687,000 (net of $4,016,000 deferred policy acquisition costs amortization and of deferred taxes of $991,000 that would have been recorded if those securities had been sold at their fair value on January 1, 1994).

     Effective November 30, 1995, the Company adopted the provisions of "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" and transferred bonds with an amortized cost of $165,826,000 classified as held-to- maturity to available-for-sale. The effect of the adoption was an increase in stockholders' equity of $1,165,000 (net of related amortization of deferred policy acquisition costs of $3,114,000 and deferred income taxes of $684,000). Net earnings for the year ended December 31, 1995 were not affected by the adoption of this implementation guide.

     Prior to the adoption of Statement No. 115, the Company carried a small portion of its fixed maturity investments (designated as held-for-sale) at lower of cost or market with the other than temporary declines in value recognized through charges to realized gain (loss) on investments. The remainder of fixed maturity investments were carried at amortized cost. Equity securities continue to be carried at fair value with the unrealized gains and losses reported as a separate component of shareholders' equity. The adoption of Statement No. 115 had no effect on net income.

     Real estate held for investment is carried at cost. Real estate held for sale was carried at the lower of cost or fair value.

     Mortgage loans are reported at principal balance less allowances for estimated uncollectible amounts, if any.

     Deferred Policy Acquisition Costs - The costs of acquiring new business (primarily commissions and policy expenses), which vary with and are directly related to the production of new business, have been deferred. For annuity contracts issued prior to 1991, such costs are being amortized using the interest method which recognizes acquisition and interest costs as expenses at a constant rate applied to net policy liabilities. For annuity contracts issued subsequent to December 1992, such costs are being amortized generally in proportion to the present value of expected gross profits using the retrospective deposit method. Management, periodically, based on actuarial studies, reviews the recoverability of these costs. As of December 31, 1995 and 1994, based on such studies, management has concluded that these costs are recoverable.

     Future Policy Benefits - Reserves for future policy benefits on annuity contracts, which are considered investment contracts as defined in SFAS No. 97, are calculated using the prospective deposit method. Under this method, the benefit reserve is established for the present value of future benefits based on various assumptions as to mortality and surrenders. Benefit reserve factors are prepared per unit in force and applied to the actual premium in force at the valuation date. Effective January 1, 1992, future

                                      F61
     policy benefits for annuity contracts represent policyholder account balances consisting of the premiums received plus credited interest, less any withdrawals.

     Property and Equipment - Property, plant and equipment is recorded at cost, and depreciation is provided on a straight-line basis over the estimated useful life. The principal estimated useful lives are: buildings and improvements, 10 to 40 years, and machinery, equipment, and fixtures, 3 to 5 years. Certain leases for computers have been capitalized and are included in office equipment and depreciated on a straight-line basis over 5 years.

     Income Taxes - The Company records its income taxes under SFAS No. 109, which it adopted in 1993, and requires taxes to be recorded based on the liability method. The adoption of SFAS No. 109 did not have a material effect on the financial statements that had previously been prepared using SFAS No. 96.

     Cash Flows - In the preparation of the statement of cash flows, highly liquid investments (U.S. Treasury Bills - $49,999,223 and $25,088,000 as of December 31, 1995 and 1994, respectively) with maturities under three months are considered to be cash equivalents. Cash of $2,861,000 and $2,374,000 as of December 31, 1995 and 1994 is invested at a rate of 5.5% and 5.8%, respectively.

     Stock Dividends - Stock dividends are recorded by applying the number of shares declared to the closing bid price on the record date.

     Earnings Per Share - Earnings per common share and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year, as adjusted for all stock dividends. Outstanding warrants and options (see Notes 5, 6 and 7) have been included in the calculation when the average market price of common stock exceeds the exercise price of the options and warrants using the modified treasury stock method. The convertible debentures were not considered common stock equivalents.

     Earnings per common share assuming full dilution was determined for 1993 on the assumption that the convertible debentures were converted on the issue date, October 28, 1992, and the option to acquire 51% of the Company was exercised. As to the debentures and the 51% option, net earnings for 1993 were adjusted by $1,147,000 for net interest less the tax effect. On April 22, 1994, the Company paid $2 million to accelerate the payment of the subordinated convertible debenture resulting in the extinguishment of the conversion rights (see Note 5). As to the options and warrants, the year-end common stock price of $4.75, $3.00 and $3.375 for 1995, 1994 and 1993, respectively, was used in the calculation. As of December 31, 1995, there were no dilutive securities other than the common stock equivalents used in computing primary earnings per share.

     New Accounting Pronouncements - The Company did not adopt SFAS No. 123, Accounting for Stock-Based Compensation, which establishes financial accounting and reporting standards for stock-based employee compensation plans, including stock options, stock purchase plans and restricted stock appreciation rights. SFAS No. 123 defines and encourages the use of the fair value method of accounting for employee stock-based compensation. The Company presently accounts for stock options in accordance with the standards established by Accounting Principles Board Opinion no. 25 ("APB No. 25"). The Company has not determined whether it will adopt the method of accounting prescribed in SFAS No. 123 or continue to use the method of accounting prescribed in APB No. 25. SFAS No. 123 is effective for transactions entered into in fiscal years that begin after December 15, 1995.

     Reclassifications - Certain reclassifications have been made to conform prior years' financial statements to the current year presentation.


2. INVESTMENTS AND INVESTMENT INCOME

     The following table summarizes investments in available-for-sale and held-to-maturity securities at the indicated dates:

                                                                                            December 31, 1995
                                                                     ---------------------------------------------------------------
                                                                       Amortized       Unrealized       Unrealized       Estimated
                                                                         Cost             Gain             Loss            Fair
                                                                                                                           Value
                                                                                             (in thousands)

Available-for-sale securities:
       Bonds:
             United States Government and
                   government agencies and authorities.............  $     138,036    $       5,208    $         203   $     143,041
             Public utilities......................................          7,925              545               --           8,470
             Investment grade corporate bonds......................        271,704           17,208              634         288,278
             High-yield corporate bonds............................         42,112            3,195               17          45,290
                                                                     -------------    -------------    -------------   -------------
       Total available-for-sale....................................  $     459,777    $      26,156    $         854   $     485,079
                                                                     =============    =============    =============   =============

Held-to-maturity securities:
       Bonds:
             United States Government and
                   government agencies and authorities.............  $       2,522    $          69    $          --   $       2,591
             Public utilities......................................
             Investment grade corporate bonds......................          1,050               21                1           1,070
             High-yield corporate bonds............................
       Preferred stock.............................................          8,200               --               77           8,123
                                                                     -------------    -------------    -------------   -------------
       Total held-to-maturity......................................  $      11,772    $          90    $          78   $      11,784
                                                                     =============    =============    =============   =============

                                                                                                December 31, 1994
                                                                            --------------------------------------------------------
                                                                             Amortized      Unrealized     Unrealized     Estimated
                                                                                Cost           Gain           Loss          Fair
                                                                                                                            Value
                                                                                                 (in thousands)

Available-for-sale securities:
       Bonds:
             United States Government and
                   government agencies and authorities....................  $     85,226   $        125   $      6,120   $    79,231
             Public utilities.............................................        39,588            260          2,762        37,086
             Investment grade corporate bonds.............................       132,763          2,888          5,370       130,281
             High-yield corporate bonds...................................        44,764            367           1942        43,189
                                                                            ------------   ------------   ------------   -----------
       Total available-for-sale...........................................  $    302,341   $      3,640   $     16,194   $   289,787
                                                                            ============   ============   ============   ===========
Held-to-maturity securities:
       Bonds:
             United States Government and
                   government agencies and authorities....................  $     58,136   $         42   $      5,775   $    52,403
             Public utilities.............................................        10,579              4            797         9,786
             Investment grade corporate bonds.............................       112,791          1,306          8,598       105,499
             High-yield corporate bonds...................................         1,997              9            144         1,862
       Preferred stock....................................................         7,333             --             --         7,333
                                                                            ------------   ------------   ------------   -----------

       Total held-to-maturity.............................................  $    190,836   $      1,361   $     15,314   $   176,883
                                                                            ============   ============   ============   ===========

     The cost and fair value by maturity date for investment securities is as follows:

                                                            1995
                                           -------------------------------------
                                              Amortized            Estimated
                                                 Cost                Fair
                                                                     Value
                                                       (in thousands)
Available-for-sale
1996....................................   $          3,458    $           3,529
1997 - 2001.............................            153,088              164,458
2002 - 2006.............................            270,779              283,673
After 2006..............................             32,452               33,419
                                           ----------------    -----------------
                                           $        459,777    $         485,079
                                           ================    =================

Held-to-maturity
1996.....................................  $          1,899    $           1,908
1997 - 2001..............................             2,773                2,372
2002 - 2006..............................             3,600                4,004
After 2006...............................             3,500                3,500
                                           ----------------    -----------------
                                           $         11,772    $          11,784
                                           ================    =================

     The Company defines high-yield securities as those corporate debt obligations rated below investment grade by independent bond rating agencies or, if unrated, those that meet objective criteria developed by the Company. Management believes that when carefully selected, high-yield securities can provide a return that adequately compensates the Company for the additional credit and liquidity risk that characterize such investments. The ultimate collection of principal and timely receipt of interest is dependent upon the issuer attaining improved operating results, selling assets or obtaining additional financing. Generally, estimates of market value are based on an evaluation of appropriate factors such as institution-size trading in similar securities, yield, credit quality, coupon rate, maturity, type of issue and other market data. The market value of high- yield securities and the secondary market for high-yield securities may be volatile because these securities are affected by fundamental factors in addition to interest rate levels. Probable losses are recognized in the period they occur based upon a specific review of the high-yield securities portfolio and other factors.

     Under the terms of certain high-yield securities, the payment of all or a portion of current interest is deferred until periods later than the period in which the interest is earned by the Company. The Company recognizes such interest income until future cash receipts are not probable.

     Real estate investments of $-0- and $3,230,000 for 1995 and 1994, respectively, consist of investments in a manufactured home community. As part of a planned divestiture strategy, the Company sold one property in October 1992, three on January 22, 1993, one on May 27, 1993 and one on June 29, 1995. In addition, the Company gave up one property in a foreclosure proceeding during 1993 which resulted in a loss of $3.8 million. In connection with the sales occurring in 1993 and 1995, the Company received five mortgage loans on these properties for $5.9 million. Interest rates on the mortgages range from 7.5% to 9.25% and the mortgages are due in varying installments over the next fifteen years.

     The following table summarizes investment income for all securities for the periods indicated:

                                                   Year Ended December 31,
                                            ------------------------------------
                                                1995        1994         1993
                                                        (In thousands)

United States Government Bonds............  $   11,678  $    11,578  $   12,512
Other Bonds...............................      28,492       29,053      37,141
Cash on deposit and short-term
  investments.............................       1,221        1,284       1,857
Common and preferred stock................         674          773         837
Real estate and mortgages.................       1,140          570         823
                                            ----------  -----------  -----------
                                                43,205       43,258      53,170

Investment expense........................        (133)        (132)       (164)
                                            ----------  -----------  -----------

Net investment income.....................  $   43,072  $    43,126  $   53,006
                                            ==========  ===========  ===========

     At December 31, 1995 and 1994, approximately $3.7 million was on deposit with state regulatory authorities for policyholder protection.

     Cost of marketable equity securities was $1.3 million and $800,000 in 1995 and 1994, respectively.

     Operating data concerning sales of securities is as follows:

                                                                                                    Year Ended December 31,
                                                                                     -----------------------------------------------
                                                                                             1995             1994            1993
                                                                                                        (in thousands)

Proceeds from sale of available-for-sale securities.................................        $346,670        $214,339            --
Proceeds from sales of held-to-maturity securities..................................           7,804            --              --
Proceeds from sales of investment securities........................................            --              --           651,380
Gross realized gains from sales of available-for-sale securities....................           5,997           2,946            --
Gross realized losses from sales of available-for-sale securities...................           3,600             454            --
Gross realized losses from sales of held-to-maturity securities.....................              39            --              --
Gross realized gains from sales of investment securities............................            --              --            26,001
Gross realized losses from sales of investment securities...........................            --              --               852


     Realized losses recognized for impairment of real estate investments were $-0-, $-0- and $3,322,000 in 1995, 1994 and 1993, respectively. There were no realized losses recognized for impairment of high-yield corporate bonds in any of the last three years.


3. OTHER ASSETS

     Other assets consist of the following:

                                                                December 31,
                                                            --------------------
                                                              1995        1994
                                                               (in thousands)

Property and equipment, at cost:
Land and improvements ..................................    $   715     $   715
Building and improvements ..............................      2,731       2,731
Furniture and equipment ................................      1,200       1,245
                                                            -------     -------
                                                              4,646       4,691
Less accumulated depreciation ..........................     (1,891)     (1,787)
                                                            -------     -------
                                                              2,755       2,904
Deferred taxes .........................................                  1,384
Due from reinsurer .....................................      2,044       1,857
Income tax recoverable .................................        353       1,375
Other assets ...........................................      2,066       2,178
                                                            -------     -------
                                                            $ 7,218     $ 9,698
                                                            =======     =======

4. REINSURANCE

     Effective June 30, 1993, Financial Benefit Life entered into a reinsurance arrangement with Philadelphia Life Insurance Company ("Philadelphia Life") under which Financial Benefit Life ceded $137.4 million of statutory annuity reserves on 6,000 policies to Philadelphia Life on a coinsurance basis. Under the arrangement, Philadelphia Life had the right to assume the policies (assumption reinsurance - full legal arrangement) through notification of Financial Benefit Life until January 1, 1995. No such notification was received and, thus, Financial Benefit Life will continue to administer the policies and will receive a fee for these services in addition to a share of future profits exceeding $3.5 million. The account value of GAAP reserves relating to this block of business totaled $154.6 million and the deferred acquisition costs ("DAC") totaled $21.5 million as of June 30, 1993. Since the majority of the policies ceded under this arrangement are considered investment products, investment accounting was applied as opposed to reinsurance accounting. In that regard, the amount of cash transferred to Philadelphia Life was accounted for as an investment asset - future policy benefits recoverable from reinsurer and the policyholder balances continue to remain as liabilities of the Company and are included in future policy benefits in the accompanying financial statements. Deferred acquisition costs were reduced by the difference between (a) the DAC on the block of business of $21.5 million and (b) the difference between the statutory reserves and the related policyholder liabilities. The 1993 net loss from the transfer was approximately $7 million and consisted of (a) the DAC write-off discussed above of approximately $4.3 million and (b) the difference between cash transferred and statutory reserves of approximately $2.7 million. The account value of this business was $114.8 million and $133.9 million as of December 31, 1995 and 1994, respectively. In addition, the DAC was $7.3 million and $10.8 million as of December 31, 1995 and 1994, respectively.


5. LONG-TERM DEBT

                                                             December 31,
                                                     ---------------------------
                                                         1995           1994

Revolving note .................................     $15,500,000     $16,000,000
                                                     ===========     ===========

The principal required to be paid for the next five years is as follows:

1996............................................            --       $ 2,000,000
1997............................................            --         3,000,000
1998............................................            --         4,000,000
1999............................................            --         6,500,000

     Interest paid on all outstanding debt was $1,532,659 in 1995, $1,406,075 in 1994 and $1,494,841 in 1993.


     Revolving Note

     On June 27, 1994, the Company entered into a revolving credit agreement with Shawmut Bank (the "Bank") of Hartford, Connecticut whereby the Bank provided $16 million of financing to the Company. The proceeds were used to retire both the Southwestern Life Corporation term loan, the Southwestern Life Insurance Company subordinated convertible debenture and provide $1.0 million towards a $2.0 million charge for early extinguishment of the convertible debt. The revolving credit agreement with the Bank is collateralized by the common stock of FBL.

     The term of the Bank credit agreement is 5.5 years with interest indexed to either the prime rate or London Interbank Offered Rate ("LIBOR") plus a specified number of basis points based on the A.M. Best Company rating of Financial Benefit Life. The agreement also provides for specific reductions in principal each year.

     In connection with the Bank credit agreement, the Company granted detachable warrants to purchase 75,000 shares of its Class A Common Stock at $3.25 per share. The warrants expire June 30, 2001.

     In addition to general covenants which are typical in such financing, the Company has agreed to certain levels of consolidated net worth, statutory capital and surplus of Financial Benefit Life, GAAP earnings and that interest expense and fixed charges meet certain coverage ratios each quarter. As of December 31, 1995, the Company failed to meet covenants regarding meeting minimum GAAP earnings and minimum statutory earnings. The Company obtained a written waiver in March 1996 from the Bank waiving such noncompliance. Should the merger discussed in note 12 be consummated the Company would again be in violation of the Agreement. At that point either the debt would be repaid or an additional waiver would be necessary.


     Senior Term Note and Loan

     On February 18, 1992, the Company executed a $5 million term note with Wabash Life Insurance Company, a subsidiary of Life Partners Group, which was paid in full on November 17, 1993. The note required interest, to be paid quarterly, at the lesser of the prime rate plus 1.5% or the maximum non-usurious rate permitted by law. Principal payments were not required until the date of maturity, February 18, 1994.

     In connection with the note, the Company granted five and ten-year detachable warrants to purchase 1,000,000 shares of its Class A Common Stock, exercisable at $1.00 and $.75 per share, respectively. The warrants became exercisable in periodic increments over the term of the note and as of the prepayment date, 500,000 (375,000 - $.75, 125,000 - $1.00) warrants were granted. All rights to the remaining 500,000 were extinguished.

     On November 16, 1993, the Company executed a $5 million term loan with Southwestern Life Corporation (formerly I.C.H. Corporation) which was paid in full on June 27, 1994. The proceeds were used to prepay the term note due Wabash Life Insurance Company. Quarterly amortizing payments of $250,000 were required until maturity. Interest accrued at the prime rate plus 2.0%. For collateral, the Company has pledged the stock of Financial Benefit Life. The proceeds for the loan payment were received as part of the Shawmut Bank refinancing.


     Subordinated Convertible Debenture

     On October 28, 1992, the Company issued a $10 million convertible subordinated debenture to Southwestern Life Insurance company ("SWL") of Dallas, Texas, a subsidiary of Southwestern Life Corporation, pursuant to a debenture Purchase Agreement dated October 27, 1992. The debenture was also paid in full on June 27, 1994, as part of the Shawmut Bank refinancing. Under the terms of the Debenture Purchase Agreement, SWL purchased a ten-year 10% debenture convertible into Class A Common Stock of the Company at a price of $2.50 per share, with annual increases in the conversion price beginning in 1993 subject to anti-dilution provisions. The debenture required quarterly interest payments with the principal balance payable October 2002. In addition, under a Stockholders' Agreement among the Company, SWL and certain of the Company's stockholders, SWL was granted an option, exercisable after conversion of the debenture, to enable it to acquire, in the aggregate, 51% of all of the Company's common stock on a fully diluted basis. The Company had reserved sufficient shares of unissued common stock for the potential conversion and/or acquisition as discussed above.

     Under the terms of a modification agreement signed on April 22, 1994, the Company was allowed, for cash consideration of $2.0 million, to accelerate payment of both the subordinated convertible debenture and also the senior term loan. The payment extinguished conversion rights to approximately 4.2 million shares of the Company's Class A Common Stock as well as eliminated an option to purchase a controlling interest of the Company. The $2.0 million payment is recorded as an extraordinary charge net of the applicable income tax benefit of $200,000 in the accompanying 1994 consolidated statement of operations.


6. SHAREHOLDERS' EQUITY

     a. Financial Benefit Life's shareholders' equity and results of operations reported on a statutory basis to state regulatory authorities and reported on a GAAP basis are as follows:

                                                             Statutory    GAAP
                                                               (In thousands)

Shareholders' equity:

December 31, 1995 ........................................    $33,476    $55,815
                                                            (Unaudited)

December 31, 1994 ........................................     30,256     43,181

Net income for period ended:

December 31, 1995 ........................................    $ 3,355    $ 3,737
                                                            (Unaudited)

December 31, 1994 ........................................      1,674      2,918

December 31, 1993 ........................................      3,502      9,313


        The principal differences between GAAP and statutory accounting are as follows: (a) acquisition costs, such as commissions and other costs in connection with acquiring new business, are charged to current operations as incurred for statutory purposes; (b) premium deposits for annuity policies are recognized as revenue for statutory purposes but are excluded under SFAS No. 97 for GAAP; (c) policy reserves are based on statutory assumptions for statutory purposes where as under SFAS No. 97, policy reserves reflect account value for GAAP; (d) deferred income taxes are not provided for differences in reporting policy reserves, and other material book-tax timing differences for statutory purposes; (e) the interest maintenance reserve and the asset valuation reserve are reported as liabilities for statutory purposes; (f) certain assets designated as "nonadmitted assets" (principally furniture and equipment) have been charged to surplus for statutory purposes; (g) for statutory purposes, reinsurance arrangements for investment and insurance products are recorded using reinsurance accounting and all balances are recorded net of such reinsurance; and (h) for statutory purposes, there is no requirement to classify investment securities as available-for-sale or held-to-maturity and, therefore, all bonds are recorded at amortized cost.

        Florida's insurance statutes and regulations restrict the flow of funds, including dividends, from Financial Benefit Life to the Company. Florida insurance regulations limit the aggregate dividends that Florida domiciled life insurance companies, including Financial Benefit Life, can pay without prior regulatory approval to the greater of its statutory net operating profits and realized net operating profits for the preceding year (provided there is available surplus from net operating profits and net capital gains) or 10% of its available and accumulated statutory surplus derived from net operating profits and net realized capital gains. After payment of a dividend, Financial Benefit Life must have 115% of required statutory surplus. Aggregate dividends exceeding these mandated limits require special permission from the Florida Insurance Department. The Company does not intend to rely on dividends in excess of those not requiring special permission. Approximately $3.4 million is available in 1996 for the payment of dividends by Financial Benefit Life without regulatory approval.

     b. The Class A and Class B Common Stock are identical, except that (a) the holders of the Class A Common Stock, voting as a class, elect one-third (or the next lower whole number) of the directors, and the holders of the Class B Common Stock, voting as a class, elect two-thirds (or the next higher whole number) of the directors, (b) voting on any amendment to change the relative rights and preferences of the Class A and Class B Common Stock are by class and the approval of the majority of each class is required, and (c) each share of Class B Common Stock is convertible at the option of the holder into 1.35 shares of Class A Common Stock. Voting on all other matters is on a one share, one vote basis, without regard to class.

     c. On December 9, 1992, the Board of Directors of the Company declared a 5% stock dividend on Class A and Class B Common Stock held as of January 19, 1993 paid through Class A shares. This dividend resulted in the issuance of 278,228 shares of Class A Common Stock on January 31, 1993. Fractional shares were paid in cash.

     d. On January 7, 1994, the Board of Directors of the Company declared a 5% stock dividend on Class A and Class B Common Stock held as of January 18, 1994 paid through Class A shares. This dividend resulted in the issuance of 296,677 shares of Class A Common Stock on January 28, 1994. Fractional shares were paid in cash.

     e. On December 8, 1994, the Board of Directors of the Company declared a 5% stock dividend on Class A and Class B Common Stock held as of January 17, 1995 paid through Class A shares. This dividend resulted in the issuance of 320,825 shares of Class A Common Stock on January 27, 1995. Fractional shares were paid in cash.

7. EMPLOYEE BENEFIT PLANS AND RETIREMENT PLANS

     In June 1988, the Company provided an employment agreement and deferred compensation plan for its Chief Executive Officer. In June 1990, this plan was terminated and replaced by a new plan which extended the term by one year and increased the benefit level.

     In March 1991, this plan was amended to provide for a lump sum payment equal to the present value of vested benefits to a Trust established for its Chief Executive Officer. The Amendment required the Company to pay monthly to the Trustees the amount necessary to fund the accrued present value of vested benefits.

     In June 1991 and March 1994, the plan was further amended to provide for one-year extensions and increased benefit levels. As of December 31, 1994, the plan was terminated by mutual consent of the parties.

     The plan provided that if the employee was terminated after May 31, 1993, the annual benefit would be determined using 75% of average annual compensation for a period of 118 months. The plan also provided for reduced compensation in the event of earlier termination of employment, disability, death or mutual agreement. Compensation expense under the plan for 1995, 1994 and 1993 was $-0-, $372,000 and $479,000, respectively.

     The Company has an Incentive Stock Option Plan for employees, an Equity Incentive Non-qualified Warrant/Option Program for agents and others, and a newly adopted Non-qualified Option Plan for agents and others.

     The Employee Incentive Stock Option Plan ("Employee Option Plan") covers 800,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock adjusted for annual stock dividends. However, at no time shall the total number of Class A and Class B common shares subject to outstanding Employee Incentive Stock Options be more than 20% of the total number of Class A and Class B common shares outstanding, after adjusting the authorized shares for annual stock dividends.

     The Equity Incentive Non-qualified Warrant/Option Program covers 750,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock (adjusted for annual stock dividends). Under this plan, officers and directors of the Company and other key persons were granted warrants and National Sales Offices, contracted to AIMCOR, were granted non-qualified options based on premium writings.

     Effective June 2, 1994, the Company adopted a new Option Plan covering 150,000 shares of Class A Common Stock (adjusted for annual stock dividends) under which non-employee directors, certain independent contractors of the Company, National Marketing Organizations ("NMO") of the Company, shareholders, officers or employees of NMOs and other key persons may be eligible to receive grants.

     Options and warrants granted under all plans are at 100% of the fair market value of the shares on the date of grant and are adjusted for stock dividends. The accompanying table discloses the changes for all plans for the year.

                                                                              Class A Shares                    Class B Shares
                                                                                Year Ended                        Year Ended
                                                                               December 31,                      December 31,
                                                                       ---------------------------       ---------------------------
                                                                           1995            1994              1995              1994

Options and warrants outstanding, beginning of year .............       1,456,601        1,570,031           445,130         445,130
Granted .........................................................          12,500             --                --              --
Increased by dividends ..........................................            --             90,558              --              --
Exercised .......................................................         (53,447)        (190,798)             --              --
Cancelled or expired ............................................          (4,823)         (13,190)             --              --
                                                                       ----------       ----------       -----------     -----------
Options and warrants outstanding at end of year .................       1,410,831        1,456,601           445,130         445,130
                                                                       ==========       ==========       ===========     ===========
Outstanding options and warrants exercisable at end of year .....       1,143,324          896,974           339,796         251,463
                                                                       ==========       ==========       ===========     ===========
Option and warrant prices per share:
       Outstanding, end of year .................................      $.59-$3.10       $.59-$3.10       $1.00-$4.50     $1.00-$4.50
                                                                       ==========       ==========       ===========     ===========

     The plans, as amended, provide that options granted shall be granted with respect to the Class A Common Stock except that in the cases of grants made to officers of the Company with more than four years of continuous service as such at the time of the grant, options may be granted with respect to the Class B Common Stock.

     During the second quarter of 1989, the Company established an Employee Stock Ownership Plan ("ESOP"). The ESOP purchased 625,000 shares of Class A Common Stock from the Company for $1,954,000. To purchase the shares, the ESOP borrowed the funds from the Company. The loan bears interest at the prime rate and requires equal quarterly principal payments over the seven-year term. The revenues of the ESOP will primarily consist of contributions by the Company of up to 25% of eligible employees' salaries. In 1995, 1994 and 1993, the Company incurred $385,000, $354,000 and
     $386,000, respectively, of expense in connection with this plan.

     During 1993, the Company's Board of Directors approved a Director's Severance Plan for the members of the Board of Directors. The Plan provides a benefit equal to 50% of the average annual attendance fees (including Board and all committees) earned in the last three years. The benefit continues for the same number of years that the member served on the Board. A liability in the amount of $200,000, representing the present value of future benefits, has been established as of December 31, 1995.

     In connection with the planned merger with AmVestors Financial Corporation ("AmVestors") (see Note 12), the Company has a contingent liability in terms of a severance plan for its employees which provides a cash benefit on termination, based on four weeks plus two additional weeks for every year of service. Management does not consider the amount to be material.


8. INCOME TAX

     The Company and its subsidiaries file a consolidated income tax return. Deferred income taxes, which are included in other assets, are the result of temporary differences between the amounts reported for financial statement purposes and amounts per the tax return. The differences principally relate to:

     1. The use of statutory formulas for computing future policy benefits on the tax return which differ from the computations for financial reporting purposes.

     2. Non-life operating loss carry forwards which are limited in their usage against life Company taxable income.

     3. Deferred acquisition costs which are substantially expensed for tax purposes and capitalized and amortized for financial statement purposes.

     4. Losses on investments are recorded for financial statement purposes when an other than temporary decline in value occurs but are not recorded for tax purposes until the investment is sold.

     5. Accrual of market discount is recorded currently in the financial statements but deferred for tax purposes until the bond is sold.

     6. Unrealized appreciation or depreciation on available-for-sale securities is recorded through stockholders' equity but is not recorded for tax purposes until the gains or losses are realized through the sale of the securities.

                                                      Year Ended
                                                     December 31,
                                          --------------------------------------
                                               1995          1994         1993
                                                       (in thousands)

Current................................   $       2,039   $   (836)   $    4,607
Deferred...............................            (356)     1,361           247
                                          -------------   ---------   ----------
                                          $       1,683   $    525    $    4,854
                                          =============   =========   ==========

     The following are the components of the deferred tax provision:

                                                      Year Ended
                                                     December 31,
                                          --------------------------------------
                                               1995          1994         1993
                                                       (in thousands)

Deferred acquisition cost..............   $     (2,766)   $   (698)   $  (8,884)
Future policy benefits.................          3,015       1,928        9,590
Other..................................           (605)        131         (459)
                                          -------------   ---------   ----------
                                          $       (356)   $   1,361   $     247
                                          =============   =========   ==========

                                                      Year Ended
                                                     December 31,
                                          --------------------------------------
                                               1995          1994         1993
                                                      (in thousands)

Expected tax at statutory rate.........   $       2,136   $     423   $   4,750
Tax benefit of temporary differences
  not previously fully tax effected....             (83)        (71)       (427)
Limitation on deductibility of capital
  and non-life losses..................            (283)        759         105
Settlement of tax examination
  contingency..........................            (245)       (623)         --
State tax and other....................             158          37         426
                                          -------------   ---------   ----------
                                          $       1,683   $     525   $   4,854
                                          =============   =========   ==========

     At December 31, the net deferred tax asset (liability) consisted of the following:

                                                            1995         1994

Deferred acquisition costs ...........................    $(21,161)    $(19,990)
Future policy benefits ...............................      21,792       20,805
Unrealized capital (gains) losses ....................      (3,396)       1,904
Other ................................................        (419)        (580)
                                                          --------     --------
Net deferred tax assets ..............................      (3,184)       2,139
Less valuation allowance .............................         376          755
                                                          --------     --------
Net ..................................................    $ (3,560)    $  1,384
                                                          ========     ========

     Financial Benefit Life has no net realized capital loss carry forwards available to offset future capital gains for financial statement purposes.

     A valuation allowance has been established to the extent future reversals of existing deductible temporary differences may not generate a tax benefit.

     Income tax paid (refunded) was $638,000 ($1,683,000) and $6,175,000 in
     1995, 1994 and 1993, respectively.


9. REGULATORY MATTERS

     Financial Benefit Life is subject to regulation by the Insurance Department of the State of Florida (the "Department") and other states in which it is admitted. Financial Benefit Life is required to meet minimum statutory capital requirements imposed by the Department in order to operate without restrictions. As of December 31, 1995 and 1994, the minimum statutory capital requirements are the greater of $1.5 million or 4% of statutory liabilities (approximately $19.8 million and $20.0 million, respectively). Financial Benefit Life's statutory capital, as reported in its Annual Statement to the Department as of December 31, 1995 and 1994, was $33.5 million (unaudited) and $30.3 million, respectively. Statutory capital does not include the asset valuation reserve or the interest maintenance reserve.

     During March and August 1992, the Department notified Financial Benefit Life that certain investments in limited partnerships of affiliates exceeded limitations established by Florida Statutes and, as a result, Financial Benefit Life did not meet minimum capital requirements. On December 21, 1992, the Department issued an Order to Show Cause alleging certain technical violations of Florida Statutes relating to the financial condition of Financial Benefit Life as of September 30, 1992, due to its investments in limited partnerships with its affiliates.

     On January 8, 1993, the Department and Financial Benefit Life agreed to a Consent Order in which the Department recognized certain actions, past and future, taken by Financial Benefit Life to meet minimum capital requirements. Past actions included the Company's issuance of a $10 million convertible subordinated debenture (see Note 5) and contribution of $7 million to Financial Benefit Life as additional surplus. Future actions included divestiture of these limited partnerships and/or dissolution and conversion to direct investments in real estate by March 31, 1993. Financial Benefit Life sold its interest in four of the partnerships as of March 31, 1993, sold another on May 27, 1993, and dissolved and converted the remaining two partnerships to direct investments in real estate. Management believes Financial Benefit Life met all the requirements of the Consent Order, which specifically recognized that in consideration of these events, Financial Benefit Life was in compliance as of November 30, 1992, with the minimum capital and surplus requirement.

     As discussed in Note 4, the Company entered into a reinsurance arrangement with Philadelphia Life. For statutory purposes, the Company has taken reserve credit of approximately $107 million and $123 million in its 1995 and 1994 Annual Statement, respectively, filed with the Department of Insurance. The Company has taken reserve credit for this arrangement since management believes that such arrangement qualifies for credit under Florida Statute 624.810 and related Florida Regulation 4-144, thereby meeting all transfer of risk requirements. The primary effects in 1995, 1994 and 1993, respectively, for statutory purposes of this arrangement was
     (a) to recognize liability gains of approximately $12 million, net of tax in 1993, and (b) to reduce policyholder liabilities by approximately $107 million, $123 million and $134 million and therefore reduce the amount of surplus that otherwise would have been required by approximately $4.3 million, $4.9 million and $5.3 million.

     Financial Benefit Life is required to disclose Risk Based Capital ("RBC") in its statutory filing with the Department. The RBC calculation serves as a benchmark for the regulation of Financial Benefit Life's solvency by state insurance regulators. RBC provides an elastic means of setting the capital standards for insurance companies to support their overall business operations in light of their size and risk profile. The RBC formulas focus on four general types of risk: (1) asset or default risk: (2)insurance or underwriting risk; (3) interest rate risk (asset/liability matching); and
     (4) business risk.

     Financial Benefit Life's total adjusted capital at December 31, 1995 of $42.4 million (surplus and asset valuation reserve) exceeded all the RBC levels. The required RBC levels were as follows: Company action level RBC of $17.1 million; Regulatory action level RBC of $12.8 million; Authorized control level RBC of $8.5 million; and Mandatory control level RBC of $5.9 million. The Company anticipates continuing to meet RBC requirements in 1996.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows:

                                                                                                      1995               1994
                                                                                              ------------------  ------------------
                                                                                              Carrying    Fair    Carrying    Fair
                                                                                               Amount     Value    Amount     Value
                                                                                                          (in thousands)

Financial assets:
Cash and short-term investments.............................................................  $ 52,860  $ 52,860  $ 27,462  $ 27,462
Available-for-sale securities ..............................................................   485,079   485,079   289,787   289,787
Held-to-maturity securities ................................................................    11,772    11,784   190,689   176,736
Equity securities ..........................................................................       792       792       800       800
Mortgage loans .............................................................................     5,898     5,898     3,903     3,903
Future policy benefits recoverable from reinsurer...........................................   107,507      --     123,076      --

Financial liabilities:
Annuity contracts ..........................................................................   649,603   587,468   677,775   606,228
Revolving note .............................................................................    15,500    15,500    16,000    16,000


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair values.

     Cash and Short-Term Investments - The carrying amount is a reasonable estimate of fair value.

     Investment and Equity Securities - Fair value equals quoted market price, if available. If a quoted market price is not available, fair values are based on quotations obtained from an independent source that provides a pricing service (see Note 2).

     Annuity Contracts - Certain of the Company's long-duration single premium deferred annuity products, not subject to significant mortality risk, are considered investment contracts. Fair value is estimated based on the cash surrender value of the contracts.

     Long-Term Debt - Rates currently available to the Company for debt with similar terms and remaining maturities, with considerations for warrants, prepayment and convertible features, are used to estimate fair value of existing debt.

     Mortgage Loans - Since all mortgage loans were made in 1993 and 1995 and were made in connection with real estate disposals, the carrying amount is a reasonable estimate of fair value.

     Future Policy Benefits Recoverable - As this instrument cannot be exchanged in a current transaction, it was deemed impractical to estimate the fair value.

11. INVESTMENTS OVER TEN PERCENT

     At December 31, 1995, direct investments in other than bonds and notes of the United States Government, or of a United States Government Agency or authority, which exceeded ten percent of total stockholders' equity consisted of the following:

                                           Amortized Cost                                                             Amortized Cost
Name                                       (in thousands)               Name                                          (in thousands)


Associates Corp.                                   $5,420               Kemper                                                $4,743
Burlington Northern                                 4,997               Marriott International                                 4,956
Cigna                                               5,000               MetLife Insurance Co.                                  4,998
Chase                                               4,997               Nabisco                                                4,996
Chase 1994-1A4                                      6,581               Norwest Corp.                                          4,962
Citicorp                                            8,974               Price/Costco Inc.                                      4,940
DLJ Mortgage Acceptance Corp.                       4,860               Prudential Ins. Co.                                    5,087
DLJ Mortgage Acceptance Corp.                       5,000               Reebok                                                 5,100
Dayton Hudson Corp.                                 4,996               Ryder Systems                                          5,967
Deere (John) Capital Corp.                          6,163               Sears Roebuck & Co.                                    4,470
FMC Corp.                                           5,477               Secured Finance Inc.                                   5,190
First Chicago                                       4,980               SASI 95-B A3                                          10,814
First Union                                         5,064               Spartan Holdings, Inc.                                 5,133
Ford Motor Credit                                   5,981               Telecommunications Inc.                                5,044
General Motors Corp.                                7,000               USX Corp.                                              4,742
Georgia Pacific Corp.                               5,000               UNUM Corp.                                             4,857
Goldman Sachs 144A                                  5,883               U.S. West Cap. Fndg.                                   5,000
ITT Destinations                                    5,991


     At December 31, 1994, direct investments in other than bonds and notes of the United States Government, or of a United States Government Agency or authority, which exceeded ten percent or total stockholders' equity consisted of the following:

                                           Amortized Cost                                                             Amortized Cost
Name                                       (in thousands)               Name                                          (in thousands)


Aetna Life & Casualty                              $3,497               General Motors Corp.                                  $7,000
American Life $2.32 Cum.Pref.                       3,000               Georgia Pacific Corp.                                  5,000
B.H.P. Co. Ltd.                                     7,965               GTE Corp.                                              2,991
Bank of Scotland                                    2,997               Home Mac Mtg. Secs. 87-3D                              3,424
Broad, Inc.                                         3,000               Illinois Power Co.                                     4,970
Capstead 1994 - H2 15A3                             3,534               John Hancock                                           5,952
Chase 1994 - 1A4                                    4,187               Long Island Lighting                                   4,984
Dayton Hudson Corp.                                 4,494               Louisiana Power and Light                             10,000
Deere (John) Capital Corp.                          5,870               Mass Mutual Life                                       4,978
Detroit Edison                                      4,996               Morgan Stanley Group                                   4,984
Dial Corp.                                          5,000               Newscorp                                               5,037
Dillard Dept. Stores                                2,992               Paramount Communications                               4,936
DLJ Cumulative Exch. Pfd.                           3,000               Province of Quebec                                     9,949
DLJ Mortgage Accep. Corp.                           3,000               Scott Paper Notes                                      2,998
DLJ Mortgage Accep. Corp.                           3,954               Secured Finance Inc.                                   3,693
Equitable Co.'s Inc.                                4,975               Spartan Holdings Inc.                                  5,207
First Chicago Corp.                                 3,991               Texas Utilities Elec. Co.                              4,991
FMC Corp.                                           4,478               Time Warner Entertainment                              3,962
GATC                                                2,996               USX Corp.                                              8,235


12. SUBSEQUENT EVENTS

     The Company announced on September 8, 1995 a proposed merger with AmVestors. On March 4, 1996, the Company and AmVestors jointly set March 5, 1996 as the record date for their respective Special Meetings of Stockholders to be held on Monday, April 8, 1996. The purpose of the Special Meetings is to seek stockholder approval of the merger of the Company with and into AmVestors.

13. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

Condensed Balance Sheets - Parent Company

                                                                                                               Year Ended
                                                                                                              December 31,
                                                                                                     -------------------------------
                                                                                                       1995       1994       1993
                                                                                                             (in thousands)

ASSETS
Cash...............................................................................................  $    143   $     93   $     19
Investment in life insurance subsidiary ...........................................................    55,815     43,181     44,636
Investments in other subsidiaries .................................................................     1,726        542        846
Property and equipment (net) ......................................................................        32         16         25
Income tax recoverable and deferred taxes .........................................................     4,024      2,722      1,732
Other assets ......................................................................................       387        502        482
                                                                                                     --------   --------   --------
Total assets.......................................................................................  $ 62,127   $ 47,056   $ 47,740
                                                                                                     ========   ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
       Revolving note..............................................................................  $ 15,500   $ 16,000   $   --
       Senior term loan ...........................................................................      --         --        5,000
       Subordinated convertible debenture .........................................................      --         --       10,000
       Accounts payable ...........................................................................       767        231        314
       Accrued interest payable ...................................................................      --         --          214
       Accounts payable to subsidiaries ...........................................................     4,823      3,549      2,736
                                                                                                     --------   --------   --------
Total liabilities .................................................................................    21,090     19,780     18,264
                                                                                                     --------   --------   --------
Shareholders' equity:
       Class A Common Stock .......................................................................        70         68         60
       Class B Common Stock .......................................................................         4          5          5
       Additional paid-in capital .................................................................    22,411     22,313     20,319
       Retained earnings ..........................................................................    14,524      9,923     11,078
       Net unrealized appreciation (depreciation) on securities ...................................     5,524     (3,378)      --
       Subscriptions receivable - ESOP ............................................................      --         (159)      (490)
                                                                                                     --------   --------   --------
                                                                                                       42,533     28,772     30,972

Less treasury stock, at cost ......................................................................    (1,496)    (1,496)    (1,496)
                                                                                                     --------   --------   --------
Total shareholders' equity ........................................................................    41,037     27,276     29,476
                                                                                                     --------   --------   --------
Total liabilities and shareholders' equity.........................................................  $ 62,127   $ 47,056   $ 47,740
                                                                                                     ========   ========   ========

Condensed Statements of Income - Parent Company

                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                        ----------------------------
                                                                                                         1995      1994       1993
                                                                                                              (in thousands)

Net interest income...................................................................................  $    20   $    20      --
Dividend income from subsidiaries ....................................................................      625     1,706   $ 1,440
Other income .........................................................................................     --        --          60
                                                                                                        -------   -------   -------
             Total income ............................................................................      645     1,726     1,500
                                                                                                        -------   -------   -------
General expenses .....................................................................................      773       638       462
Interest expense .....................................................................................    1,522     1,399     1,476
                                                                                                        -------   -------   -------
             Total expenses ..........................................................................    2,295     2,037     1,938
                                                                                                        -------   -------   -------
Income (loss) from operations before income taxes and extraordinary charge............................   (1,650)     (311)     (438)
Provision for income (taxes) benefit .................................................................    1,484     1,225     1,011
Equity in undistributed net income of subsidiaries....................................................    4,767     1,612     8,545
                                                                                                        -------   -------   -------
Income before extraordinary charge ...................................................................    4,601     2,526     9,118
Extraordinary charge on extinguishment of debt, net of tax of approximately $200,000..................     --      (1,800)     --
                                                                                                        -------   -------   -------
Net income............................................................................................  $ 4,601   $   726   $ 9,118
                                                                                                        =======   =======   =======

Condensed Statement of Cash Flows - Parent Company

                                                                                                                Year Ended
                                                                                                               December 31,
                                                                                                     -------------------------------
                                                                                                       1995       1994        1993
                                                                                                             (in thousands)

Operating Activities:
       Net Income..................................................................................  $  4,601   $    726   $  9,118
       Adjustment to reconcile net income to net cash provided by operating activities:
       Equity in undistributed net of subsidiaries ................................................    (4,767)    (1,612)    (8,545)
       Extraordinary charge on extinguishment of debt, net of the benefit .........................      --        1,800       --
       Depreciation and amortization ..............................................................        10          8         15
       Change in other assets and other liabilities, net ..........................................       623       (304)    (1,914)
       Other, net .................................................................................       500
                                                                                                     --------   --------   --------
       Net cash provided by (used in) operating activities ........................................       467        618       (826)
                                                                                                     --------   --------   --------
Financing activities:
       Borrowings under long-term debt ............................................................      --       16,000      5,000
       Principal payments under long-term debt ....................................................      (500)   (15,000)    (5,000)
       Payment to extinguish debt .................................................................      --       (2,000)      --
       Exercise of stock options ..................................................................        99        125         44
       Subscriptions receivable - ESOP ............................................................       159        331        345
                                                                                                     --------   --------   --------
             Net cash provided by (used in) financing activities ..................................      (242)      (544)       389
                                                                                                     --------   --------   --------
Cash flows from investing activities:
       Acquisition property .......................................................................       (26)      --          (15)
       Investments in subsidiaries ................................................................      (149)      --         --
                                                                                                     --------   --------   --------
             Net cash provided by (used in) investing activities ..................................      (175)      --          (15)
                                                                                                     --------   --------   --------

Net change in cash ................................................................................        50         74       (452)

Cash, beginning of year ...........................................................................        93         19        471
                                                                                                     --------   --------   --------
Cash, end of year..................................................................................  $    143   $     93   $     19
                                                                                                     ========   ========   ========

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED INTERIM BALANCE SHEETS
                                                                                                           March 31,    December 31,
                                                                                                             1996           1995
                                                                                                          -----------   ------------
                                                                                                                  (unaudited)
                                                                                                                (in thousands)

ASSETS

INVESTMENTS:
       Fixed maturities available for sale at fair value .............................................     $ 508,436      $ 485,079
       Fixed maturities held to maturity at amortized cost (market
         value $11,257 at March 31, 1996; $11,784 at December 31, 1995 ...............................        11,772         11,772
       Equity securities are market, cost $1,300 at March 31, 1996
         and $1,300 at December 31, 1995 .............................................................           792            792
       Mortgage loans on real estate, at amortized cost ..............................................         5,896          5,898
                                                                                                           ---------      ---------
             Total Investments .......................................................................       526,896        503,541

CASH AND CASH EQUIVALENTS ............................................................................        13,515         52,860
ACCRUED INVESTMENT INCOME ............................................................................         7,373          5,742
DEFERRED POLICY ACQUISITION COSTS ....................................................................        46,150         43,077
FUTURE POLICY BENEFITS RECOVERABLE FROM REINSURER ....................................................       111,166        107,507
OTHER ASSETS .........................................................................................         6,481          7,218
                                                                                                           ---------      ---------
       TOTAL ASSETS ..................................................................................     $ 711,581      $ 719,945
                                                                                                           =========      =========
LIABILITIES

FUTURE POLICY BENEFITS AND CLAIMS ACCRUAL ............................................................     $ 650,174      $ 653,612
OTHER LIABILITIES AND ACCRUED EXPENSES ...............................................................         9,313          9,796
LONG-TERM DEBT .......................................................................................        15,500         15,500
                                                                                                           ---------      ---------
       TOTAL LIABILITIES .............................................................................       674,987        678,908

SHAREHOLDERS' EQUITY
Class A Common Stock $.01 par value:
       Authorized 25,000,000 shares:Issued 7,047,155 shares in 1996 and 6,958,192
         shares in 1995; outstanding 6,560,530 in 1996 and 6,471,567 in 1995 .........................            70             70
Class B Common Stock $.01 par value:
       Authorized 1,750,000 shares:Issued 462,015 shares in 1996 and 412,115 shares
         in 1995; outstanding 373,567 shares in 1996 and 323,667 shares in 1995 ......................             5              4
Additional paid-in capital ...........................................................................        22,516         22,411
Retained earnings ....................................................................................        14,005         14,524
Net unrealized appreciation (depreciation) on available-for-sale securities net of
  deferred policy acquisition costs and taxes ........................................................         1,494          5,524
Less common stock in treasury, at cost ...............................................................        (1,496)        (1,496)
                                                                                                           ---------      ---------
             Total shareholder's equity ..............................................................        36,594         41,037
                                                                                                           ---------      ---------
             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..............................................     $ 711,581      $ 719,945
                                                                                                           =========      =========
See note to consolidated interim financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES
                                             CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                                                                                                           Three Months Ended
                                                                                                                 March 31,
                                                                                                       -----------------------------
                                                                                                           1996              1995
                                                                                                       ------------      -----------
                                                                                                                 (Unaudited)
                                                                                                            (in thousands except
                                                                                                                 share data)

REVENUE:
             Net investment income ..............................................................      $     9,578            10,894
             Realized gains on investments ......................................................              224               657
             Commissions and marketing fees .....................................................              453               579
             Other income .......................................................................            1,147             1,310
                                                                                                       -----------       -----------
                                                                                                            11,402            13,440
BENEFITS AND EXPENSES:
       Increase in future policy benefits .......................................................            6,517             6,868
       General and administrative expenses ......................................................            2,560             1,055
       Payroll and related expenses .............................................................              481               746
       Amortization of deferred acquisition costs ...............................................            2,267             2,492
       Interest expense .........................................................................              353               408
       Depreciation and amortization ............................................................               48                51
                                                                                                       -----------       -----------
                                                                                                            12,226            11,620
                                                                                                       -----------       -----------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT) ...............................................             (824)            1,820
INCOME TAX EXPENSE (BENEFIT) ....................................................................             (305)              536
                                                                                                       -----------       -----------
NET INCOME (LOSS) ...............................................................................      $      (519)            1,284
                                                                                                       ===========       ===========
EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT:
       Primary:
             Weighted Average Shares ............................................................        8,806,546         8,418,456
             Net Income (Loss) ..................................................................             (.06)              .15
                                                                                                       ===========       ===========
       Fully Diluted:
             Weighted Average Shares ............................................................              N/A               N/A
             Net Income (Loss) ..................................................................              N/A               N/A
                                                                                                       ===========       ===========

See note to consolidated interim financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES
                                        CONSOLIDATED INTERIM STATEMENTS OF SHAREHOLDER'S EQUITY
                                                   (In thousands except share data)
                                                                               Net
                                                                            Unrealized
                                                                           Appreciation
                                                                          (Depreciation)
                                Class A  Class B   Additional             On Available-    Subscriptions   Cost of        Total
                                Common   Common     Paid-in    Retained      for-Sale       Receivable-    Treasury   Shareholders'
                                 Stock    Stock     Capital    Earnings     Securities          ESOP        Stock         Equity
                                -------  -------   ----------  --------   --------------   -------------   --------   -------------

Balance, January 1, 1994......  $    60        5       20,319    11,078                0            (490)    (1,496)         29,476
Effect on net unrealized
  appreciation on available-
  for-sale-securities of
  adopting Statement of
  Financial Accounting
  Standards No. 115...........     --       --           --        --              1,687            --         --             1,687
Stock dividend of one Class A
  Common share for twenty
  Class A or B Common shares..        6     --          1,875    (1,881)            --              --         --              --
Exercise of stock options.....        2     --            119      --               --              --         --               121
Net changes in unrealized
  appreciation on available-
  for-sale securities.........     --       --           --        --             (5,065)           --         --            (5,065)
Payment received on ESOP
  subscriptions ..............     --       --           --        --               --               331       --               331
Net Income ...................     --       --           --         726             --              --         --               726
                                -------  -------   ----------  --------   --------------   -------------   --------   -------------
Balance, December 31, 1994....       68        5       22,313     9,923           (3,378)           (159)    (1,496)         27,276

Exercise of stock options.....        2       (1)          98      --               --              --         --                99
Net changes in unrealized
  depreciation on available-
  for-sale securities ........     --       --           --        --              8,902            --         --             8,902
Payment received on ESOP
  subscriptions...............     --       --           --        --               --               159       --               159
Net Income ...................     --       --           --       4,601             --              --         --             4,601
                                -------  -------   ----------  --------   --------------   -------------   --------   -------------
Balance December 31, 1995 ....       70        4       22,411    14,524            5,524            --       (1,496)         41,037
Exercise of stock options ....     --          1          105      --               --              --         --               106
Net changes in unrealized
  appreciation on available-
  for-sale securities ........     --       --           --        --             (4,030)           --         --            (4,030)
Net Loss .....................     --       --           --        (519)            --              --         --              (519)
                                -------  -------   ----------  --------   --------------   -------------   --------   -------------
Balance, March 31, 1996.......       70        5       22,516    14,005            1,494            --       (1,496)         36,594
                                =======  =======   ==========  ========   ==============   =============   ========   =============

See note to consolidated interim financial statements.

                                            FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES
                                             CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                                                                                               Three Months Ended
                                                                                                                    March 31,
                                                                                                               1996          1995
                                                                                                            ---------      ---------
                                                                                                                   (Unaudited)
                                                                                                                 (in thousands)

Cash Flow from Operating Activities
       Net Income ....................................................................................      $   (519)         1,284
       Adjustments to reconcile net income to net cash provided by operating activities
             Interest credited to policyholders ......................................................         6,517          6,868
             Realized investment gains, net ..........................................................          (224)          (657)
             Depreciation and amortization ...........................................................            48             51
             Change in deferred policy acquisition costs .............................................           116            417
             Change in accrued investment income .....................................................        (1,631)          (169)
             Change in deferred taxes, net ...........................................................          (305)           536
             Change in other assets and liabilities, net .............................................         3,280          1,510
                                                                                                            --------       --------
             Total Adjustments .......................................................................         7,801          8,556
                                                                                                            --------       --------
             Net cash provided by operating activities ...............................................         7,282          9,840
                                                                                                            --------       --------
Cash Flows from Investment Activities:
       Proceeds from sales of available-for-sale securities...........................................         7,093         68,387
       Proceeds from maturities and redemptions of available-for-sale securities and
             held-to-maturity securities.............................................................         1,050          1,559
       Purchase of available-for-sale securities .....................................................       (48,558)       (69,110)
       Purchase of property and equipment ............................................................          --              (23)
                                                                                                            --------       --------
       Net cash provided by (used in) investing activities............................................       (40,415)           813
                                                                                                            --------       --------
Cash Flows from Financing Activities:
       Premiums received .............................................................................        20,476         18,350
       Surrenders and other benefits paid ............................................................       (26,794)       (26,440)
       Exercise of Stock Options .....................................................................           106              7
       Collection of Subscriptions receivable - ESOP .................................................          --              123
                                                                                                            --------       --------
       Net cash used in financing activities .........................................................        (6,212)        (7,960)
                                                                                                            --------       --------
Net decrease in cash and cash equivalents ............................................................       (39,345)         2,693
Cash and cash equivalents at beginning of period .....................................................        52,860         27,462
                                                                                                            --------       --------
Cash and cash equivalents at end of period ...........................................................      $ 13,515         30,155
                                                                                                            ========       ========
See note to consolidated interim financial statements.

                 FINANCIAL BENEFIT GROUP, INC. AND SUBSIDIARIES
                NOTE TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Note 1 - The above statements are unaudited but include all adjustments (consisting of only normal recurring accruals) which the Company considers necessary to present fairly the financial position and the statements of income and cash flow.

                                INDEX TO EXHIBITS

EXHIBIT NO.                              DESCRIPTION
- -----------  -------------------------------------------------------------------

2.1 Agreement and Plan of Merger by and among AmVestors Financial Corporation and AmVestors Acquisition Subsidiary, Inc. and FBG dated September 8, 1995, Amendment No., 1 thereto dated October 17, 1995, Amendment No. 2 thereto dated December 28, 1995, and Amendment No. 3 thereto dated February 14, 1996 (incorporated herein by reference to Exhibit 2.1 to Registration Statement on Form S-4, File No. 333-01309 dated March 1, 1996.)*

4.1 Indenture dated July 12, 1996 between AmVestors Financial Corporation and Boatmen's Trust Company.

4.2 Form of 3% Convertible Subordinated Debentures due 2003 (included in Indenture filed as Exhibit 4.1).

4.3 Registration Rights Agreement dated July 12, 1996 between AmVestors Financial Corporation and The Robinson-Humphrey Company, Inc.

4.4 Purchase Agreement dated July 12, 1996 between AmVestors Financial Corporation and purchasers of the 3% Convertible Subordinated Debentures due 2003.

4.5 Custodial Agreement dated July 12, 1996 between Boatmen's Trust Company and The Robinson-Humphrey Company, Inc.

4.6 Warrant Agreement by and between AmVestors Financial Corporation and Boatmen's Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.3 to Registration Statement on Form S-4, File No. 333-01309 dated March 1, 1996).

4.7 Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.4 to Registration Statement on Form S-4, File No. 333-01309 dated March 1, 1996).

4.8 AmVestors Financial Corporation 1989 Non-Qualified Stock Option Plan (incorporated herein by reference to Exhibit 4.5 to Registration Statement on Form S-4, File No. 333- 01309 dated March 1, 1996).

27.1         Financial Data Schedule.

- ----------
* The Company hereby agrees to furnish supplementally a copy of any omitted schedles to this Agreement to the Securities and Exchange Commission upon its request.